FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226082-05

October 18, 2019

Free Writing Prospectus

Structural and Collateral Term Sheet

$864,235,961

(Approximate Mortgage Pool Balance)

$756,206,000

(Offered Certificates)

GS Mortgage Securities Trust 2019-GSA1

As Issuing Entity

GS Mortgage Securities Corporation II

 As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2019-GSA1

Goldman Sachs Mortgage Company

 Argentic Real Estate Finance LLC

Starwood Mortgage Capital LLC

 As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC
Lead Manager and Sole Bookrunner

Drexel Hamilton
Co-Manager

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-226082) (the “Preliminary Prospectus”) anticipated to be dated October 18, 2019. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CERTIFICATE SUMMARY

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)(3)		Approximate Initial Available Certificate Balance or Notional Amount(2)(3)		Approximate Initial Credit Support(4)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(5)	Principal Window(5)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$14,908,000		$14,549,000		30.000%	[ ]%	(6)	2.84	12/19 – 11/24
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$26,937,000		$26,289,000		30.000%	[ ]%	(6)	6.92	10/26 – 10/26
Class A-3	AAA(sf) / AAAsf / AAA(sf)	(7)		(7)		30.000%	[ ]%	(6)	(7)	(7)
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(7)		(7)		30.000%	[ ]%	(6)	(7)	(7)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$20,542,000		$20,048,000		30.000%	[ ]%	(6)	7.26	11/24 – 05/29
Class X-A	AAA(sf) / AAAsf / AAA(sf)	$679,505,000	(8)	$663,151,000	(8)	N/A	[ ]%	Variable IO(9)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$76,701,000	(8)	$74,855,000	(8)	N/A	[ ]%	Variable IO(9)	N/A	N/A
Class A-S	AAA(sf) / AAAsf / AAA(sf)	$74,540,000		$72,746,000		21.375%	[ ]%	(6)	9.92	10/29 – 10/29
Class B	AA(sf) / AA-sf / AA(sf)	$39,971,000		$39,009,000		16.750%	[ ]%	(6)	9.92	10/29 – 10/29
Class C	A-(sf) / A-sf / A-(sf)	$36,730,000		$35,846,000		12.500%	[ ]%	(6)	9.92	10/29 – 10/29

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)(3)		Approximate Initial Available Certificate Balance or Notional Amount(2)(3)		Approximate Initial Credit Support(4)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(5)	Principal Window(5)
Class D	NR / BBBsf / BBB+(sf)	$24,847,000		$24,249,000		9.625%	[ ]%	(6)	9.92	10/29 – 10/29
Class X-D	NR / BBB-sf / BBB-(sf)	$44,292,000	(8)	$43,226,000	(8)	N/A	[ ]%	Variable IO(9)	N/A	N/A
Class E(10)	NR / BBB-sf / BBB-(sf)	$19,445,000		$18,977,000		7.375%	[ ]%	(6)	9.92	10/29 – 10/29
Class F-RR(10)	NR / BB-sf / BB(sf)	$21,606,000		$21,086,000		4.875%	[ ]%	(6)	9.93	10/29 – 11/29
Class G-RR(10)	NR / B-sf / B(sf)	$8,642,000		$8,434,000		3.875%	[ ]%	(6)	10.01	11/29 – 11/29
Class H-RR(10)	NR / NR / NR	$33,489,960		$32,683,960		0.000%	[ ]%	(6)	10.01	11/29 – 11/29
Class R(11)	N/A	N/A		NAP		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA” and together with S&P and Fitch, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest (as described in footnote (3) below) following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity, and further subject to the discussion in footnotes (3) and (7) below. The notional amount of each class of the Class X-A, Class X-B and Class X-D certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “principal balance certificates” and, together with the Class X certificates, the “Certificates”), as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC Rate (defined below), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the WAC Rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(3)	On the Closing Date, Argentic Real Estate Finance LLC (“AREF”) or a majority-owned affiliate of AREF is expected to satisfy the U.S. risk retention requirements of AREF, as retaining sponsor, through the purchase and retention of (i) approximately 2.405% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R certificates) (collectively, the “VRR Interest”) and (ii) the Class F-RR, Class G-RR and Class H-RR certificates (collectively, excluding the portion of each such class comprising the VRR Interest, the “HRR Certificates”). The certificate balance or notional amount of each class of certificates is subject to change based on the final pricing of all certificates and the final determination of the VRR Interest and the HRR Certificates that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the VRR Interest and the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, are represented in the aggregate. See “Description of the Certificates” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CERTIFICATE SUMMARY (continued)

(5)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates of the mortgage loans or whole loans.

(6)	For each distribution date, the pass-through rates on each class of principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(7)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $542,578,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-3	$102,466,000 – $240,796,000	$100,000,000 – $235,000,000	9.61 – 9.71	05/29 – 08/29 / 05/29 – 09/29
Class A-4	$301,782,000 – $400,112,000	$294,519,000 – $429,519,000	9.86 – 9.89	08/29 – 10/29 / 09/29 – 10/29

(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below.

Class	Related Class X Class
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates

(9)	The pass-through rate of each of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date, as described in the Preliminary Prospectus.

(10)	The initial certificate balance of each of the Class E, Class F-RR, Class G-RR and Class H-RR certificates is subject to change based on final pricing of all certificates and the final determination of the Class F-RR, Class G-RR and Class H-RR certificates and the VRR interest that will be retained as described under “Credit Risk Retention” to satisfy the U.S. risk retention requirements of Argentic Real Estate Finance LLC, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class X-D, Class E, Class F-RR, Class G-RR, Class H-RR and Class R certificates are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$864,235,961
Number of Mortgage Loans	49
Number of Mortgaged Properties	84
Average Cut-off Date Mortgage Loan Balance	$17,637,469
Weighted Average Mortgage Interest Rate	3.82418%
Weighted Average Remaining Term to Maturity Date (months)	117
Weighted Average Remaining Amortization Term (months)	354
Weighted Average Cut-off Date LTV Ratio(3)	61.7%
Weighted Average Maturity Date LTV Ratio(4)	58.9%
Weighted Average Underwritten Debt Service Coverage Ratio(5)	2.29x
Weighted Average Debt Yield on Underwritten NOI(6)	10.3%
% of Mortgage Loans with Mezzanine Debt	0.0%
% of Mortgage Loans with Subordinate Debt(7)	2.9%
% of Mortgage Loans with Preferred Equity	0.0%
% of Mortgage Loans with Single Tenants(8)	8.4%

(1)	With respect to 11 mortgage loans, representing approximately 37.2% of the initial pool balance, with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, unit or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to one mortgage loan, representing approximately 2.9% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, pads or unit calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to five mortgage loans (10.7% of the initial pool balance) the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property or the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 62.0%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off LTV Ratio.

(4)	Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to five mortgage loans (10.7% of the initial pool balance) the respective Maturity Date LTV Ratios were calculated based upon a valuation other than an “as-is” appraised value of each related mortgaged property or the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 59.3%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date LTV Ratio.

(5)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(6)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to one mortgage loan, representing 3.5% of the initial pool balance, the respective Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF was calculated using the Cut-off Date Balance of a mortgage loan less the $2,000,000 earnout reserve taken at origination. The weighted average Debt Yield on Underwritten NOI and weighted average Debt Yield on Underwritten NCF for the mortgage pool without making this adjustment is 10.3% and 9.7%, respectively. See “Description of the Mortgage Pool—Certain Characteristics and Definitions” in the Preliminary Prospectus for descriptions of Debt Yield on Underwritten NOI.

(7)	The Grand Canal Shoppes mortgage loan has a subordinate companion loan that is generally subordinate in right of payment to the respective related mortgage loan (the ”Grand Canal Shoppes Subordinate Companion Loan”).The Grand Canal Shoppes Subordinate Companion Loan has an aggregate outstanding principal balance of $215,000,000 as of the Cut-off Date, and are currently held by an unrelated third party investor. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(8)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

6

KEY FEATURES OF THE CERTIFICATES

Lead Manager and Sole Bookrunner:	Goldman Sachs & Co. LLC

Co-Manager:	Drexel Hamilton, LLC

Depositor:	GS Mortgage Securities Corporation II

Initial Pool Balance:	$864,235,961

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:

LNR Partners, LLC (other than with respect to the CubeSmart North Bergen mortgage loan)

Midland Loan Services, a Division of PNC Bank, National Association (with respect to the CubeSmart North Bergen mortgage loan)

Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
U.S. Credit Risk Retention:

For a discussion of the manner by which Argentic Real Estate Finance LLC, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of October 21, 2019

Closing Date:	November 8, 2019
Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in November 2019 (or, in the case of any mortgage loan that has its first due date in December 2019, the date that would have been its due date in November  2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 6th day of each month or next business day, commencing in December 2019

Distribution Date:	The 4th business day after the Determination Date, commencing in December 2019

Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	November 2052
Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to each class of Class X certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

7

TRANSACTION HIGHLIGHTS

■	$756,206,000 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 49 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $864,235,961 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $17,637,469 and are secured by 84 mortgaged properties located throughout 19 states

—	LTV: 61.7% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.29x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 10.3% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 26.3% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	12.9% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	13.5% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity

—	Hard Lockboxes: 47.4% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 97.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.05x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 41 mortgage loans representing 77.9% of the Initial Pool Balance

–	Insurance: 33 mortgage loans representing 58.4% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 43 mortgage loans representing 87.7% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 22 mortgage loans representing 74.4% of the portion of the Initial Pool Balance that are secured, in whole or in part, by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 80.1% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 24.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (17.7% are anchored retail properties)

—	Multifamily: 19.1% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Mixed Use: 15.3% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Office: 15.0% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Hospitality: 13.9% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Industrial: 5.3% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■	Geographic Diversity: The 84 mortgaged properties are located throughout 19 states with three states having greater than 10.0% of the allocated Initial Pool Balance: California (22.6%), New Jersey (13.6%) and Texas (12.4%).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

8

COLLATERAL OVERVIEW

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Argentic Real Estate Finance	26	49	$501,439,211	58.0%
Goldman Sachs Mortgage Company	9	12	213,258,279	24.7
Starwood Mortgage Capital	14	23	149,538,470	17.3
Total	49	84	$864,235,961	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Unit	Loan Purpose	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
SoCal Retail Portfolio	$50,000,000	5.8%	Various	1,481,231	Refinance	2.28	x	9.9%	52.0%
One and Olney Shopping Center	50,000,000	5.8%	Retail	348,912	Refinance	2.71	x	10.1%	65.8%
1950-2000 Alameda de las Pulgas	49,850,000	5.8%	Office	153,336	Acquisition	2.33	x	9.4%	67.4%
Mediterranean Apartments	37,500,000	4.3%	Multifamily	256	Refinance	2.18	x	8.8%	49.2%
New Jersey Center of Excellence	36,480,000	4.2%	Mixed Use	785,598	Acquisition	3.24	x	13.6%	59.6%
Millennium Park Plaza	35,000,000	4.0%	Mixed Use	560,083	Refinance	2.01	x	7.5%	65.8%
19100 Ridgewood	35,000,000	4.0%	Office	618,017	Acquisition	2.42	x	9.9%	69.8%
Bushwick Avenue Portfolio	35,000,000	4.0%	Various	347,203	Refinance	1.81	x	6.8%	65.0%
Dorel Laredo	30,500,000	3.5%	Multifamily	424	Acquisition	2.12	x	8.8%	69.7%
Quebec Square at Stapleton	28,000,000	3.2%	Retail	207,611	Acquisition	2.09	x	12.0%	60.2%
Top 10 Total / Wtd. Avg.	$387,330,000	44.8%				2.34	x	9.7%	62.2%
Remaining Total / Wtd. Avg.	476,905,961	55.2				2.24	x	10.8%	61.3%
Total / Wtd. Avg.	$864,235,961	100.0%				2.29	x	10.3%	61.7%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

9

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
SoCal Retail Portfolio	$50,000,000	5.8%	6	$164,785,000	-	$214,785,000	MSC 2019-H7	Midland	Midland
New Jersey Center of Excellence	$36,480,000	4.2%	1	$54,720,000	-	$91,200,000	GSMS 2019-GC42	Midland	Midland
Millennium Park Plaza	$35,000,000	4.0%	6	$175,000,000	-	$210,000,000	CGCMT 2019-GC41	Midland	Rialto
19100 Ridgewood	$35,000,000	4.0%	3	$105,000,000	-	$140,000,000	GSMS 2019-GC42	Midland	Midland
Bushwick Avenue Portfolio	$35,000,000	4.0%	4	$95,000,000	-	$130,000,000	CF 2019-CF2	KeyBank	LNR
Hilton Portfolio	$26,000,000	3.0%	2	$42,000,000	-	$68,000,000	CF 2019-CF2	KeyBank	LNR
Washington Avenue Portfolio	$26,000,000	3.0%	1	$13,000,000	-	$39,000,000	GSMS 2019-GSA1	Midland	LNR
Grand Canal Shoppes(2)	$25,000,000	2.9%	23	$735,000,000	$215,000,000	$975,000,000	MSC 2019-H7	Midland	LNR
East Village Multifamily Portfolio(3)	$25,000,000	2.9%	3	$60,500,000	-	$85,500,000	GSMS 2019-GSA1	Midland	LNR
USAA Office Portfolio	$15,000,000	1.7%	7	$227,400,000	-	$242,400,000	CGCMT 2019-GC41	Midland	Rialto
American Metro Center(4)	$13,200,000	1.5%	1	$20,000,000	-	$33,200,000	GSMS 2019-GSA1	Midland	LNR

(1)	Each pari passu companion loan is pari passu in right of payment to its related mortgage loan. Each subordinate companion loan is subordinate in right of payment to its related mortgage loan.

(2)	The initial controlling holder for the Grand Canal Shoppes mortgage loan is the holder of the related subordinate companion loan (currently held by CPPIB Credit Investments II Inc.). Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a Grand Canal Shoppes control appraisal period, the holder of note A-1-1 will be the controlling holder for the Grand Canal Shoppes Whole Loan. Note A-1-1 was included in the MSC 2019-H7 securitization, and therefore, the controlling class representative (or equivalent party) under the MSC 2019-H7 securitization is expected to exercise the rights of the controlling holder with respect to the Grand Canal Shoppes mortgage loan.

(3)	The East Village Multifamily Portfolio mortgage loan has 3 pari passu companion loans with an aggregate outstanding principal balance of $60,500,000. Note A-1 with an outstanding principal balance as of the Cut-off Date of $25,500,000 is currently held by SPREF WH III LLC and is expected to be contributed to one or more future securitization trusts. The East Village Multifamily Portfolio whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 East Village Multifamily Portfolio companion loan held by SPREF WH III LLC, the East Village Multifamily Portfolio whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the East Village Multifamily Portfolio whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

(4)	The American Metro Center mortgage loan has 1 pari passu companion loan with an aggregate outstanding principal balance of $20,000,000. Note A-1 with an outstanding principal balance as of the Cut-off Date of $20,500,000 is currently held by SPREF WH III LLC and is expected to be contributed to one or more future securitization trusts. The American Metro Center whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 American Metro Center companion loan held by SPREF WH III LLC, the American Metro Center whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the American Metro Center whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

10

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
1950-2000 Alameda de las Pulgas	San Mateo	California	Office	$49,850,000	5.8%	CARB 2018-FL1
Mediterranean Apartments	Whittier	California	Multifamily	$37,500,000	4.3%	FREMF 2012-K22
Dorel Laredo	Laredo	Texas	Multifamily	$30,500,000	3.5%	WFCM 2015-C26
340 Evergreen Avenue	Brooklyn	New York	Multifamily	$18,025,000	2.1%	BSPRT 2019-FL5
871 Bushwick Avenue	Brooklyn	New York	Mixed Use	$10,675,000	1.2%	BSPRT 2019-FL5
889 Bushwick Avenue	Brooklyn	New York	Multifamily	$6,300,000	0.7%	BSPRT 2019-FL5
Grand Canal Shoppes	Las Vegas	Nevada	Retail	$25,000,000	2.9%	GSMS 2012-SHOP

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

11

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	24	$214,751,222	24.8%	2.29	x	59.6%	10.5%
Anchored	16	153,261,926	17.7	2.30	x	61.1%	10.5%
Unanchored	4	27,912,931	3.2	2.18	x	61.4%	11.2%
Specialty Retail	1	25,000,000	2.9	2.46	x	46.3%	9.6%
Shadow Anchored	3	8,576,365	1.0	1.99	x	66.9%	10.4%
Multifamily	10	$165,075,351	19.1%	2.06	x	60.3%	8.1%
Garden	4	106,300,000	12.3	2.19	x	58.8%	8.6%
Mid-Rise	6	58,775,351	6.8	1.83	x	62.8%	7.2%
Mixed Use	12	$132,024,204	15.3%	2.50	x	62.9%	9.6%
Office/R&D/Laboratory	1	36,480,000	4.2	3.24	x	59.6%	13.6%
Multifamily/Office/Retail	1	35,000,000	4.0	2.01	x	65.8%	7.5%
Multifamily/Retail	7	23,809,649	2.8	2.07	x	61.2%	7.0%
Retail/Office/Parking	1	21,609,555	2.5	2.95	x	64.3%	10.5%
Multifamily/Office	1	10,675,000	1.2	1.81	x	65.0%	6.8%
Medical Retail	1	4,450,000	0.5	1.92	x	64.2%	8.8%
Office	10	$129,639,988	15.0%	2.48	x	66.7%	9.9%
General Suburban	10	129,639,988	15.0	2.48	x	66.7%	9.9%
Hospitality	14	$119,713,585	13.9%	2.54	x	59.1%	15.3%
Extended Stay	5	58,545,395	6.8	3.11	x	57.4%	16.8%
Limited Service	8	39,168,190	4.5	1.97	x	61.1%	13.6%
Full Service	1	22,000,000	2.5	2.03	x	60.1%	14.1%
Industrial	6	$45,431,611	5.3%	1.98	x	63.8%	10.3%
Warehouse/Distribution	4	40,153,193	4.6	2.03	x	63.2%	10.4%
Flex	2	5,278,418	0.6	1.60	x	68.3%	9.6%
Self Storage	6	$34,200,000	4.0%	1.78	x	59.4%	9.4%
Self Storage	6	34,200,000	4.0	1.78	x	59.4%	9.4%
Leased Fee	2	$23,400,000	2.7%	1.52	x	69.0%	6.6%
Office	1	13,200,000	1.5	1.66	x	68.3%	7.0%
Retail	1	10,200,000	1.2	1.34	x	69.9%	6.0%
Total / Avg. / Wtd. Avg.	84	$864,235,961	100.0%	2.29	x	61.7%	10.3%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

12

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
California	20	$195,337,361	22.6%	$663,670,000	14.6%	$34,802,864	14.0%
New Jersey	7	117,930,000	13.6	309,960,000	6.8	20,624,503	8.3
Texas	9	107,448,108	12.4	495,529,999	10.9	32,019,613	12.9
New York	13	74,600,000	8.6	361,600,000	8.0	15,826,004	6.4
Pennsylvania	5	67,389,091	7.8	129,700,000	2.9	9,974,695	4.0
Arizona	5	43,070,574	5.0	69,240,000	1.5	4,615,268	1.9
Florida	4	36,875,451	4.3	266,000,000	5.9	19,732,727	8.0
Illinois	1	35,000,000	4.0	319,000,000	7.0	15,658,602	6.3
Nevada	3	32,923,279	3.8	1,650,820,000	36.3	73,836,305	29.8
Colorado	1	28,000,000	3.2	46,500,000	1.0	3,358,325	1.4
North Carolina	4	25,165,983	2.9	46,610,000	1.0	3,434,046	1.4
Georgia	1	22,000,000	2.5	36,600,000	0.8	3,106,934	1.3
Oklahoma	2	21,000,000	2.4	33,100,000	0.7	2,563,605	1.0
Virginia	3	12,679,412	1.5	42,360,000	0.9	3,511,085	1.4
Louisiana	1	11,720,000	1.4	16,300,000	0.4	1,210,766	0.5
Michigan	2	10,232,896	1.2	17,800,000	0.4	1,546,505	0.6
Washington	1	10,110,000	1.2	16,650,000	0.4	811,145	0.3
Montana	1	8,000,000	0.9	13,650,000	0.3	741,205	0.3
Mississippi	1	4,753,805	0.6	6,500,000	0.1	533,977	0.2
Total	84	$864,235,961	100.0%	$4,541,589,999	100.0%	$247,908,171	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

13

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,200,000 - 5,000,000	10	$41,883,527	4.8%
5,000,001 - 10,000,000	7	50,881,488	5.9
10,000,001 - 15,000,000	11	134,303,585	15.5
15,000,001 - 20,000,000	3	57,050,000	6.6
20,000,001 - 30,000,000	9	220,787,361	25.5
30,000,001 - 40,000,000	6	209,480,000	24.2
40,000,001 – 50,0000,000	3	149,850,000	17.3
Total	49	$864,235,961	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.34 - 1.60	6	$31,700,000	3.7%
1.61 – 1.80	6	66,523,805	7.7
1.81 – 2.00	10	137,980,893	16.0
2.01 – 2.50	18	430,326,263	49.8
2.51 – 3.00	6	131,725,000	15.2
3.01 – 4.00	2	40,480,000	4.7
4.01 - 4.58	1	25,500,000	3.0
Total	49	$864,235,961	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	29	$636,565,000	73.7%
Interest Only, Then Amortizing(2)	10	111,280,000	12.9
Amortizing (30 Years)	8	85,158,065	9.9
Amortizing (27.5 Years)	1	21,000,000	2.4
Amortizing (25 Years)	1	10,232,896	1.2
Total	49	$864,235,961	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	15	$349,550,569	40.4%
Springing	21	344,271,586	39.8
Soft	7	84,213,805	9.7
Soft (Residential) / Hard (Nonresidential)	2	60,000,000	6.9
None	4	26,200,000	3.0
Total	49	$864,235,961	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
44.3 - 50.0	4	$92,985,574	10.8%
50.1 - 55.0	4	77,400,000	9.0
55.1 - 60.0	5	78,212,896	9.0
60.1 - 65.0	16	286,822,361	33.2
65.1 – 70.0	15	298,618,045	34.6
70.1 - 74.3	5	30,197,085	3.5
Total	49	$864,235,961	100.0%
(1) See footnotes (1) and (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
35.0 - 40.0	1	$4,985,574	0.6%
40.1 - 45.0	2	13,832,896	1.6
45.1 - 50.0	6	145,500,000	16.8
50.1 - 55.0	7	141,462,198	16.4
55.1 - 60.0	9	107,090,293	12.4
60.1 - 65.0	15	197,615,000	22.9
65.1 – 69.9	9	253,750,000	29.4
Total	49	$864,235,961	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	36	614,254,728	71.1%
Acquisition	12	244,981,233	28.3
Recapitalization	1	5,000,000	0.6
Total	49	$864,235,961	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.340 – 3.500	5	$135,800,000	15.7%
3.501 – 3.750	16	314,838,279	36.4
3.751 – 4.000	10	156,016,144	18.1
4.001 – 4.250	11	175,904,494	20.4
4.251 – 4.500	4	62,650,000	7.2
4.501 – 4.600	3	19,027,044	2.2
Total	49	$864,235,961	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

14

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.0 - 8.0	9	$170,160,000	19.7%
8.1 - 10.0	19	338,700,000	39.2
10.1 - 12.0	12	189,802,654	22.0
12.1 - 15.0	7	129,840,411	15.0
15.1 – 20.0	1	10,232,896	1.2
20.1 -21.8	1	25,500,000	3.0
Total	49	$864,235,961	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.0 - 8.0	9	$170,160,000	19.7%
8.1 - 10.0	21	398,125,000	46.1
10.1 - 12.0	13	170,752,491	19.8
12.1 - 15.0	5	99,698,470	11.5
15.1 – 19.3	1	25,500,000	3.0
Total	49	$864,235,961	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	1	$26,000,000	3.0%
24	2	$7,700,000	0.9%
36	5	$35,080,000	4.1%
60	2	$42,500,000	4.9%

Distribution of Original Terms to Maturity Date
Original Term to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
84	1	$28,000,000	3.2%
120 – 121	48	836,235,961	96.8
Total	49	$864,235,961	100.0%

Distribution of Remaining Terms to Maturity Date
Range of Remaining Terms to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
83	1	$28,000,000	3.2%
114 - 120	48	836,235,961	96.8
Total	49	$864,235,961	100.0%

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	29	$636,565,000	73.7%
300-330	2	31,232,896	3.6
360	18	196,438,065	22.7
Total	49	$864,235,961	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	29	$636,565,000	73.7%
299-330	2	31,232,896	3.6
358-360	18	196,438,065	22.7
Total	49	$864,235,961	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	43	$691,885,961	80.1%
Yield Maintenance	5	157,850,000	18.3
Yield Maintenance or Defeasance	1	14,500,000	1.7
Total	49	$864,235,961	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	43	$757,835,961	87.7%
Real Estate Tax	41	$672,835,961	77.9%
TI/LC(2)	22	$407,075,015	74.4%
Insurance	33	$504,730,961	58.4%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

15

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

			% of Initial			Debt Yield on
		Cut-off Date	Pool	Remaining	Underwritten	Underwritten	Cut-off Date
Mortgage Loan Name	Property Type	Balance	Balance	Loan Term	NCF DSCR	NOI	LTV Ratio
Quebec Square at Stapleton	Retail	$28,000,000	3.2%	83	2.09x	12.0%	60.2%

(1)	With respect to the mortgage loans listed in the table above, the balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

16

STRUCTURAL OVERVIEW

Distributions	On each Distribution Date, funds available for distribution to the certificates (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

1.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2.	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(i) to the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-AB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-2 in clause (iii) above, then (v) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-4 in clause (v) above.

However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those principal balance certificates, funds available for distributions of principal to the principal balance certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-AB scheduled principal balance).

3.	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

17

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)	7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

9.	After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution to the principal balance certificates will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F-RR, Class G-RR and Class H-RR certificates, sequentially, in that order in a manner analogous to the Class E certificates, until the certificate balance of each such class is reduced to zero.

Realized Losses	The certificate balances of the principal balance certificates will be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to each class of principal balance certificates on such Distribution Date. On each Distribution Date, any such loss realized on the mortgage loans will be applied to the principal balance certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H-RR certificates, then to the Class G-RR certificates; then, to the Class F-RR certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C, Class D and Class E certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the Class X certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class F-RR, Class G-RR, Class H-RR or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges allocated to the certificates will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans	The SoCal Retail Portfolio, New Jersey Center of Excellence, 19100 Ridgewood, Millennium Park Plaza, Bushwick Avenue Portfolio, Hilton Portfolio, Grand Canal Shoppes and USAA Office Portfolio mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

The East Village Multifamily Portfolio and American Metro Center mortgage loans are referred to in this Term Sheet as “servicing shift loans”. The East Village Multifamily Portfolio and American Metro Center mortgage loans will each become a “non-serviced loan” upon the securitization of the East Village Multifamily Portfolio controlling companion loan and American Metro Center controlling companion loan, respectively.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan. Each servicing shift loan will be a serviced mortgage loan until their respect servicing shift securitization date.

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan that would otherwise be allocable to the certificates will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates then outstanding (i.e., first, to the Class H-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an appraisal is ordered with respect to a property that would result in an appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class F-RR certificates have been reduced to zero and the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans and each REO property remaining in the issuing entity.

Directing Holder /

Controlling Class

Representative	The “Directing Holder” will be

(a) with respect to any serviced mortgage loan (other than the East Village Multifamily Portfolio and American Metro Center mortgage loans) and any related serviced companion loan, the Controlling Class Representative;

(b) with respect to the East Village Multifamily Portfolio whole loan, (i) until the securitization of the East Village Multifamily Portfolio controlling companion loan, the holder of the East Village Multifamily Portfolio controlling companion loan, and (ii) upon the securitization of the East Village Multifamily Portfolio controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization;

(c) with respect to the American Metro Center whole loan, (i) until the securitization of the American Metro Center controlling companion loan, the holder of the American Metro Center controlling companion loan, and (ii) upon the securitization of the American Metro Center controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate principal balance). The controlling class is the most subordinate class of the Class F-RR, Class G-RR and Class H-RR certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class F-RR is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Argentic Securities Holdings Cayman Limited will purchase the Class F-RR, Class G-RR and Class H-RR certificates, and, on the Closing Date, is expected to appoint its affiliate, Argentic Securities Income USA LLC (or another affiliate), to be the initial Controlling Class Representative.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights	The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

A “Control Termination Event” will occur with respect to any serviced mortgage loan (other than the East Village Multifamily Portfolio mortgage loan and the American Metro Center mortgage loan), and any related serviced companion loan, when the Class F-RR certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.

No Control Termination Event may occur with respect to the controlling holder related to the East Village Multifamily Portfolio whole loan or the American Metro Center whole loan and the term Control Termination Event will not be applicable to the controlling holder related to the East Village Multifamily Portfolio whole loan or the American Metro Center whole loan.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan (other than the East Village Multifamily Portfolio mortgage loan and the American Metro Center mortgage loan) and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan (other than the East Village Multifamily Portfolio mortgage loan and the American Metro Center mortgage loan) and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

A “Consultation Termination Event” will occur with respect to any serviced mortgage loan (other than the East Village Multifamily Portfolio mortgage loan and the American Metro Center mortgage loan), and any related serviced companion loan, when the Class F-RR certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates.

No Consultation Termination Event may occur with respect to the controlling holder related to the East Village Multifamily Portfolio whole loan or the American Metro Center whole loan and the term Consultation Termination Event will not be applicable to the controlling holder related to the East Village Multifamily Portfolio whole loan or the American Metro Center whole loan.

Notwithstanding the foregoing, with respect to the non-serviced whole loans, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and, so long as a Consultation Termination Event does not exist, the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Risk Retention

Consultation Party	Argentic Securities Holdings Cayman Limited (a “majority-owned affiliate” of AREF), as holder of the VRR Interest, will have the right to appoint the risk retention consultation party. Except with respect to an excluded loan as to such party, the risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions. For the avoidance of doubt, there is no initial risk retention consultation party.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2019-GSA1 pooling and servicing agreement (referred to as the “GSMS 2019-GSA1 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2019-GSA1 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

SoCal Retail Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$40,000,000	MSC 2019-H7
	A-2	No	40,000,000	MSC 2019-H6
	A-3	No	40,000,000	WFCM 2019-C52
	A-4	No	35,000,000	GSMS 2019-GSA1
	A-5	No	20,000,000	MSC 2019-H7
	A-6	No	15,000,000	GSMS 2019-GSA1
	A-7	No	15,000,000	MSC 2019-H6
	A-8	No	9,785,000	MSC 2019-H6
Total			$214,785,000

New Jersey Center of Excellence	Note	Control	Original Balance	Note Holder
	A-1	Yes	$54,720,000	GSMS 2019-GC42
	A-2	No	36,480,000	GSMS 2019-GSA1
Total			$91,200,000

Millennium Park Plaza	Note	Control	Original Balance	Note Holder
	A-1	Yes	$70,000,000	CGCMT 2019-GC41
	A-2	No	30,000,000	GSMS 2019-GC42
	A-3	No	40,000,000	GS Bank(1)
	A-4	No	35,000,000	GSMS 2019-GSA1
	A-5	No	20,000,000	GS Bank(1)
	A-6	No	10,000,000	GS Bank(1)
	A-7	No	5,000,000	GS Bank(1)
Total			$210,000,000

(1)	Held by Goldman Sachs Bank USA (“GS Bank”) and anticipated to be contributed to one or more future securitization trusts.

19100 Ridgewood	Note	Control	Original Balance	Note Holder
	A-1	Yes	$55,000,000	GSMS 2019-GC42
	A-2	No	30,000,000	GS Bank(1)
	A-3	No	35,000,000	GSMS 2019-GSA1
	A-4	No	20,000,000	GS Bank(1)
Total			$140,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

Bushwick Avenue Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$36,000,000	CF 2019-CF2
	A-2	No	35,000,000	GSMS 2019-GSA1
	A-3	No	20,000,000	Starwood Mortgage Funding II LLC(1)
	A-4	No	20,000,000	Starwood Mortgage Funding II LLC(1)
	A-5	No	19,000,000	Starwood Mortgage Funding II LLC(1)
Total			$130,000,000

(1)	Held by Starwood Mortgage Funding II LLC and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

Hilton Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$30,000,000	CF 2019-CF2
	A-2	No	26,000,000	GSMS 2019-GSA1
	A-3	No	12,000,000	Starwood Mortgage Funding II LLC(1)
Total			$68,000,000

(1)	Held by Starwood Mortgage Funding II LLC and anticipated to be contributed to one or more future securitization trusts.

Washington Avenue Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$26,000,000	GSMS 2019-GSA1
	A-2	No	13,000,000	SPREF WF III LLC (1)
Total			$39,000,000

(1)	Held by SPREF WH III LLC and anticipated to be contributed to one or more future securitization trusts.

East Village Multifamily Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$25,500,000	SPREF WF III LLC(1)(2)
	A-2	No	20,000,000	SPREF III LLC(1)(2)
	A-3	No	15,000,000	SPREF WF III LLC(1)(2)
	A-4	No	10,000,000	GSMS 2019-GSA1
	A-5	No	10,000,000	GSMS 2019-GSA1
	A-6	No	5,000,000	GSMS 2019-GSA1
Total			$85,500,000

(1)	Held by SPREF WH III LLC and anticipated to be contributed to one or more future securitization trusts.

(2)	The East Village Multifamily Portfolio whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 East Village Multifamily Portfolio companion loan held by SPREF WH III LLC, the East Village Multifamily Portfolio whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the East Village Multifamily Portfolio whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

Grand Canal Shoppes	Note	Control	Original Balance	Note Holder
	A-1-1	No	$60,000,000	MSC 2019-H7
	A-1-2	No	50,000,000	BANK 2019-BNK19
	A-1-3	No	40,000,000	MSBNA(1)
	A-1-4	No	40,000,000	BANK 2019-BNK21
	A-1-5	No	13,846,154	MSBNA(1)
	A-1-6	No	10,000,000	MSC 2019-H7
	A-1-7	No	10,000,000	BANK 2019-BNK20
	A-1-8	No	10,000,000	BANK 2019-BNK20
	A-2-1	No	50,000,000	BANK 2019-BNK19
	A-2-2-1	No	20,000,000	BANK 2019-BNK20
	A-2-2-2	No	30,000,000	CSAIL 2019-C17
	A-2-3	No	40,000,000	UBS 2019-C17
	A-2-4	No	25,000,000	UBS AG(2)
	A-2-5	No	10,384,615	UBS 2019-C17
	A-3-1	No	50,000,000	Benchmark 2019-B12
	A-3-2	No	50,000,000	Benchmark 2019-B13
	A-3-3	No	40,000,000	JPMCB(3)
	A-3-4	No	25,000,000	CF 2019-CF2
	A-3-5	No	10,384,615	JPMCB(3)
	A-4-1	No	60,000,000	CGCMT 2019-GC41
	A-4-2	No	60,000,000	GS Bank(4)
	A-4-3	No	20,000,000	GSMS 2019-GC42
	A-4-4	No	25,000,000	GSMS 2019-GSA1
	A-4-5	No	10,384,615	GS Bank(4)
	B	Yes	215,000,000	CPPIB Credit Investments II Inc.
Total			$975,000,000

(1)	Held by Morgan Stanley Bank, National Association (“MSBNA”) and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by UBS AG and anticipated to be contributed to one or more future securitization trusts.

(3)	Held by JPMorgan Chase Bank, National Association (“JPMCB”) and anticipated to be contributed to one or more future securitization trusts.

(4)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Whole Loans (continued)

USAA Office Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$62,400,000	CGCMT 2019-GC41
	A-2	No	45,000,000	GSMS 2019-GC42
	A-3	No	30,000,000	GS Bank(1)
	A-4	No	45,000,000	GS Bank(1)
	A-5	No	15,000,000	GSMS 2019-GSA1
	A-6	No	30,000,000	GS Bank(1)
	A-7	No	10,000,000	GS Bank(1)
	A-8	No	5,000,000	GS Bank(1)
Total			$242,400,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

American Metro Center	Note	Control	Original Balance	Note Holder
	A-1	Yes	$20,000,000	SPREF WH III LLC(1)(2)
	A-2	No	13,200,000	GSMS 2019-GSA1
Total			$33,200,000

(1)	Held by SPREF WH III LLC and anticipated to be contributed to one or more future securitization trusts.

(2)	The American Metro Center whole loan will initially be master serviced and, if necessary, specially serviced, by the master servicer and special servicer for this securitization. Upon the securitization of the note A-1 American Metro Center companion loan held by SPREF WH III LLC, the American Metro Center whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer, under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the American Metro Center whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the GSMS 2019-GSA1 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the applicable special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a Quorum, or (b) more than 50% of the voting rights of each class of Non-Reduced Interests vote affirmatively to so replace the special servicer. A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer as described above or the asset representations reviewer as described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates).

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all certificates (other than the Class X and Class R certificates) on an aggregate basis, and (ii) consist of at least 3 certificateholders or certificate owners that are not affiliated with each other).

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction. As of the Closing Date, LNR Partners, LLC is expected to be a borrower party with respect to the CubeSmart North Bergen mortgage loan. Midland Loan Services, a Division of PNC Bank, National Association, has been appointed to act as the replacement special servicer with respect to the CubeSmart North Bergen mortgage loan.

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced whole loans, certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the special servicers. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicers (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicers will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicers prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicers or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicers (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

26

STRUCTURAL OVERVIEW (continued)

Servicing Compensation

(continued)	Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of any class of the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) a control termination event has occurred and is continuing.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

27

STRUCTURAL OVERVIEW (continued)

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:
—all special notices delivered.
—summaries of final asset status reports.
—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.
—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

28

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than four months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by a portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Interests”: Each class of certificates (other than Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

29

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 14 months past the Cut-off Date (or with respect to (i) the Westpark Industrial mortgage loan, contractual rent steps within 23 months past the Cut-off Date and (ii) the North Loop Commons mortgage loan, contractual rent steps within 31 months past the Cut-off Date), in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SOCAL RETAIL PORTFOLIO

FOOD 4 LESS
10¢ OFF

Food 4 Less – Target Center

Smart&Final

THE HOME DEPOT

BED BATH

The Springs

Summerwood

Hawthorne Plaza

El Super Center

CVS/pharmacy

Baldwin Park Promenade

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32

SOCAL RETAIL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

33

SOCAL RETAIL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	14	Loan Seller	AREF
Location (City/State)	Various/California	Cut-off Date Principal Balance(3)	$50,000,000
Property Type(1)	Various	Cut-off Date Principal Balance per SF(2)	$145.00
Size (SF)(1)	1,481,231	Percentage of Initial Pool Balance	5.8%
Total Occupancy as of 3/1/2019	99.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2019	99.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.0590%
Appraised Value(2)	$413,250,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$27,692,309
Underwritten Expenses	$6,462,745	Escrows(4)
Underwritten Net Operating Income (NOI)	$21,229,564	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$20,192,703	Taxes	$680,770	$226,923
Cut-off Date LTV Ratio(2)	52.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	52.0%	Replacement Reserves	$0	$24,687
DSCR Based on Underwritten NOI / NCF(2)	2.40x / 2.28x	TI/LC	$3,000,000	$123,436
Debt Yield Based on Underwritten NOI / NCF(2)	9.9% / 9.4%	Other	$729,724	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(2)	$214,785,000	100.0%	Loan Payoff	$193,896,558	90.3%
Return of Equity	15,151,443	7.1
Reserves	4,410,494	2.1
Origination Costs	1,326,506	0.6
Total Sources	$214,785,000	100.0%	Total Uses	$214,785,000	100.0%

(1)	The SoCal Retail Portfolio Properties consist of 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF, of which 5,000 SF is retail.

(2)	The SoCal Retail Portfolio Loan is part of the SoCal Retail Portfolio Whole Loan, which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $214,785,000. The Appraised Value, Cut-off Date Principal Balance per SF, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, and Debt Yield Based on Underwritten NOI / NCF, numbers presented above are based on the aggregate principal balance of the promissory notes comprising the SoCal Retail Portfolio Whole Loan.

(3)	The Cut-off Date Principal Balance of $50,000,000 represents the non-controlling notes A-4 and A-6 of the SoCal Retail Portfolio Whole Loan. See “— The Mortgage Loan” below.

(4)	See “—Escrows”” below.

■	The Mortgage Loan. The mortgage loan (the “SoCal Retail Portfolio Loan”) is part of a whole loan (the “SoCal Retail Portfolio Whole Loan”) consisting of eight pari passu notes with an outstanding aggregate principal balance of $214,785,000 and is secured by a first mortgage encumbering the fee simple interests in a portfolio of 13 retail buildings and one office building located throughout Southern California (the “SoCal Retail Portfolio Properties”). The SoCal Retail Portfolio Loan is evidenced by the non-controlling notes A-4 and A-6, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.8% of the Initial Pool Balance. The related companion loans (the “SoCal Retail Portfolio Companion Loans”), evidenced by the controlling note A-1 and non-controlling notes A-2, A-3, A-5, A-7 and A-8, have an aggregate outstanding principal balance as of the Cut-off Date of $164,785,000 and have been contributed to various securitization transactions. The SoCal Retail Portfolio Whole Loan was originated by AREF on April 25, 2019. The SoCal Retail Portfolio Whole Loan has an interest rate of 4.0590% per annum. The borrower utilized the proceeds of the SoCal Retail Portfolio Whole Loan to pay off an existing mortgage, pay origination costs, fund reserves, and return equity to the borrower.

The SoCal Retail Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 114 months as of the Cut-off Date. The SoCal Retail Portfolio Whole Loan requires interest only payments for the entire term of the SoCal Retail Portfolio Whole Loan. The scheduled maturity date is the due date in May 2029. The SoCal Retail Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part) on or after the due date in December 2021. Any voluntary prepayments prior to the due date in January 2029 require a yield maintenance premium, which may be no less than 1.0% of the amount prepaid.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SOCAL RETAIL PORTFOLIO

The table below summarizes the promissory notes that comprise the SoCal Retail Portfolio Whole Loan. The relationship between the holders of the SoCal Retail Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A 1	$40,000,000	$40,000,000	MSC 2019–H7(1)	Yes
Note A-2	40,000,000	40,000,000	MSC 2019–H6	No
Note A-3	40,000,000	40,000,000	WFCM 2019-C52	No
Note A-4	35,000,000	35,000,000	GSMS 2019-GSA1	No
Note A-5	20,000,000	20,000,000	MSC 2019–H7(1)	No
Note A-6	15,000,000	15,000,000	GSMS 2019-GSA1	No
Note A-7	15,000,000	15,000,000	MSC 2019–H6	No
Note A-8	9,785,000	9,785,000	MSC 2019–H6	No
Total	$214,785,000	$214,785,000

(1)	The SoCal Retail Portfolio Whole Loan is serviced under the MSC 2019-H7 pooling and servicing agreement.

■	The Mortgaged Properties. The SoCal Retail Portfolio Properties include 13 retail properties comprising 1,448,731 SF and one office property comprising 32,500 SF located in 13 cities throughout Southern California. The SoCal Retail Portfolio Properties range in size from 10,324 SF to 397,718 SF and were built between 1958 and 2014. As of March 1, 2019, the SoCal Retail Portfolio Properties were occupied by 138 tenants and had a portfolio occupancy of 99.0% with six vacant spaces totaling 14,190 SF. No tenant comprises more than 10.1% of the portfolio’s total net rentable area or 5.7% of the underwritten base income. In addition, no more than 14.9% of net rentable area and 14.8% of the underwritten base income expire during any one year of the SoCal Retail Portfolio Whole Loan term. Ten of the 14 properties were 100.0% occupied as of March 1, 2019. Current tenants have a weighted average remaining lease term of approximately 6.2 years. Approximately 43 tenants (or 50.6% of NRA) have been at the respective properties for over 10 years. Furthermore, investment grade tenants lease 43.9% of the net rentable square footage and contribute to approximately 35.7% of the underwritten base rent.

The following table presents certain information relating to the SoCal Retail Portfolio Properties:

Property Name	Property Type	Total NRA	Allocated Loan Amount	% of Allocated Loan Amount	Total NRA	As-Is Appraised Value	UW NCF
The Springs	Retail	397,718	$45,650,000	21.3%	397,718	$87,000,000	$3,830,786
Summerwood	Retail	178,770	31,687,000	14.8	178,770	58,000,000	2,931,334
Food 4 Less – Target Center	Retail	196,436	21,690,000	10.1	196,436	45,000,000	1,985,727
El Super Center	Retail	117,230	21,219,000	9.9	117,230	40,000,000	2,058,807
Island Plaza	Retail	77,772	16,220,000	7.6	77,772	30,500,000	1,572,064
Baldwin Park Promenade	Retail	49,906	11,505,000	5.4	49,906	23,700,000	1,203,691
Lynwood Plaza	Retail	75,245	11,411,000	5.3	75,245	23,500,000	1,150,049
El Cajon (CVS)	Retail	29,986	9,902,000	4.6	29,986	15,500,000	974,290
Loma Vista	Retail	97,547	8,771,000	4.1	97,547	17,000,000	921,060
MLK Medical	Office	32,500	8,441,000	3.9	32,500	15,200,000	823,913
Hawthorne Plaza	Retail	70,750	8,111,000	3.8	70,750	17,500,000	728,567
Five Points Plaza	Retail	89,537	7,922,000	3.7	89,537	17,100,000	865,842
Towne Center Square	Retail	57,510	7,261,000	3.4	57,510	14,600,000	682,915
Camarillo	Retail	10,324	4,995,000	2.3	10,324	8,650,000	463,657
Total		1,481,231	$214,785,000	100.0%	1,481,231	$413,250,000	$20,192,703

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

35

SOCAL RETAIL PORTFOLIO

The following table presents certain information relating to the SoCal Retail Portfolio Properties:

Property Name	Property City	Property State	Physical Occupancy(1)	Total NRA(1)	Year Built/ Renovated	# of Tenants(1)	Major Tenants
The Springs	Palm Springs	California	98.4%	397,718	2008/2015	25	Home Depot, Ross Dress for Less, Marshalls, Bed Bath and Beyond, Burlington Coat Factory, Aldi
Summerwood	Lakewood	California	100.0%	178,770	1968/2011	13	Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, HomeGoods
Food 4 Less – Target Center	Long Beach	California	100.0%	196,436	1993, 2007/NAP	7	Target(2),Food 4 Less
El Super Center	La Puente	California	100.0%	117,230	2012, 2014/NAP	14	El Super
Island Plaza	West Covina	California	100.0%	77,772	1967,1968,1980,1995/NAP	11	Island Pacific Market
Baldwin Park Promenade	Baldwin Park	California	100.0%	49,906	2006, 2007/NAP	11	Smart & Final, CVS(2)
Lynwood Plaza	Lynwood	California	96.0%	75,245	2003/NAP	9	Smart & Final, 99cents Only Store, Goodwill
El Cajon (CVS)	El Cajon	California	100.0%	29,986	2005/NAP	7	CVS
Loma Vista	Fontana	California	99.2%	97,547	1990/NAP	13	Superior Super Warehouse
MLK Medical	Lynwood	California	100.0%	32,500	1958/2005	3	ALTAMED Health Services, Kaiser Foundation Health Plan
Hawthorne Plaza	Hawthorne	California	100.0%	70,750	1978/NAP	2	Marshalls, Walmart
Five Points Plaza	Rialto	California	95.6%	89,537	1985,1986/NAP	15	El Super, Planet Fitness
Towne Center Square	Rancho Cucamonga	California	100.0%	57,510	1995/NAP	3	Seafood City Supermarket
Camarillo	Camarillo	California	100.0%	10,324	2014/NAP	5	NAP(3)
Total/Wtd. Avg.			99.0%	1,481,231		138

(1)	Information is based on the underwritten rent roll.

(2)	The tenants lease their spaces pursuant to a ground lease.

(3)	Camarillo consists of in-line tenants but is a part of a power/outlet shopping center (the remainder of which is not collateral for the SoCal Retail Portfolio Whole Loan) anchored by Saks Off 5th, Neiman Marcus Last Call, Forever 21, and Gap.

The four largest SoCal Retail Portfolio Properties (The Springs, Summerwood, Food 4 Less – Target Center and El Super Center) represent 56.0% of the total Cut-off Date Balance of the SoCal Retail Portfolio Whole Loan, comprise 60.1% of the net rentable area and account for 53.5% of the underwritten base rent.

The Springs (21.3% of Allocated Cut-off Date Balance; 26.9% of NRA; 19.0% of UW NCF) – The Springs property is a 397,718 SF, multi-tenant anchored neighborhood center featuring nine, single-story buildings located in Palm Springs, California. The Springs property was 98.4% leased as of March 1, 2019 and includes three pad sites that are ground leased to Jack in the Box and Wells Fargo, and one single-tenant outparcel building that is ground leased to The Home Depot. The improvements were constructed in 2008. The Springs property is served by 1,748 open parking spaces providing for a parking ratio of approximately 4.4 spaces per 1,000 SF of net rentable area.

Summerwood (14.8% of Allocated Cut-off Date Balance; 12.1% of NRA; 14.5% of UW NCF) – The Summerwood property is a 178,770 SF multi-tenant anchored neighborhood center featuring four, single-story buildings in Lakewood, California. The Summerwood property was 100.0% leased as of March 1, 2019 and includes three pad sites that are leased to Chase Bank, US Army, US Air Force, Der Wienerschnitzel, Burgerhim, and IP Nails Spa. The majority of the improvements (main building) were constructed in 1968. The Summerwood property is anchored by Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, and Home Goods with the remaining tenants representing a mix of local and national retailers. The Summerwood property is served by 674 open parking spaces providing for a parking ratio of approximately 3.8 spaces per 1,000 SF of net rentable area.

Food 4 Less – Target Center (10.1% of Allocated Cut-off Date Balance; 13.3% of NRA; 9.8% of UW NCF) – The Food 4 Less – Target Center property is a 196,436 SF, multi-tenant anchored neighborhood center featuring four, single-story buildings located in Long Beach, California. The Food 4 Less – Target Center property was 100.0% leased as of March 1, 2019. The majority of the improvements (main building) were constructed in 1993 and 2007. The Food 4 Less – Target Center property is anchored by Target and Food 4 Less with the remaining tenants representing a mix of local and national retailers. Target and Taco Bell are leased pursuant to ground leases. The Food 4 Less – Target Center property is served by 782 open parking spaces providing for a parking ratio of approximately 4.0 spaces per 1,000 SF of net rentable area.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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El Super Center (9.9% of Allocated Cut-off Date Balance; 7.9% of NRA; 10.2% of UW NCF) – The El Super Center property is a 117,230 SF, multi-tenant anchored neighborhood center featuring three, single-story buildings located in La Puente, California. The majority of the improvements (main building) were constructed in 2012 and 2014. The El Super Center property was 100.0% leased as of March 1, 2019 and is anchored by El Super with the remaining tenants representing a mix of local and national retailers. The El Super Center property is served by 478 open parking spaces providing for a parking ratio of approximately 4.1 spaces per 1,000 SF of net rentable area.

The following table presents certain information relating to the major tenants for the SoCal Retail Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant NRSF	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost		Renewal Options
The Home Depot	A/A2/A	149,591	10.1%	$572,180	2.4%	$3.82	1/31/2034	$401	1.0%		5, 5-year options
Target	A-/A2/A	133,987	9.0	1,168,940	5.0	8.72	1/31/2028	$261	4.4%		8, 5-year options
Marshalls(4)	NR/A2/A+	92,132	6.2	1,214,542	5.2	13.18	Various	(5)	(5)		Various
El Super(6)	NR/NR/NR	91,967	6.2	984,419	4.2	10.70	Various	(7)	(7)		Various
Superior Super Warehouse	NR/NR/NR	81,071	5.5	603,979	2.6	7.45	4/30/2021	$176	4.8%		3, 5-year options
Smart & Final(8)	NR/NR/B	73,150	4.9	1,328,265	5.7	18.16	Various	(9)	(9)		Various
Food 4 Less	NR/Baa1/BBB	52,924	3.6	899,708	3.8	17.00	6/30/2033	$505	4.2%		3, 5-year option
Walmart	AA/Aa2/AA	35,500	2.4	419,000	1.8	11.80	7/9/2023	N/A	N/A		4, 5-year options
Ross Dress for Less	NR/A3/A-	30,000	2.0	262,500	1.1	8.75	1/31/2023	$433	2.7%		4, 5-year options
Seafood City Supermarket	NR/NR/NR	28,583	1.9	385,871	1.6	13.50	10/31/2023	$455	4.1%		3,5-year options
Bed Bath & Beyond	NR/Baa3/BB+	28,245	1.9	372,834	1.6	13.20	1/31/2025	$276	5.7%		4, 5-year options
Party City	NR/NR/NR	27,724	1.9	495,203	2.1	17.86	Various	$166	14.1	%(10)	Various
Henry’s Market/Sprouts	NR/NR/NR	27,072	1.8	536,026	2.3	19.80	6/30/2021	$768	2.8%		4, 5-year options
Alin Party Supply	NR/NR/NR	27,004	1.8	560,603	2.4	20.76	5/31/2024	N/A	N/A		3,5-year options
Home Goods	NR/A2/A+	24,000	1.6	252,000	1.1	10.50	2/28/2023	$325	3.8%		4, 5-year options
Planet Fitness	NR/NR/NR	19,700	1.3	295,500	1.3	15.00	5/31/2029	N/A	N/A		2,5-year options
Subtotal/Wtd. Avg.		922,650	62.3%	$10,351,569	44.1%	$11.22

Major Tenants		101,738	6.9%	$1,885,286	8.0%	$18.53
In Line Tenants		389,148	26.3	9,746,706	41.6	25.05
Remaining Outparcel Tenants		20,505	1.4	517,454	2.2	25.24
Other Tenants		500	0.0	63,937	0.3	127.87
Subtotal/Wtd. Avg.		511,891	34.6%	$12,213,382	52.1%	$23.86

Vacant Retail		14,190	1.0

Retail Tenant Subtotal		1,448,731	97.8%	$22,564,951	96.2%	$15.73

Office Collateral Subtotal(11)		32,500	2.2	$886,881	3.8%	$27.29
Totals / Wtd. Avg. Tenants		1,481,231	100.0%	$23,451,832	100.0%	$15.99

(1)	Information is based on the underwritten rent roll as of March 1, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	UW Base Rent $ per SF and UW Base Rent include contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(4)	Marshalls leases 35,250 SF at the Hawthorne Plaza property expiring October 31, 2020, 28,652 SF at The Springs property expiring April 30, 2024 and 28,230 SF at the Summerwood property expiring September 30, 2022.

(5)	The 2018 Tenant Sales $ per SF / Occupancy Cost for Marshalls at the Hawthorne Plaza property, The Springs property, and the Summerwood property were $336 / 5.0%, $234 / 7.4%, and $336 / 4.1%, respectively.

(6)	El Super leases 46,967 SF at the Five Points Plaza property expiring March 31, 2025 and 45,000 SF at the El Super Center property expiring March 31, 2027.

(7)	The 2018 Tenant Sales $ per SF / Occupancy Cost for El Super at the Five Points Plaza property and El Super Center property were $516 / 1.9% and $476 / 4.2%, respectively.

(8)	Smart & Final leases 31,500 SF at the Summerwood property expiring June 30, 2021, 20,925 SF at the Lynwood Plaza property expiring September 30, 2023 and 20,725 SF at the Baldwin Park Promenade property expiring December 31, 2022.

(9)	The 2018 Tenant Sales $ per SF / Occupancy Cost for Smart & Final at the Summerwood property, the Lynwood Plaza property, and the Baldwin Park Promenade property were $619 / 4.1%, $516 / 3.6%, and $753 / 3.3%, respectively.

(10)	2018 Tenant Sales $ per SF / Occupancy Cost is for the Party City located at the Towne Center Square property.

(11)	5,000 SF of the MLK Medical property is leased to Chase Bank as retail space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule for the SoCal Retail Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	27,215	1.8%	1.8%	$673,216	2.9%	$24.74	15
2019(4)	12,218	0.8	2.7	515,232	2.2	42.17	8
2020	72,769	4.9	7.6	1,776,342	7.6	24.41	13
2021	177,303	12.0	19.5	3,000,863	12.8	16.93	15
2022	128,134	8.7	28.2	2,295,693	9.8	17.92	16
2023	225,734	15.2	43.4	3,529,162	15.0	15.63	23
2024	114,267	7.7	51.1	2,371,547	10.1	20.75	12
2025	103,441	7.0	58.1	1,600,345	6.8	15.47	9
2026	31,483	2.1	60.3	481,336	2.1	15.29	3
2027	64,986	4.4	64.6	1,113,493	4.7	17.13	5
2028	163,984	11.1	75.7	1,908,358	8.1	11.64	6
2029	100,578	6.8	82.5	1,822,610	7.8	18.12	7
2030 & Beyond	244,929	16.5	99.0	2,363,634	10.1	9.65	6
Vacant	14,190	1.0	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	1,481,231	100.0%		$23,451,832	100.0%	$15.99	138

(1)	Information obtained from underwritten rent roll as of March 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	At the origination of the SoCal Retail Portfolio Whole Loan, China Cooks leases 2,145 SF of space under an initial lease that expired on September 30, 2019, however, the tenant exercised a five-year extension option on April 1, 2019. PizzaRev leases 2,300 SF of space that expires November 3, 2019 but has subsequently extended its lease until August 2023.

The following table presents certain information relating to historical occupancy for the SoCal Retail Portfolio Properties:

Historical Occupancy(1)
Property Name	2015	2016	2017	2018	3/1/2019
The Springs	80.3%	91.8%	91.1%	95.7%	98.4%
Summerwood	98.0%	99.2%	100.0%	100.0%	100.0%
Food 4 Less - Target Center	100.0%	100.0%	100.0%	100.0%	100.0%
El Super Center	62.2%	92.6%	77.4%	77.4%	100.0%
Island Plaza	80.7%	100.0%	100.0%	100.0%	100.0%
Baldwin Park Promenade	93.0%	93.0%	97.0%	100.0%	100.0%
Lynwood Plaza	94.4%	90.4%	96.0%	80.1%	96.0%
El Cajon (CVS)	100.0%	100.0%	100.0%	100.0%	100.0%
Loma Vista	100.0%	100.0%	99.2%	99.2%	99.2%
MLK Medical	100.0%	100.0%	100.0%	100.0%	100.0%
Hawthorne Plaza	100.0%	100.0%	100.0%	100.0%	100.0%
Five Points Plaza	98.0%	100.0%	100.0%	77.7%	95.6%
Towne Center Square	100.0%	100.0%	100.0%	100.0%	100.0%
Camarillo	100.0%	100.0%	100.0%	100.0%	100.0%
Wtd. Avg.	89.8%	96.4%	95.5%	94.6%	99.0%

(1)	Information obtained from the underwritten rent roll as of March 1, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the SoCal Retail Portfolio Properties:

Cash Flow Analysis (1)

	2015	2016	2017	2018 (3)	Underwritten	Underwritten $ per SF
Base Rental Revenue(1)	$17,808,656	$19,501,322	$20,755,370	$21,205,934	$23,849,512	$16.10
Reimbursement Revenue	4,098,198	3,632,909	4,616,106	4,506,449	5,509,490	3.72
Other Income(2)	46,737	65,476	72,632	60,051	60,051	$0.04
Gross Revenue	$21,953,591	$23,199,707	$25,444,108	$25,772,434	$29,419,052	$19.86
Vacancy Loss	0	0	0	0	(1,726,743)	(1.17)
Effective Gross Revenue	$21,953,591	$23,199,707	$25,444,108	$25,772,434	$27,692,309	$18.70

Expenses	$4,027,987	$4,730,723	$4,923,161	$4,920,476	$5,631,976	$3.80
Management Fee	658,608	695,991	763,323	773,173	830,769	0.56
Total Operating Expenses	$4,686,595	$5,426,714	$5,686,484	$5,693,649	$6,462,745	$4.36

Net Operating Income(3)	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$21,229,564	$14.33
TI/LC	0	0	0	0	740,616	0.50
Replacement Reserves	0	0	0	0	296,246	0.20
Net Cash Flow	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$20,192,703	$13.63

(1)	Includes contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(2)	Other Income is comprised of miscellaneous fees and expenses.

(3)	The increase in UW Net Operating Income from 2018 Net Operating Income is primarily due to $344,394 of rent steps and straight-line rent and new leases executed at higher rents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisals. According to the appraisals, the SoCal Retail Portfolio Properties had an aggregate “as-is” portfolio appraised value of $413,250,000 as of March 1, 2019.

Property Name	Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
The Springs	Direct Capitalization Approach	$88,300,000	N/A	5.00%
The Springs	Discounted Cash Flow Approach	$85,500,000	6.75%	5.75%

Summerwood	Direct Capitalization Approach	$58,770,000	N/A	5.25%
Summerwood	Discounted Cash Flow Approach	$56,940,000	7.00%	5.75%

Food 4 Less – Target Center	Direct Capitalization Approach	$45,820,000	N/A	5.00%
Food 4 Less – Target Center	Discounted Cash Flow Approach	$44,780,000	6.50%	5.25%

El Super Center	Direct Capitalization Approach	$40,500,000	N/A	5.25%
El Super Center	Discounted Cash Flow Approach	$39,960,000	7.25%	5.75%

Island Plaza	Direct Capitalization Approach	$30,870,000	N/A	5.50%
Island Plaza	Discounted Cash Flow Approach	$30,230,000	7.25%	6.00%

Baldwin Park Promenade	Direct Capitalization Approach	$23,850,000	N/A	5.25%
Baldwin Park Promenade	Discounted Cash Flow Approach	$23,590,000	7.00%	6.00%

Lynwood Plaza	Direct Capitalization Approach	$23,410,000	N/A	5.25%
Lynwood Plaza	Discounted Cash Flow Approach	$23,530,000	7.75%	6.00%

El Cajon (CVS)	Direct Capitalization Approach	$15,540,000	N/A	5.50%
El Cajon (CVS)	Discounted Cash Flow Approach	$15,290,000	7.25%	6.00%

Loma Vista	Direct Capitalization Approach	$17,280,000	N/A	5.75%
Loma Vista	Discounted Cash Flow Approach	$16,870,000	7.00%	6.00%

MLK Medical	Direct Capitalization Approach	$15,260,000	N/A	5.25%
MLK Medical	Discounted Cash Flow Approach	$15,170,000	7.00%	6.00%

Hawthone Plaza	Direct Capitalization Approach	$17,750,000	N/A	5.00%
Hawthone Plaza	Discounted Cash Flow Approach	$17,280,000	6.00%	5.25%

Five Points Plaza	Direct Capitalization Approach	$16,900,000	N/A	5.75%
Five Points Plaza	Discounted Cash Flow Approach	$17,110,000	8.00%	6.50%

Towne Center Square	Direct Capitalization Approach	$14,850,000	N/A	5.25%
Towne Center Square	Discounted Cash Flow Approach	$14,400,000	7.00%	5.75%

Camarillo	Direct Capitalization Approach	$8,680,000	N/A	5.25%
Camarillo	Discounted Cash Flow Approach	$8,630,000	7.00%	5.75%

■	Environmental Matters. According to the Phase I environmental site assessments dated from March 5, 2019 to April 3, 2019, there was no evidence of any recognized environmental conditions at the SoCal Retail Portfolio Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Market Overview and Competition. The SoCal Retail Portfolio Properties are located in 13 cities and nine submarkets throughout Southern California. For the fourth quarter of 2018, the submarket vacancies for the respective submarkets ranged between 2.7% and 10.1% and asking rent ranged from $17.17 to $28.89 per square foot. The population within a three-mile radius of the SoCal Retail Portfolio Properties ranged from 48,516 to 429,921. The median household income within a three-mile radius of the SoCal Retail Portfolio Properties ranged from $42,214 to $94,080.

Market Statistics(1)

Property Name	Property Type	Submarket	Inventory (SF)	Completions (SF)	Submarket Vacancy	Asking Rent ($/ SF NNN)	Net Absorption (SF)
The Springs	Retail	Coachella Valley	27,060,941	6,004	9.6%	$21.03	(38,054)
Summerwood	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
Food 4 Less - Target Center	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
El Super Center	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Island Plaza	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Baldwin Park Promenade	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Lynwood Plaza	Retail	Mid-Cities Retail	50,095,580	3,595	4.2%	$25.31	(149,897)
El Cajon (CVS)	Retail	El Cajon	9,188,919	-	3.6%	$22.41	(44,004)
Loma Vista	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
MLK Medical	Office	Mid-Cities Office	12,718,440	-	8.4%	$26.05	(8,101)
Hawthorne Plaza	Retail	Hawthorne/Gardena	13,056,068	(5,679)	8.6%	$24.87	(10,996)
Five Points Plaza	Retail	East San Bernardino	30,615,010	324,545	10.1%	$17.17	240,319
Towne Center Square	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
Camarillo	Retail	Camarillo/Point Mugu	3,969,547	-	2.7%	$28.89	56,988

Source: Appraisal

(1)	Information is as of fourth quarter of 2018.

Demographics(1)

	Population			Median Household Income

Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
The Springs	6,790	76,543	110,219	$46,718	$49,891	$53,041
Summerwood	25,194	189,839	694,263	$97,235	$84,591	$68,307
Food 4 Less – Target Center	32,522	325,054	729,684	$50,603	$53,094	$57,644
El Super Center	35,118	227,960	517,284	$61,130	$65,727	$65,131
Island Plaza	29,058	184,247	452,622	$67,837	$71,080	$73,079
Baldwin Park Promenade	36,573	246,866	550,678	$54,003	$57,071	$61,888
Lynwood Plaza	53,533	429,921	1,019,580	$44,938	$42,214	$41,818
El Cajon (CVS)	30,732	159,196	323,928	$42,689	$57,248	$62,408
Loma Vista	25,643	184,192	353,738	$47,165	$60,000	$67,422
MLK Medical	50,648	401,924	993,087	$52,947	$45,187	$45,113
Hawthorne Plaza	32,586	301,044	616,823	$63,030	$69,015	$66,332
Five Points Plaza	28,601	168,909	369,807	$45,520	$49,344	$46,296
Towne Center Square	18,587	138,763	277,709	$77,844	$77,476	$77,923
Camarillo	9,811	48,516	87,345	$70,983	$94,080	$91,576

Source: Appraisal

(1)	Information is as of fourth quarter of 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SOCAL RETAIL PORTFOLIO

■	The Borrowers. The SoCal Retail Portfolio Whole Loan was made to Iris19 LP, Azalea19 LP, Camellia19 LP, Magnolia19 LP, Carnation19 LP, Lilac19 LP, Lily19 LP, Dahlia19 LP, Marigold19 LP, Lavender19 LP, Primrose19 LP, Gardenia19 LP, Orchid19 LP, Daphne19 LP and Tulip19 LP (the “SoCal Retail Portfolio Borrowers”), each a Delaware limited partnership with two independent directors. Legal counsel to the SoCal Retail Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the SoCal Retail Portfolio Whole Loan. The SoCal Retail Portfolio Borrowers sponsor and nonrecourse carve-out guarantor of the SoCal Retail Portfolio Whole Loan is Mark Gabay. Mr. Gabay owns approximately 50.5% of the ownership interest in the SoCal Retail Portfolio Borrowers and is a co-managing partner at the Charles Company. Headquartered in West Hollywood, the Charles Company is a family-owned real estate development group established in 1979. The Charles Company controls and administers all aspects of acquisition, design planning, property management, and leasing through its in-house staff. It has developed projects throughout California, accumulating over 4.0 million square feet of commercial real estate, with a focus on eight Southern California counties (Imperial, Los Angeles, Orange, Riverside, Sacramento, San Bernardino, San Diego and Ventura) and one Nevada county (Washoe).

■	Escrows. On the origination date, the SoCal Retail Portfolio Borrowers funded various reserves in the amount of $4,410,494, which include an upfront $3,000,000 reserve for tenant improvements and leasing commissions, $680,770 for real estate taxes, and $729,724 for outstanding free rent.

On each due date the SoCal Retail Portfolio Borrowers are required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance, the SoCal Retail Portfolio Borrowers maintain acceptable blanket insurance policies and no event of default is continuing, and upon request of the lender, the SoCal Retail Portfolio Borrowers provide evidence of renewals of such policies and payment of related premiums.

On each due date the SoCal Retail Portfolio Borrowers are required to fund certain reserve accounts including (i) a tenant improvements and leasing commissions reserve in an amount equal to one-twelfth of $1.00 per SF of the then current SF if the reserve balance is less than $1,000,000, capped at $3,000,000 and (ii) a capital expenditure reserve in an amount equal to one-twelfth of $0.20 per SF of the then current SF capped at $592,492.

■	Lockbox and Cash Management. The SoCal Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The SoCal Retail Portfolio Borrowers are required to direct each tenant of the SoCal Retail Portfolio Properties to deposit funds directly into the lockbox account and to deposit any funds received by the SoCal Retail Portfolio Borrowers and property manager into the lockbox account within one business day of receipt. If no SoCal Retail Cash Management Period exists, amounts on deposit in the lockbox account are required to be disbursed to the SoCal Retail Portfolio Borrowers’ operating account on each business day. Upon the occurrence of a SoCal Retail Cash Management Period, the lender may establish, and the SoCal Retail Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a SoCal Retail Cash Management Period exists, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account on a daily basis and disbursed in accordance with the SoCal Retail Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the SoCal Retail Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the SoCal Retail Portfolio Whole Loan.

A “SoCal Retail Cash Management Period” will be in effect (i) upon the stated maturity date until the SoCal Retail Portfolio Whole Loan has been repaid in full, (ii) upon the occurrence of an event of default under the SoCal Retail Portfolio Whole Loan documents until cured, or (iii) if, as of the last day of each calendar quarter, the interest only debt service coverage ratio is less than 1.45x until the debt service coverage ratio is at least 1.50x for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SOCAL RETAIL PORTFOLIO

■	Property Management. The SoCal Retail Portfolio Properties are self-managed by Excel Property Management Services Inc., an affiliate entity of the SoCal Retail Portfolio Borrowers. Excel Property Management Services Inc. provides management and leasing services for approximately 120 properties owned by the SoCal Retail Portfolio Borrowers Sponsor throughout Southern California and Nevada. The lender has the right to replace, or require the SoCal Retail Portfolio Borrowers to replace, the property manager with a property manager selected by the SoCal Retail Portfolio Borrowers (unless otherwise provided in the related loan documents) and reasonably approved by the lender (i) during the continuance of an event of default under the SoCal Retail Portfolio Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable notice and/or cure periods, (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. On any business day after the earlier to occur of (i) the third anniversary date of the SoCal Retail Portfolio Whole Loan origination date or (ii) two years after the final note is securitized, the SoCal Retail Portfolio Whole Loan documents permit any of the SoCal Retail Portfolio Borrowers to obtain the release of any property in the SoCal Retail Portfolio Properties upon a bona fide third-party sale of such property subject to among other things, the following: (i) no default or event of default has occurred or is continuing, (ii) payment of principal in an amount equal to 120% of the allocated loan amount of the applicable property (or 110% of the debt yield of the SoCal Retail Portfolio Properties is equal to or greater than 10.25%), (iii) payment of any yield maintenance premium (if then applicable), (iv) the debt yield for all the SoCal Retail Portfolio Properties then remaining will be no less than the greater of (A) the lesser of (x) the debt yield immediately preceding such release and (y) 10.00% and (B) 9.25%, and (v) customary REMIC requirements are satisfied.

■

Transfer and Assumption. In connection with an arms’ length sale of one or more of the SoCal Retail Portfolio Properties to a third party unaffiliated with the SoCal Retail Portfolio Borrowers or the related guarantor (“New Borrower”), the SoCal Retail Portfolio Whole Loan documents grant the SoCal Retail Portfolio Borrowers the one-time right to request the lender’s consent to sever the SoCal Retail Portfolio Whole Loan and have such New Borrower partially assume the SoCal Retail Portfolio Whole Loan, whereby (i) the SoCal Retail Portfolio Properties that are then serving as collateral will be divided into two or more pools of properties (the severed loan(s) that is secured by the SoCal Retail Portfolio Properties being assumed in connection with such partial transfer and assumption (the “New Severed Loan”) and the severed loan which is secured by the remaining SoCal Retail Portfolio Properties (the “Existing Severed Loan”)) and (ii) the New Severed Loan(s) and the Existing Severed Loan(s) will each be in the principal amount corresponding to the sum of the respective allocated loan amounts of the SoCal Retail Portfolio Properties in the related pool. The lender’s consent to such request may be withheld in its reasonable discretion and will be subject to the satisfaction of certain conditions, including, among other things, the following: (i) no default or event of default is continuing, (ii) the transferee is a special purpose bankruptcy remote entity, (iii) receipt of a rating agency confirmation, (iv) receipt of satisfactory public record searches of such transferee, (v) customary REMIC requirements are satisfied, (vi) delivery of an assumption fee in the amount of 0.25% of the amount of the New Severed Loan for the first transfer and 1.00% of the amount of the New Severed Loan thereafter; (vii) each pool of properties consists of no less than one property; (viii) after giving effect to such partial transfer and assumption, the debt yield for each of the severed loans will be no less than the greater of (a) the debt yield of the SoCal Retail Portfolio Whole Loan preceding such partial transfer and assumption and (b) 9.25%; (ix) after giving effect to such partial transfer and assumption, the principal balance for each of the severed loans will be no more than 65% of the appraised value of all of the respective properties included in the related pool securing such severed loans; (x) the weighted average of the remaining unexpired lease terms in the pool of SoCal Retail Portfolio Properties securing the New Severed Loan is greater than the weighted average of the remaining unexpired lease terms included in the pools securing all other severed loans; and (xi) the debt service coverage ratio (on an interest-only basis) applicable to each severed loan and the related pool of SoCal Retail Portfolio Properties is no less than 2.28x. Additionally, the related co-lender agreement requires the holders of the SoCal Retail Portfolio Loan and the SoCal Retail Portfolio Companion Loans to cooperate (i) to execute amendments to the related co-lender agreement to reflect the SoCal Retail Portfolio Properties securing the Existing Severed Loan following such partial transfer and assumption and the reduction in the principal balances of the promissory notes evidencing the Existing Severed Loan in an amount corresponding to the principal amount of the New Severed Loan and (ii) to execute a separate

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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co-lender agreement on terms substantially similar to those in the related co-lender agreement with respect to the new promissory notes evidencing the New Severed Loan.

■	Real Estate Substitution. On any business day after the second anniversary date of the Closing Date, the SoCal Retail Portfolio Whole Loan documents permit any SoCal Retail Portfolio Borrower to obtain the release of a property from the lien of the mortgage and the release of such SoCal Retail Portfolio Borrower’s obligations under the SoCal Retail Portfolio Whole Loan documents with respect to such released property by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no monetary event of default is continuing; (ii) the allocated loan amounts for all properties substituted would not exceed 20% of the original principal balance of the SoCal Retail Portfolio Whole Loan; (iii) such substitution would not occur in the 12-month period prior to the stated maturity date; (iv) after giving effect to such substitution, the debt service coverage ratio for all remaining SoCal Retail Portfolio Properties is greater than or equal to the debt service coverage ratio for all SoCal Retail Portfolio Properties immediately preceding such substitution; (v) the SoCal Retail Portfolio Borrowers deliver to the lender an appraisal with respect to the released property and the substitute property indicating that the appraised value of such substitute property is greater than or equal to 110% of the appraised value of the released property, (vi) delivery of a rating agency confirmation letter to the lender and (vii) satisfaction of customary REMIC requirements. Additionally, if two substitutions have previously been requested by the SoCal Retail Portfolio Borrowers, any additional substitutions will only be permitted by the lender in its sole discretion.

■	Right of First Offer/Right of First Refusal. A tenant or tenants at each of Food 4 Less – Target Center, Baldwin Park Promenade, Lynwood Plaza and Loma Vista properties each has a right of first refusal to purchase the related SoCal Retail Portfolio Property (or the applicable portion thereof) in the event of a proposed transfer of such property (or the applicable portion of such property). A tenant or tenants at each of Hawthorne Plaza and The Springs properties each has a right of first offer to purchase the related SoCal Retail Portfolio Property (or a portion thereof) in the event the applicable SoCal Retail Portfolio Borrowers desires to sell such property (or the applicable portion thereof). None of such rights of first refusal or rights of first offer are applicable to a transfer of (i) any of the related SoCal Retail Portfolio Properties in connection with any foreclosure sale, deed-in-lieu of foreclosure or other similar sale or (ii) the entire portfolio of SoCal Retail Portfolio Properties.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The SoCal Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the SoCal Retail Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the SoCal Retail Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

44

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ONE AND OLNEY SHOPPING CENTER

DENTAL
Payless
DRY CLEANERS
LAUNDROMAT

MODELL'S
SPORTING GOODS

DRY CLEANERS
LAUNDROMAT
GALAXY

WELLS FARGO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

46

ONE AND OLNEY SHOPPING CENTER

NEDRO STREET
'B' STREET
ELLA STREET
'A' STREET
WATER STREET
NEDRO STREET
WELLS FARGO
CSL PLASMA
CSL PLASMA
DOLLAR TREE
FASHION GALLERY
PUBLIC MANAGEMENT COR
CONGRESSMAN BOYLE
WILSON BEVERAGE
COMMONWEALTH OF PA
LabCorp
DENTAL DREAMS
OLNEY NAILS
at&t
THE LAUNDRY CAFE OLNE
ShopRite
ASHLEY STEWART
UNCUT JEANS
WING SPOT
US OF A
GRACE ADULT DAY CARE
TRIO CAFE
USA EMPIRE FURNITURE
T-Mobile
Quest Diagnostics
KICKS MENSWARE
Sprint
DANNY WOK
10 SPOT
GameStop
metroPCS
YOUFIT GYM
GNC
DANNY & JOHN SEAFOOD
HOSIERY TOWN
UNITED STATES POSTAL SERVICE
CHEN MED
HAIR BUZZ
SEPTA RAILROAD
ORANGE AVENUE
MODELL'S
VACANT
VACANT
WATER STREET
AMERICA'S KIDS
Collateral
Vacant
Proposed
Not Part of the Collateral
BURGER KING
CHEW AVENUE
ALBERT EINSTEIN HEALTH
OLNEY AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

47

ONE AND OLNEY SHOPPING CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

48

ONE AND OLNEY SHOPPING CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Philadelphia, Pennsylvania		Cut-off Date Principal Balance	$50,000,000
Property Type	Retail		Cut-off Date Principal Balance per SF	$143.30
Size (SF)	348,912		Percentage of Initial Pool Balance	5.8%
Total Occupancy as of 9/1/2019	98.4%		Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2019	98.4%		Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / NAP		Mortgage Rate	3.4800%
Appraised Value	$76,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$7,003,353
Underwritten Expenses	$1,976,467		Escrows(1)
Underwritten Net Operating Income (NOI)	$5,026,887			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,776,075		Taxes	$0	$0
Cut-off Date LTV Ratio	65.8%		Insurance	$0	$0
Maturity Date LTV Ratio	65.8%		Replacement Reserves	$0	$4,328
DSCR Based on Underwritten NOI / NCF	2.85x / 2.71x		TI/LC	$0	$17,446
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.6%		Other(2)	$49,959	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Loan Payoff	$40,473,899	80.9%
			Principal Equity Distribution	8,809,313	17.6
			Origination Costs	666,829	1.3
			Reserves	49,959	0.1

Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	See “—Escrows” below.

(2)	Other upfront reserves represent deferred maintenance of $8,690 and an unfunded obligations reserve of approximately $41,269.

■	The Mortgage Loan. The mortgage loan (the “One and Olney Shopping Center Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a mortgage encumbering the borrowers’ fee simple interest in a condominium that is a shopping center located in Philadelphia, Pennsylvania (the “One and Olney Shopping Center Property”). The One and Olney Shopping Center Loan was originated by Goldman Sachs Bank USA on September 20, 2019, and represents approximately 5.8% of the Initial Pool Balance. The note evidencing the One and Olney Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $50,000,000 and an interest rate of 3.4800% per annum. The borrower utilized the proceeds of the One and Olney Shopping Center Loan to refinance the One and Olney Shopping Center Property, pay origination costs, fund upfront reserves and return equity to the borrower.

The One and Olney Shopping Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The One and Olney Shopping Center Loan requires interest only payments during its term. The scheduled maturity date of the One and Olney Shopping Center Loan is the due date in October 2029. Voluntary prepayment of the One and Olney Shopping Center Loan is prohibited prior to the due date in June 2029. At any time after the second anniversary of the securitization Closing Date, the One and Olney Shopping Center Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Property. The One and Olney Shopping Center Property is a 348,912 SF anchored retail property that was built in 1988 and is located in Philadelphia, Pennsylvania. The total square footage of 348,912 SF is inclusive of a 2,696 SF outparcel ground leased by Burger King. The One and Olney Shopping Center Property is 98.4% occupied as of September 1, 2019 by 42 tenants (including the outparcel). The One and Olney Shopping Center is anchored by ShopRite and Hair Buzz, and major tenants include You Fit Health Clubs, CSL Plasma, Americas Kids and Dollar Tree Stores. The borrower sponsors (i.e., Daniel Massry, Isaac Massry and Mark E. Massry), acquired the One and Olney Shopping Center Property in November 2014 for $52.9 million.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the anchor / major tenants (of which, certain tenants may have co-tenancy provisions) at the One and Olney Shopping Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	UW Base Rent(2)	UW Base $ per SF(2)	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Anchors
ShopRite	NR / NR / NR	68,935	19.8%	Yes	$1,076,767	$15.62	1/31/2028	$663.17	2.4%	2, 5 year options
Hair Buzz	NR / NR / NR	30,000	8.6	Yes	390,000	13.00	5/31/2029	N/A	N/A	4, 5 year options
Total Anchors		98,935	28.4%		$1,466,767	$14.83

Junior Anchors
Americas Kids	NR / NR / NR	22,700	6.5	Yes	$499,400	$22.00	12/31/2024	140.41	15.7%	NAP
You Fit Health Clubs	NR / NR / NR	24,500	7.0	Yes	275,625	11.25	1/31/2027	N/A	N/A	2, 5 year options
CSL Plasma	NR / NR / A-	23,233	6.7	Yes	306,676	13.20	12/31/2030	N/A	N/A	2, 5 year options
Dollar Tree Stores	NR / Baa3 / BBB-	19,000	5.4	Yes	275,500	14.50	12/31/2023	N/A	N/A	1, 5 year option
Fashion Gallery	NR / NR / NR	14,000	4.0	Yes	177,000	12.64	1/31/2023	74.12	17.1%	1, 5 year option
Modells of PA	NR / NR / NR	13,840	4.0	Yes	221,440	16.00	1/31/2026	203.24	7.9%	2, 5 year options
Public Health Management Corporation(4)	NR / NR / NR	13,202	3.8	Yes	178,303	13.51	7/31/2023	N/A	N/A	2, 5 year options
Grace Adult Day Health	NR / NR / NR	12,016	3.4	Yes	135,000	11.24	12/31/2024	N/A	N/A	NAP
Total Junior Anchors		142,491	40.8%		$2,068,943	$14.52

Occupied In-line		99,115	28.4%	Yes	$2,050,348	$20.69
Total Outparcel		2,696	0.8%	No	$108,714	$40.32
Vacant Owned Spaces		5,675	1.6%	Yes	$136,200	$24.00

Total Owned SF		348,912	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll dated September 1, 2019.

(3)	Tenant Sales $ per SF are based on TTM ending December 2018, as provided by the borrower, unless otherwise stated.

(4)	Public Health Management Corporation has the right to terminate its lease after July 1, 2020 with six months’ notice and a payment of a termination fee.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the One and Olney Shopping Center Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF (3)	Occupancy Cost (3)	Lease Expiration	Renewal / Extension Options
ShopRite	NR / NR / NR	68,935	19.8%	$1,076,767	18.9%	$15.62	$663.17	2.4%	1/31/2028	2, 5 year options
Americas Kids	NR / NR / NR	22,700	6.5	499,400	8.8	22.00	$140.41	15.7%	12/31/2024	NAP
Hair Buzz	NR / NR / NR	30,000	8.6	390,000	6.8	13.00	N/A	N/A	5/31/2029	4, 5 year options
CSL Plasma	NR / NR / A-	23,233	6.7	306,676	5.4	13.20	N/A	N/A	12/31/2030	2, 5 year options
You Fit Health Clubs	NR / NR / NR	24,500	7.0	275,625	4.8	11.25	N/A	N/A	1/31/2027	2, 5 year options
Dollar Tree Stores	NR / Baa3 / BBB-	19,000	5.4	275,500	4.8	14.50	N/A	N/A	12/31/2023	1, 5 year option
Modells of PA	NR / NR / NR	13,840	4.0	221,440	3.9	16.00	$203.24	7.9%	1/31/2026	2, 5 year options
Public Health Management Corporation	NR / NR / NR	13,202	3.8	178,303	3.1	13.51	N/A	N/A	7/31/2023	2, 5 year options
Fashion Gallery	NR / NR / NR	14,000	4.0	177,000	3.1	12.64	$74.12	17.1%	1/31/2023	1, 5 year option
Chen Med	NR / NR / NR	9,524	2.7	151,025	2.7	15.86	N/A	N/A	6/30/2028	2, 5 year options
Ten Largest Tenants		238,934	68.5%	$3,551,736	62.4%	14.86
Remaining Tenants		104,303	29.9	2,143,037	37.6	20.55
Vacant Spaces		5,675	1.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants		348,912	100.0%	$5,694,773	100.0%	16.32

(1)	Based on the underwritten rent roll dated September 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales per SF and Occupancy Cost are based on TTM ending December 2018, as provided by the borrower, unless otherwise stated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the One and Olney Shopping Center Property based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	12,511	3.6	3.6%	298,562	5.2	23.86	4
2021	6,650	1.9	5.5%	155,319	2.7	23.36	4
2022	17,254	4.9	10.4%	335,270	5.9	19.43	5
2023	70,488	20.2	30.6%	1,088,885	19.1	15.45	10
2024	42,927	12.3	42.9%	868,472	15.3	20.23	6
2025	12,010	3.4	46.4%	256,983	4.5	21.40	2
2026	22,704	6.5	52.9%	455,189	8.0	20.05	4
2027	24,500	7.0	59.9%	275,625	4.8	11.25	1
2028	80,959	23.2	83.1%	1,263,792	22.2	15.61	3
2029	30,000	8.6	91.7%	390,000	6.8	13.00	1
2030 & Thereafter	23,234	6.7	98.4%	306,676	5.4	13.20	2
Vacant	5,675	1.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	348,912	100.0%		$5,694,773	100.0%	$16.32	42

The following table presents certain information relating to historical occupancy at the One and Olney Shopping Center Property:

Historical Leased %(1)

2016	2017	2018	As of 9/1/2019
95.3%	99.1%	90.5%	98.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One and Olney Shopping Center Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 7/31/2019	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,811,806	$5,094,839	$5,463,059	$5,174,920	$5,694,773	$16.32
Overage / Percentage Rent	31,147	16,438	24,966	16,474	16,474	0.05
Total Reimbursement Revenue	1,322,941	1,324,368	1,329,584	1,383,906	1,503,784	4.31
Market Revenue from Vacant Units	0	0	0	0	155,569	0.45
Other Revenue	3,412	1,380	392	1,351	1,351	0.00
Gross Revenue	$6,169,307	$6,437,025	$6,818,002	$6,576,650	$7,371,951	$21.13
Vacancy & Credit Loss	0	0	0	0	(368,598)	(1.06)
Effective Gross Income	$6,169,307	$6,437,025	$6,818,002	$6,576,650	$7,003,353	$20.07

Total Operating Expenses	$2,006,532	$1,856,560	$1,984,981	$1,971,307	$1,976,467	$5.66

Net Operating Income	$4,162,774	$4,580,465	$4,833,021	$4,605,343	$5,026,887	$14.41
TI/LC	0	0	0	0	198,879	0.57
Capital Expenditures	0	0	0	0	51,932	0.15
Net Cash Flow	$4,162,774	$4,580,465	$4,833,021	$4,605,343	$4,776,075	$13.69

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on in-place rents as of September 1, 2019 with contractual rent steps through August 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the One and Olney Shopping Center Property had an “as-is” appraised value of $76,000,000 as of July 12, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$74,500,000	N/A	6.50%
Discounted Cash Flow Approach	$76,000,000	7.50%	7.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental reports, dated August 28, 2019, identified a letter from the Pennsylvania Department of Environmental Protection (“PADEP”), dated July 16, 2019, stating that it had approved a deed restriction at the One and Olney Shopping Center Property in 1998 prohibiting the use of groundwater and limiting the land to nonresidential purposes due to the presence of trichloroethene (TCE) and tetrachloroethene (PCE) in the groundwater at the One and Olney Shopping Center Property stemming from the historic operation of an industrial facility. The PADEP was unable to locate evidence that the deed restrictions were properly recorded, and requested that a draft environmental covenant be provided by October 14, 2019. The failure to properly record such deed restrictions given the presence of TCE and PCE within the groundwater at the One and Olney Shopping Center Property constitutes a REC.

■	Market Overview and Competition. According to the appraisal, the One and Olney Shopping Center Property is an anchored retail property in the Philadelphia-Camden-Wilmington, PANJ-DE-MD metro area (“MSA”). As of 2018, the total population within the surrounding area, city of Philadelphia and MSA is 68,467, 1,598,385 and 6,203,916, respectively. As of 2018, the average household income within the surrounding area, city of Philadelphia and MSA is $47,161, $64,838 and $99,907, respectively.

The following table presents certain information relating to the primary competition for the One and Olney Shopping Center Property:

Competitive Set(1)

	One and Olney Shopping Center	Rising Sun Plaza	Northeast Tower Center	Greenleaf at Cheltenham	Cedarbrook Plaza	Mayfair Shopping Center
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1988	1979/1994	1995	1954/2018	1963/2000	1970
Total NRA	348,912	243,354	477,235	405,677	600,000	115,411
Total Occupancy	98.4%	99.1%	99.7%	99.0%	94.4%	100.0%

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are BLDG-ICS Olney, LLC and O&O Owner LLC, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One and Olney Shopping Center Loan. The non-recourse carveout guarantors and borrower sponsors under the One and Olney Shopping Center Loan are Daniel Massry, Isaac D. Massry and Mark E. Massry, jointly and severally.

Founded over 30 years ago, Wharton Realty Group is a privately held real estate acquisition/property management company led by Daniel Massry and his sons, Isaac and Mark Massry. Within the past several years, Wharton Realty Group has acquired over 20 properties located in 12 states and currently owns and manages a portfolio consisting of over six million square feet of office and retail spread among over 30 properties located in the Eastern and Southeastern United States. Wharton Realty Group’s leasing team has built a retail base with relationships with over 1,000 tenants including national tenants such as Wal-Mart, Home-Depot, Lowe's, Publix, and Kroger.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. On the origination date, the borrower reserved $8,690 which represents 110% of certain estimated repairs which must be completed within 90 days of origination and $41,269 in relation to an unpaid tenant improvement allowance and gap rent owed to the tenant doing business as Hair Buzz. The borrowers are required to provide evidence that the property taxes have been paid at least 30 days prior to becoming delinquent. To the extent the borrowers fail to timely provide the foregoing evidence or to the extent there is a continuing event of default under the One and Olney Shopping Center Loan, the borrowers will be required to fund a tax and insurance reserve in an amount equal to one-twelfth of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months. Furthermore, the borrowers will be required to fund a tax and insurance reserve for insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months, unless the insurance is provided under a blanket policy and the borrower timely provides evidence of the payment of the related premiums. In addition, the borrowers will be required to escrow for the following: (i) a tenant improvements and leasing commissions reserve in an amount equal to 1/12th of $0.60 per rentable square feet at the One and Olney Shopping Center Property (i.e., $17,445.60 as of closing) but excluding any portion of the One and Olney Shopping Center Property which is subject to a Shoprite Trigger Event and capped at $1,046,736, (ii) a capital expenditure reserve in an amount equal to $4,327.70, (iii) during a Shoprite Trigger Event, all cash flow in excess of the monthly payment amount, operating expenses and other reserves will be reserved in a Shoprite reserve up to the Shoprite Trigger Reserve Amount and (iv) during a Debt Yield Trigger Event or a Financial Reporting Trigger Event, all cash flow in excess of the monthly payment amount, operating expenses and other reserves will be reserved in an excess cash flow reserve.

A “One and Olney Shopping Center Trigger Period” means any period during which (i) the debt yield as calculated under the loan documents as of the end of any quarter is less than 7.25% (each, a "Debt Yield Trigger Event") until the debt yield is at least 7.25% for two consecutive fiscal quarters (ii)  commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports (each, a "Financial Reporting Trigger Event") and ending when such reports are delivered and indicate that no other One and Olney Shopping Center Trigger Period is ongoing or (iii) a Shoprite Trigger Event occurs until cured or an amount (the “Shoprite Trigger Reserve Amount”) equal to $25 per rentable square foot times the rentable square feet of the applicable space which is subject to a Shoprite Trigger Event has been deposited in the Shoprite reserve.

A “Shoprite Trigger Event” means the occurrence and continuance of (a) the filing of a bankruptcy petition by or against Wakefern Food Corp. (the lease guarantor) (“Shoprite”) or any replacement tenant for its space until (1) dismissed (if dismissed within 90 days) or Shoprite assumes its lease and in each instance is paying normal rent and in compliance with its lease or (2) a Shoprite Re-tenanting occurs, (b) if Shoprite has not given notice to renew its lease as of the date required under the lease or 12 months prior to the lease expiration until such tenant renews and is in occupancy and paying rent or a Shoprite Re-Tenanting occurs, (c) the date that (A) Shoprite gives notice of an intent to terminate or vacate 40% or more of its space or (B) Shoprite goes dark, vacates or ceases to occupy at least 40% of its space or is otherwise not in occupancy of at least 60% of its space or discontinues its operations for more than 90 consecutive days or 150 days in any 12 month period (excluding by reason or casualty, condemnation, renovations or alterations undertaken pursuant to the terms of its lease until it has recommenced operations in all or substantially all of its space and is paying full rent or a Shoprite Re-tenanting occurs, (d) Shoprite subleases at least 40% of its space until either the total square footage subject to such sublease is less than 25% of such space or a Shoprite Re-tenanting occurs, or (e) the occurrence of an event of default by the borrower under such lease that would permit Shoprite to terminate its lease until the event of default has been cured or a Shoprite Re-tenanting occurs.

A “Shoprite Re-tenanting” means at least 60% of the space under the Shoprite lease is relet under leases meeting the requirements of the loan agreement and either (1) the total rent and reimbursements payable under such substitute lease(s) (net of any rents and reimbursements payable by other tenants at the One and Olney Shopping Center Property which have co-tenancy rights related to the Shoprite lease which may be triggered based on the current occupancy of such space) collectively equals or exceeds the rent and reimbursements payable with respect to such space immediately prior to the occurrence of the applicable Shoprite Trigger Event or (2) the Shoprite DY Test is satisfied.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A “Shoprite DY Test” means the debt yield calculated under the loan documents is at least 10% (net of any operating income payable by other tenants at the One and Olney Shopping Center Property which have co-tenancy rights related to the Shoprite lease which may be triggered based on the current occupancy of such space).

A “One and Olney Shopping Center Cash Management Period” means any period during the continuance of a One and Olney Shopping Center Trigger Period or an event of default under the loan documents.

■	Lockbox and Cash Management. The One and Olney Shopping Center Loan is structured with a springing lockbox and cash management. The borrowers under the One and Olney Shopping Center Loan are required to establish a hard lockbox upon the occurrence of a One and Olney Shopping Center Cash Management Period. The borrowers delivered tenant direction letters to the lender and the lender will, upon the occurrence of a One and Olney Shopping Center Cash Management Period, deliver such notices to the applicable tenants. In addition, after the occurrence of the initial One and Olney Shopping Center Cash Management Period, the borrowers are required to cause all cash revenues relating to the One and Olney Shopping Center Property and all other money received by the borrowers or the property manager with respect to the One and Olney Shopping Center Property to be deposited into a lender-controlled lockbox account or, during a continuing One and Olney Shopping Center Cash Management Period, a lender-controlled cash management account within one business day of receipt. On each business day all amounts in the lockbox are required to be remitted (a) if a One and Olney Shopping Center Cash Management Period is not continuing, to a borrower controlled operating account and (b) during the continuance of a One and Olney Shopping Center Cash Management Period, to the cash management account.

During the continuance of a One and Olney Shopping Center Trigger Period or, at the lender’s discretion, during an event of default under the One and Olney Shopping Center Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the One and Olney Shopping Center Loan.

■	Property Management. The One and Olney Shopping Center Property is managed by WRGUSA, LLC, a borrower affiliate. Under the related loan documents, the One and Olney Shopping Center Property is required to be managed during the term of the One and Olney Shopping Center Loan by either WRGUSA, LLC or any other property manager approved by the lender, subject to the satisfaction of certain conditions under the related loan documents.

The lender has the right to replace, or require the borrowers to replace, any property manager with a property manager selected by the borrowers, subject to the lender’s reasonable approval (or, in the event of an event of default under the One and Olney Shopping Center Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, selected by the lender) (i) during the continuance of an event of default under the One and Olney Shopping Center Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a bankruptcy petition, (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of creditors or (vi) if the property manager is adjudicated insolvent.

■	Release of Collateral. Not permitted.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the One and Olney Shopping Center Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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1950-2000 ALAMEDA DE LAS PULGAS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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1950-2000 ALAMEDA DE LAS PULGAS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	AREF
Location (City/State)	San Mateo, California		Cut-off Date Principal Balance	$49,850,000
Property Type	Office		Cut-off Date Principal Balance per SF	$325.10
Size (SF)	153,336		Percentage of Initial Pool Balance	5.8%
Total Occupancy as of 9/6/2019	92.9%		Number of Related Mortgage Loans	None
Owned Occupancy as of 9/6/2019	92.9%		Type of Security	Fee Simple
Year Built / Latest Renovation	1983 / 2017		Mortgage Rate	3.7800%
Appraised Value(1)	$74,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$7,372,527
Underwritten Expenses	$2,698,854	Escrows(2)
Underwritten Net Operating Income (NOI)	$4,673,674		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,443,006	Taxes	$525,944	$65,743
Cut-off Date LTV Ratio	67.4%	Insurance	$107,763	$0
Maturity Date LTV Ratio	67.4%	Replacement Reserves	$0	$2,556
DSCR Based on Underwritten NOI / NCF	2.45x / 2.33x	TI/LC	$500,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.9%	Other(3)	$1,837,426	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$49,850,000	67.2%	Purchase Price	$70,500,000	95.1%
Principal’s New Cash Contribution	22,449,404	30.3	Reserves	2,971,133	4.0
Seller Credit(3)	1,837,426	2.5	Origination Costs	665,697	0.9
Total Sources	$74,136,830	100.0%	Total Uses	$74,136,830	100.0%

(1)	The appraiser also concluded to a land value of $53,600,000.
(2)	See “—Escrows” below.
(3)

At origination, the seller provided a credit of $1,837,426 which consists of $1,657,088 for outstanding tenant improvements and $180,338 for free rent associated with tenants Child Mind Institute, EasyAUM, and Fox, Shjeflo, Hartley & Babu, LLP. These amounts were escrowed upfront.

■	The Mortgage Loan. The mortgage loan (the “1950-2000 Alameda de las Pulgas Loan”) is evidenced by a note in the original principal amount of $49,850,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in San Mateo, California (the “1950-2000 Alameda de las Pulgas Property”). The 1950-2000 Alameda de las Pulgas Loan was originated by AREF on September 30, 2019. The 1950-2000 Alameda de las Pulgas Loan has an interest rate of 3.7800% per annum. The borrowers utilized the proceeds of the 1950-2000 Alameda De las Pulgas Loan to acquire the 1950-2000 Alameda de las Pulgas Property, fund reserves and pay origination costs.

The 1950-2000 Alameda de las Pulgas Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 1950-2000 Alameda de las Pulgas Loan requires monthly payments of interest only for the term of the 1950-2000 Alameda de las Pulgas Loan. The scheduled maturity date is the due date in October 2029. The 1950-2000 Alameda de las Pulgas Loan may be prepaid in whole, but not in part, on or after the due date in December 2021. Any prepayment prior to the due date in August 2029 requires payment of a prepayment penalty equal to the amount of the greater of (a) 2.0% of any applicable prepayment or (b) a yield maintenance premium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Mortgaged Property. The 1950-2000 Alameda de las Pulgas Property is a 153,336 SF, two-story office building located at 1950-2000 Alameda de las Pulgas in San Mateo, west of City Hall and north of the Peninsula Golf & Country Club. Alameda de las Pulgas is a northwest/southeast street that is improved with two lanes of traffic in each direction. The 1950-2000 Alameda de las Pulgas Property consists of two interconnected buildings (Building 1950 and Building 2000). The buildings were constructed in 1983, renovated in 2017 and are situated on a 6.0-acre site. The 1950-2000 Alameda de las Pulgas Property was originally part of a three-building campus (Building 1900, 1950, and 2000) for an insurance tenant, California Casualty. The buildings were subsequently converted to multi-tenant use. Building 2000 contains 131,003 SF and features a large atrium which provides for an indoor garden amenity. Building 1950 contains 22,333 SF and was converted to a low intensity medical office with offices and exam rooms that the County of San Mateo uses for a mental health clinic. Building 2000 is multi-tenanted with suites ranging from 1,425 SF to 30,292 SF with an average suite size of 5,926 SF (excluding storage space). Building 1900, which is not part of the collateral, is currently vacant and under renovation post departure of the sole tenant, California Casualty in mid-2018. According to the appraisal, Building 1900 was reportedly under contract for sale to a buyer who intends to re-develop the building into an alternative use. Based on a third party report, Building 1900 was being marketed to be leased at an asking rent of $43.80 per SF triple-net (versus in place rents of $31.08 per SF excluding storage space and rent steps at the 1950-2000 Alameda de las Pulgas Property) prior to the sale.

The prior owner acquired the 1950-2000 Alameda de las Pulgas Property in 2017 and subsequently invested about $1.1 million on exterior rehab improvements (parking garage resurfacing and painting) and upgrades to the common area (lobby renovation, elevator upgrade, and amenity improvements). Additionally, there have been a few tenant improvement projects as tenants renew leases or new tenants move in.

As of September 6, 2019, the 1950-2000 Alameda de las Pulgas Property was 92.9% leased to 12 tenants. The largest tenant at the 1950-2000 Alameda de las Pulgas Property is the County of San Mateo (rated Aaa by Moody’s) which leases 84,384 SF or 55.0% of the NRA and contributes to 57.0% of the underwritten base rent. The County of San Mateo has been in occupancy at the 1950-2000 Alameda de las Pulgas Property since 2008 and executed an extension and expansion option in October 2017. The County of San Mateo occupies the entire 22,333 SF space of Building 1950 where it utilizes the space as an outpatient mental health clinic (Central County Mental Health Center). The County of San Mateo also occupies 62,051 SF of Building 2000 where its Human Resources Department is housed. The Human Resources Department is responsible for personnel, training and risk management services for citizens of the County of San Mateo.

The County of San Mateo lease has an expiration date of September 2027 with no remaining renewal options. The lease provides for a termination option in the event that the landlord fails to provide or cure the lack of essential utilities or services to the County of San Mateo. The lease does not provide for any appropriations based termination options. The current base rent (excluding straightline rent) of $28.48 per SF is currently 24.7% below the appraiser’s concluded rent of $37.80 per SF for the space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants at the 1950-2000 Alameda de las Pulgas Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(1)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
County of San Mateo	NR / Aaa / NR	84,384	55.0%	$2,748,999	57.0%	$32.58	9/30/2027	NAP
Edgewood Partners	NR / NR / NR	16,175	10.5	469,692	9.7	29.04	3/31/2021	1, 3-year option
Fusion Learning, Inc	NR / NR / NR	10,814	7.1	433,115	9.0	40.05	1/31/2026	1, 5-year option
Child Mind Institute, Inc.	NR / NR / NR	9,937	6.5	399,467	8.3	40.20	12/31/2024	NAP
Fox, Shjeflo, Hartley & Babu, LLP	NR / NR / NR	3,261	2.1	141,071	2.9	43.26	8/31/2022	NAP
Judy Madrigal & Associates	NR / NR / NR	4,161	2.7	132,083	2.7	31.74	9/30/2021	NAP
Pierre J. Rodnunsky, PC	NR / NR / NR	3,621	2.4	122,370	2.5	33.79	6/30/2023	1, 5-year option
ADZ Law, LLP	NR / NR / NR	2,675	1.7	93,032	1.9	34.78	11/30/2020	1, 3-year option
Bridge Investment Group, LLC	NR / NR / NR	2,036	1.3	85,512	1.8	42.00	1/31/2026	NAP
NS Solutions USA Corporation	NR / NR / NR	2,136	1.4	77,024	1.6	36.06	3/31/2020	NAP
Ten Largest Owned Tenants		139,200	90.8%	$4,702,365	97.6%	$33.78
Remaining Owned Tenants		3,282	2.1	116,764	2.4	35.58
Vacant Spaces (Owned Space)		10,854	7.1	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		153,336	100.0%	$4,819,129	100.0%	$33.82

(1)	Based on the underwritten rent roll dated September 6, 2019.
(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps through October 2020.

The following table presents certain information relating to the lease rollover schedule at the 1950-2000 Alameda de las Pulgas Property based on initial lease expiration dates:

Lease Expiration Schedule (1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	6,515	4.2	4.2%	234,026	4.9	35.92	3
2021	21,914	14.3	18.5%	654,568	13.6	29.87	5
2022	3,261	2.1	20.7%	141,071	2.9	43.26	1
2023	3,621	2.4	23.0%	122,370	2.5	33.79	2
2024	9,937	6.5	29.5%	399,467	8.3	40.20	1
2025	0	0.0	29.5%	0	0.0	0.00	0
2026	12,850	8.4	37.9%	518,627	10.8	40.36	3
2027	84,384	55.0	92.9%	2,748,999	57.0	32.58	9
2028	0	0.0	92.9%	0	0.0	0.00	0
2029 & Thereafter	0	0.0	92.9%	0	0.0	0.00	0
Vacant	10,854	7.1	100.0%	0	0.0	0.00	0
Total	153,336	100.0%		$4,819,129	100.0%	$33.82	24

(1)	Information obtained from underwritten rent roll dated September 6, 2019.
(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps through October 2020.

The following table presents certain information relating to historical occupancy at the 1950-2000 Alameda de las Pulgas Property:

Historical Leased %(1)(2)

As of 9/6/2019
92.9%

(1)	Information obtained from underwritten rent roll dated September 6, 2019.
(2)	Historical occupancy history was not available due to acquisition.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1950-2000 Alameda de las Pulgas Property:

Cash Flow Analysis(1)(2)

	TTM 4/30/2019	Underwritten	Underwritten $ per SF
Base Rental Revenue	$4,281,781	$4,415,278	$28.79
Contractual Rent Steps(3)	0	403,851	2.63
Total Reimbursement Revenue(4)	2,189,278	2,491,433	16.25
Market Revenue from Vacant Units(5)	0	600,118	3.91
Other Revenue	94,702	94,702	0.62
Gross Revenue	$6,565,760	$8,005,381	$52.21
Vacancy / Credit Loss(6)	(532,327)	(632,854)	(4.13)
Effective Gross Income	$6,033,433	$7,372,527	$48.08

Total Operating Expenses	$2,371,484	$2,698,854	$17.60

Net Operating Income	$3,661,949	$4,673,674	$30.48
TI/LC	0	200,000	1.30
Capital Expenditures	0	30,667	0.20
Net Cash Flow	$3,661,949	$4,443,006	$28.98

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical cash flow history was not available due to acquisition.
(3)	Underwritten cash flow based on contractual rents as of September 6, 2019, contractual rent steps through September 30, 2020, and $345,525 of straight-line rent for County of San Mateo.
(4)	Total Reimbursement Revenue based on contractual lease terms and underwritten expenses.
(5)	Market Revenue from Vacant Units reflects gross up for vacant space at estimated market rent and average in-place reimbursements.
(6)	Vacancy and Credit Loss for TTM 4/30/2019 is comprised of physical vacancy and rent abatements.

■	Appraisal. According to the appraisal, the 1950-2000 Alameda de las Pulgas Property had an “as is” appraised value of $74,000,000 as of August 21, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$73,300,000	N/A	6.75%
Discounted Cash Flow Approach	$74,000,000	8.50%	7.50%(1)

(1)	Represents the terminal capitalization rate

Office Sales Comparables(1)

Property	Sale Date	Year Built / Renovated	Total Area (NRA)	Sale Price	Sales Price per SF	Occupancy
1950-2000 Alameda de las Pulgas	Sep-19	1983 / 2017	153,336	$70,500,000	$459.77	92.9%
2655-2988 Campus Drive	Jul-18	1974 / 1998	447,739	$210,000,000	$469.02	80%
Burlingame Bay Office Park	Jul-18	1983	259,733	$109,700,000	$460.86	89%
Clearview Business Park	Apr-18	1974 / 1988	378,359	$217,000,000	$573.53	100%
Century Center I	May-19	1985	102,276	$63,000,000	$615.98	100%
701 Gateway Blvd.	Dec-17	1998	170,414	$76,000,000	$445.97	94%
Comparable Property Avg. / Wtd. Avg.(2)				$164,897,455	$504.74	91%

(1)	Source: Appraisal.
(2)	Comparable Property Avg. / Wtd. Avg. does not include the 1950-2000 Alameda de las Pulgas Property.

■	Environmental Matters. According to a Phase I environmental report, dated August 29, 2019, there are no recognized environmental conditions at the 1950-2000 Alameda de las Pulgas Property. There are no recommendations for further action at the 1950-2000 Alameda de las Pulgas Property except for the implementation of an asbestos operations and maintenance plan at the 1950-2000 Alameda de las Pulgas Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Market Overview and Competition. The 1950-2000 Alameda de las Pulgas Property is located on 1950-2000 Alameda de las Pulgas in the city of San Mateo, California in the Beresford Park/Hillsdale Neighborhood California, approximately 20 miles south from San Francisco. Primary access to the subject neighborhood is provided by Highways 92, 101, and 82. The 1950-2000 Alameda de las Pulgas Property has access to a free daily shuttle that provides direct transportation to and from the Hillsdale Caltrain Station which is approximately 1.7 miles away. Land uses within the subject neighborhood consist of a mixture of commercial and residential. The area is mostly built-out and new development occurs through the redevelopment of the existing properties.

According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the 1950-2000 Alameda de las Pulgas Property was 18,135, 155,611, and 243,845, respectively; while the 2019 estimated average household income within the same radii was $210,044, $177,011, and $187,690, respectively. The top three industries within the area are prof/scientific/tech services, health care/social assistance and retail trade, which represent a combined total of 37% of the population.

According to the appraisal, the 1950-2000 Alameda de las Pulgas Property is located in the San Mateo County office submarket, which includes 8.2 million square feet of office space with a vacancy rate of 10.7% and an average asking rate of $5.59 per SF per month on a full service basis. Comparable properties provide a weighted average occupancy indication of 93.6%.

The following table presents certain information relating to the primary competition for the 1950-2000 Alameda de las Pulgas Property:

Competitive Set(1)

Property Name/Location	Year Built/ Renovated	Lease Area (SF)	Tenant Name	Lease Date/Term	Annual Base Rent PSF per Month (Full Service)	Annual Base Rent PSF per Month (Triple-Net)(2)
1850 Gateway Drive 1850 Gateway Drive San Mateo, CA 94404	1990	21,441	Apixio	Sep-18/ 5.5 Yrs	$4.95	$3.64

Bay View Plaza Office Complex 2121 South El Camino Real San Mateo, CA 94403	1973	3,271	Roam Analytics	Jun-18/ 3.0 Yrs	$4.85	$3.54

Century Plaza I 1065 East Hillsdale Boulevard Foster City, CA 94404	1984	9,751	Terns Pharmaceuticals	Apr-19/ 5.5 Yrs	$5.00	$3.69

San Mateo Center III 1810 Gateway Drive, San Mateo, CA 94404	1986	73,250	Tipalti	Aug-19/ 4.3 Yrs	$4.65	$3.34

San Mateo Centre 1800 Gateway Drive, San Mateo, CA 94404	1988	1,839	Giddy, Inc.	Jun-19/ 3.2 Yrs	$4.65	$3.34

Bridgepointe Office Park 1510 Fashion Island Boulevard San Mateo, CA 94404	1984	5,281	Solvvy	Apr-19/ 3.1 Yrs	$4.21	$2.90

(1)	Source: Appraisal
(2)	Appraiser adjusted the full service lease rates downward to a triple net basis by $1.31 per SF based on the 1950-2000 de Las Pulgas Property’s pro forma operating expenses.

■	The Borrower. The borrower is Alameda Fields-1, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1950-2000 Alameda de las Pulgas Loan. The non-recourse carveout guarantor under the 1950-2000 Alameda de las Pulgas Loan is Roger Fields. Roger Fields is the principal and founder of Peninsula Land & Capital, a commercial real estate company focused on acquiring and managing office/R&D/industrial buildings in Silicon Valley and the greater Bay Area. Peninsula Land & Capital owns and manages more than 25 properties totaling over 2.3 million SF with over 200 tenants and 75 separate individual investors.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. On the origination date, the borrower funded (i) a tax and insurance reserve in an amount equal to $525,944 with respect to taxes and $107,763 with respect to insurance, (ii) a TI/LC reserve in an amount equal to $500,000, and (iii) other reserves which consist of $1,657,088 for unfunded obligations and $180,338 for free rent associated with three tenants.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) a replacement reserve in the amount of $2,556 subject to a cap of $153,336, and (iii) beginning on the payment date in December 2021, a TI/LC reserve (subject to a cap of $2,500,000) in the amount of either (a) $16,611 or (b) in the event that the San Mateo County lease is renewed in the 8th year of the term of the 1950-2000 Alameda de las Pulgas loan agreement, for a lease term of least five additional years and at a rental amount at least equal to the rental amount then in effect at the time of such renewal, approximately $8,334. Notwithstanding the foregoing, provided no event of default is continuing and a certain blanket insurance policy is in effect, deposits into the insurance reserve will be suspended.

■	Lockbox and Cash Management. The 1950-2000 Alameda de las Pulgas Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct tenants to pay rent directly to a lender-controlled lockbox account, and the borrower will be required to cause all cash revenues relating to the 1950-2000 Alameda de las Pulgas Property and all other money received by the borrower or the property manager with respect to the 1950-2000 Alameda de las Pulgas Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day all funds in the lockbox account are required to be swept into a borrower-controlled operating account, provided that on each business day during the continuance of a 1950-2000 Alameda de las Pulgas Cash Management Period, all amounts in the lockbox account are required to be remitted to the cash management account. During the continuance of a 1950-2000 Alameda de las Pulgas Cash Management Period (provided the borrower and the guarantor are not subject to bankruptcy proceedings), all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses are required to be reserved as additional collateral for the 1950-2000 Alameda de las Pulgas Loan.

A “1950-2000 Alameda de las Pulgas Cash Management Period” means the period beginning upon occurrence of any of the following: (i) the stated maturity date under the loan documents; (ii) a default or event of default under the 1950-2000 Alameda De las Pulgas Loan agreement (until no default of event of default is then continuing); (iii) the debt service coverage ratio (as calculated under the related loan documents) being less than 1.20x (on an interest-only basis) (until the debt service coverage ratio is 1.25x (on an interest-only basis) for two consecutive fiscal quarters); or (iv) commencement of a Lease Sweep Period until such Lease Sweep Period has ended.

A “Lease Sweep Period” means any period commencing upon (i) the date that is nine months prior to the end of the term of any Major Lease; (ii) the earlier of the date required under a Major Lease by which the Major Tenant is required to give notice of its exercise of a renewal option or the date the Major Tenant actually gives such notice of its intention not to renew or extend; (iii) any Major Lease being surrendered, cancelled or terminated prior to its then current expiration date; (iv) any Major Tenant discontinuing its business in a material portion of its premises or giving notice that it intends to discontinue its business in any material portion thereof; (v) the occurrence and continuance of a default under any Major Lease by the Major Tenant thereunder; (vi) the occurrence of a Major Tenant insolvency proceeding; or (vii) the credit rating of a Major Tenant or its guarantor being downgraded below B by S&P (or its functional equivalent by any other rating agency).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A Lease Sweep Period will end if (a) with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier of the date on which the Major Tenant exercises its extension option with respect to all of the space demised under its Major Lease and sufficient funds have been accumulated in the special rollover reserve to pay for all anticipated approved Major Lease leasing expenses and any other anticipated expenses in connection with such extension or the date on which all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to an acceptable replacement lease(s) approved by the lender and all approved Major Lease leasing expenses have been paid in full; provided, however, with respect to a matter described in clause (iii) or (iv) above involving a partial surrender of the applicable space, in the event that at least 75% of the space under the Major Lease has been leased pursuant to a replacement lease(s), then that Lease Sweep Period would be deemed to be satisfied if, taking such replacement lease(s) into account, the debt yield equals or exceeds the greater of (x) the debt yield immediately prior to such early surrender event triggering the applicable Lease Sweep Period or (y) 8.9%; (b) with respect to clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; (c) with respect to clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or (d) with respect to clause (vii), upon the credit rating of the applicable Major Tenant or its guarantor being restored to at least B by S&P (or its functional equivalent by any other rating agency).

A “Major Lease” means the San Mateo County lease, and any other lease which covers 30,000 or more rentable square feet or 20% or more of the annual gross revenue of the 1950-2000 Alameda de las Pulgas Property.

A “Major Tenant” means any tenant under either a Major Lease or under one or more leases which when taken together cover in aggregate 30,000 or more rentable square feet or 20% or more of the annual gross revenue of the 1950-2000 Alameda de las Pulgas Property.

■	Property Management. The 1950-2000 Alameda de las Pulgas Property is managed by Peninsula Land & Capital, Inc., a California corporation and an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the 1950-2000 Alameda de las Pulgas Property is required to remain managed by Peninsula Land & Capital, Inc., or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender if (i) an event of default under the 1950-2000 Alameda de las Pulgas Loan agreement is continuing, (ii) manager is in default under the management agreement, (iii) the manager becomes a debtor in any bankruptcy or insolvency proceeding or (iv) upon the gross negligence, malfeasance or willful misconduct of the manager.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1950-2000 Alameda de las Pulgas Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six month extended period of indemnity following restoration. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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mediterranean apartments

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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mediterranean apartments

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		AREF
Location (City/State)	Whittier, California	Cut-off Date Principal Balance		$37,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$146,484.38
Size (Units)	256	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 9/13/2019	94.5%	Number of Related Mortgage Loans(2)		2
Owned Occupancy as of 9/13/2019	94.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1970 / 2017	Mortgage Rate		3.8800%
Appraised Value	$76,270,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$4,695,176
Underwritten Expenses	$1,404,806
Underwritten Net Operating Income (NOI)	$3,290,370	Escrows(1)
Underwritten Net Cash Flow (NCF)	$3,211,266		Upfront	Monthly
Cut-off Date LTV Ratio	49.2%	Taxes	$82,623	$20,656
Maturity Date LTV Ratio	49.2%	Insurance	$45,829	$6,547
DSCR Based on Underwritten NOI / NCF	2.23x / 2.18x	Replacement Reserves	$6,592	$6,592
Debt Yield Based on Underwritten NOI / NCF	8.8% / 8.6%	Other(3)	$119,813	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,500,000	100.0%	Loan Payoff	$22,631,904	60.4%
			Principal Equity Distribution	14,112,555	37.6
			Origination Costs	500,684	1.3
			Reserves	254,857	0.7
Total Sources	$37,500,000	100.0%	Total Uses	$37,500,000	100.0%

(1)	See “—Escrows” below.

(2)	The borrower sponsor is also the borrower sponsor for the Sunrise Apartments loan.

(3)	Other upfront reserves represent a deferred maintenance reserve of $119,813.

■	The Mortgage Loan. The mortgage loan (the “Mediterranean Apartments Loan”) is evidenced by a note in the original principal amount of $37,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 256-unit multifamily property located in Whittier, California (the “Mediterranean Apartments Property”). The Mediterranean Apartments Loan was originated by AREF on October 1, 2019 and represents approximately 4.3% of the Initial Pool Balance. The note evidencing the Mediterranean Apartments Loan has an outstanding principal balance as of the Cut-off Date of $37,500,000 and an interest rate of 3.8800% per annum. The borrower utilized the proceeds of the Mediterranean Apartments Loan to refinance the Mediterranean Apartments Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The Mediterranean Apartments Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Mediterranean Apartments Loan requires interest only payments on each due date through the scheduled maturity date in October 2029. Voluntary prepayment of the Mediterranean Apartments Loan is prohibited prior to the due date in July 2029. Provided that no event of default under the related loan documents is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■	The Mortgaged Property. The Mediterranean Apartments Property is a 256-unit multifamily garden apartment located at 11555 Santa Gertrudes Avenue, Whittier, California in an area with average household income of $100,718. The Mediterranean Apartments Property is located on the south of Leffingwell Road and along the west side of Santa Gertrudes Avenue. The property consists of 22, one and two-story apartment buildings. The improvements were constructed in 1970 and are situated on an 8.71-acre site. Project amenities include a community pool and spa, and two laundry facilities. The Mediterranean Apartments Property features a total of 373 surface parking spaces. The borrower sponsors have owned and operated the Mediterranean Apartments Property since 1979. Since 2016, they have invested $1.16 million ($4,526 per unit) in capital expenditures which has been largely utilized for the renovation of interior units, including replacement of flooring with vinyl plank, appliance replacements, and countertop replacements.

The unit mix includes 108 one-bedrooms, 143 two-bedrooms, and 5 three-bedrooms. Each unit features a full appliance package including a gas range/oven, garbage disposal and dishwasher. Additionally, each unit features wood cabinets with Formica countertops and vinyl tile flooring in the kitchen area. The Mediterranean Apartments

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Property had an average occupancy of approximately 94% from 2012 to September 2019. As of September 13, 2019, the Mediterranean Apartments Property was 94.5% leased.

The following table presents certain information relating to the units and rent at the Mediterranean Apartments Property:

Unit Mix(1)

Unit Type	# of Units	# of Occupied Units	# of Vacant Units	Average SF per Unit	NRA (SF)	Average In-Place Rent Per Unit Per Month	Average In-Place Rent Per SF Per Month	Competitive Set Rent Range (Per SF Per Month) (2)	Appraiser’s Concluded Market Rent Per SF Per Month (2)
Studio	7	7	0	661	4,625	$1,438	$2.18	$2.16 - $2.87	$2.23
1-Bed / 1-Bath	101	93	8	668	67,425	$1,419	$2.13	$2.09 - $2.42	$2.14
2-Bed / 1 -Bath	79	76	3	919	72,580	$1,619	$1.76	$1.99 - $2.23	$1.94
2-Bed / 1.5-Bath	64	61	3	925	59,170	$1,755	$1.90	$1.97 - $1.98	$1.93
Three Bedroom	5	5	0	1,350	6,750	$1,943	$1.44	$1.92	$1.70
Total / Wtd. Avg.	256	242	14	822	210,550	$1,576	$1.92	N/A	$2.00

(1)	As provided by the borrower per the underwritten rent roll dated September 13, 2019.

(2)	Source; Appraisal.

The following table presents certain information relating to historical occupancy at the Mediterranean Apartments Property:

Historical Leased %(1)

2016	2017	2018	As of 9/13/2019
95.6%	95.8%	94.3%	94.5%

(1)	As provided by the borrower and reflects average leased rate for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mediterranean Apartments Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 8/31/2019	Underwritten(2)	Underwritten $ per Unit
Potential Rent Revenue	$ 4,132,462	$ 4,295,681	$ 4,362,904	$ 4,339,425	$ 4,863,396	$ 18,998
Vacancy, Credit Loss and Concessions	5,330	5,304	(1,004)	(9,463)	(329,252)	(1,286)
Total Rent	$ 4,137,791	$ 4,300,985	$ 4,361,900	$ 4,329,963	$ 4,534,144	$ 17,712

Other Revenue(3)	$ 130,581	$ 141,937	$ 183,400	$ 161,031	$ 161,031	$ 629
Effective Gross Income	$ 4,268,372	$ 4,442,922	$ 4,545,300	$ 4,490,994	$ 4,695,176	$ 18,341

Total Operating Expenses	$ 1,036,925	$ 975,385	$ 1,225,583	$ 1,177,566	$ 1,404,806	$ 5,488

Net Operating Income	$ 3,231,447	$ 3,467,537	$ 3,319,717	$ 3,313,428	$ 3,290,370	$ 12,853
Replacement Reserves	0	0	0	0	79,104	309
Net Cash Flow	$ 3,231,447	$ 3,467,537	$ 3,319,717	$ 3,313,428	$ 3,211,266	$ 12,544

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of September 13, 2019.

(3)	Other revenue includes reimbursement revenue, deposits, parking, laundry and other miscellaneous fees and income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Mediterranean Apartments Property had an “as-is” appraised value of $76,270,000 as of September 15, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$76,270,000	N/A	4.25%
Discounted Cash Flow Approach	N/A	N/A	N/A

■	Environmental Matters. According to a Phase I environmental report dated September 18, 2019, there are no recognized environmental conditions or recommendations for further action other than an asbestos operations and maintenance plan at the Mediterranean Apartments Property.

■	Market Overview and Competition. The Mediterranean Apartments Property is located in the Los Angeles-Long Beach-Anaheim, CA Metropolitan Statistical Area, approximately 13 miles east of Downtown Los Angeles. The area has a population of 13,542,894, average household income of $100,718, and an unemployment rate of 4.4%. The top three industries within the area are Health Care/Social Assistance, Manufacturing and Retail Trade, which represent a combined total of 33% of the population.

Primary access to the subject neighborhood is provided by the Santa Ana freeway (Interstate 5). From Interstate 5, there are many arterial streets that connect to the subject neighborhood such as Rosecrans Avenue, Beach Boulevard (Highway 39) and Alondra Boulevard. Land uses within the neighborhood are primarily residential and commercial. Major employers within the immediate area include USC (21,000 employees), UCLA (65,600 employees), Kaiser Permanente (37,400 employees), Cedars-Sinai Medical Center (14,900 employees), and Walt Disney Co. (13,000 employees). Major tourist attractions proximate to the Mediterranean Property include Staples Center, Disneyland, Angel Stadium, and Knott's Berry Farm.

According to a third party research report, the Mediterranean Apartments Property is located in the Southeast Los Angeles apartment submarket which has an inventory of 39,112 units, overall vacancy rate of 2.7% and average effective rent of $1,791 per unit per month as of the second quarter of 2019. The amount of new inventory delivered in Southeast Los Angeles has been limited and barriers to entry including long entitlement processes and expensive construction financing have provided obstacles to delivering new assets.

The following table presents certain information relating to the primary competition for the Mediterranean Apartments Property:

Competitive Set(1)

	Mediterranean Apartments(2)	Seville Apartments	Kendallwood Apartments	The Springs	Pinecrest Apartments	Tuscan Villas	Granada Court Apartments
No. of Units	256	77	120	110	63	84	22
Year Built	1970	1970	1973	1971	1964	1969	1979
Distance (miles)	N/A	0.1	0.8	1.4	0.9	1.3	0.2
Occupancy	94.5%	95%	98%	96%	95%	99%	100%

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated September 13, 2019.

■	The Borrower. The borrower is MED (DE), LLC, a Delaware limited liability company and a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mediterranean Apartments Loan. The borrower sponsors and non-recourse carveout guarantors under the Mediterranean Apartments Loan are Kevin F. Jones, Louise A. Jones, and Louise A. Jones as trustee of the Thomas F. Jones Separate Property Trust. Consensys Property Management, founded in 1965 by Thomas F. Jones and his partners, is the property manager. Consensys Property Management’s portfolio includes properties located in Orange, Los Angeles, San Bernadino, Riverside, San Diego, and Santa Barbara Counties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. On the origination date, the borrower funded (i) an immediate repair reserve in an amount equal to $119,813, (ii) a tax and insurance reserve in an amount equal to $82,623 with respect to taxes and $45,829 with respect to insurance, and (iii) a replacement reserve in an amount equal to $6,592.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period which currently equates to $20,656 and $6,547, respectively and (ii) a capital expenditure reserve in the amount of approximately $6,592.

■	Lockbox and Cash Management. The Mediterranean Apartments Loan is structured with a springing lockbox and springing cash management. The related loan documents require that, from and after the first Mediterranean Apartments Cash Management Period, the borrower will cause all cash revenues relating to the Mediterranean Apartments Property to be deposited in a lockbox account or a lender controlled cash management account within one business day following receipt. From and after the first Mediterranean Apartments Cash Management Period, absent an ongoing Mediterranean Apartments Cash Management Period, all funds in the lockbox account are required to be swept daily into a borrower operating account. During the continuance of a Mediterranean Apartments Cash Management Period under the Mediterranean Apartments Loan all funds in the lockbox account are required to be swept daily into the cash management account. On each due date during a continuing Mediterranean Apartments Cash Management Period, the related loan documents require that all amounts on deposit in the cash management account in excess of the monthly debt service payment, required reserves and operating expenses be reserved in an excess cash flow reserve account. If no Mediterranean Apartments Cash Management Period is continuing, all amounts remaining in the cash management account after payment of debt service, budgeted operating expenses, and required reserves, will be transferred to the borrower’s operating account. During the continuance of an event of default, funds on deposit in the cash management account may be applied by the lender in such order and priority as it determines in its sole discretion.

A “Mediterranean Apartments Cash Management Period” means the period beginning upon occurrence of any of the following: (i) the stated maturity date under the related loan documents until the Mediterranean Apartments Loan has been repaid in full; (ii) a default or event of default under the Mediterranean Apartments Loan documents (until no default of event of default is then continuing); and (iii) the debt service coverage ratio (as calculated under the related loan documents) is less than 1.40x (on an interest-only basis) (until the debt service coverage ratio is 1.45x (on an interest-only basis) for two consecutive fiscal quarters).

■	Property Management. The Mediterranean Apartments Property is managed by Consensys Property Management, Inc., a California corporation and an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Mediterranean Apartments Property is required to remain managed by Consensys Property Management, Inc., or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender if (i) an event of default under the Mediterranean Apartments Loan agreement is continuing, (ii) the property manager is in default under the management agreement, (iii) the property manager becomes a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager engages in any gross negligence, malfeasance or willful misconduct.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Mediterranean Apartments Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		AREF
Location (City/State)	Bridgewater, New Jersey	Cut-off Date Balance(2)		$36,480,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)		$116.09
Size (SF)	785,598	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 3/11/2019	92.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/11/2019	92.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1970-2005 / NAP	Mortgage Rate		3.7300%
Appraised Value	$153,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$26,445,657
Underwritten Expenses	$14,057,622	Escrows(3)
Underwritten Net Operating Income (NOI)	$12,388,036		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,183,925	Taxes	$240,153	$120,077
Cut-off Date LTV Ratio(1)	59.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	59.6%	Replacement Reserve	$0	$24,878
DSCR Based on Underwritten NOI / NCF(1)	3.59x / 3.24x	TI/LC(4)	$0	$65,467
Debt Yield Based on Underwritten NOI / NCF(1)	13.6% / 12.3%	Other	$3,849	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$91,200,000	58.8%	Purchase Price	$152,000,000	98.0%
Principal’s New Cash Contribution	62,646,965	40.4	Origination Costs	2,848,259	1.8
Other Sources(5)	1,245,297	0.8	Reserves	244,002	0.2

Total Sources	$155,092,262	100.0%	Total Uses	$155,092,262	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the New Jersey Center of Excellence Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $36,480,000 represents the non-controlling note A-2, which is part of a larger whole loan evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $91,200,000. The related companion loan, which is evidenced by the controlling note A-1 ($54,720,000), was contributed to the GSMS 2019-GC42 securitization transaction. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	The TI/LC reserve is subject to a cap of $3,142,392.

(5)	Other Sources consist primarily of prepaid rents and tenant deposits credited by the property seller at closing.

■	The Mortgage Loan. The mortgage loan (the “New Jersey Center of Excellence Loan”) is part of a whole loan (the “New Jersey Center of Excellence Whole Loan”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A, 785,598 SF mixed-use, life science campus comprised of eight rentable buildings located in Bridgewater, New Jersey (the “New Jersey Center of Excellence Property”). The New Jersey Center of Excellence Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $36,480,000 and represents approximately 4.2% of the Initial Pool Balance. The related companion loan is evidenced by the controlling note A-1 ($54,720,000) and was contributed to the GSMS 2019-GC42 securitization transaction. The New Jersey Center of Excellence Whole Loan, which accrues interest at an interest rate of 3.7300% per annum, was co-originated by AREF and Citi Real Estate Funding Inc. (“CREFI”) on August 1, 2019, had an aggregate original principal balance of $91,200,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $91,200,000. The borrower used the proceeds of the New Jersey Center of Excellence Whole Loan to finance the acquisition of the New Jersey Center of Excellence Property, pay origination costs and fund upfront reserves.

The New Jersey Center of Excellence Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires monthly payments of interest only for the term of the New Jersey Center of Excellence Whole Loan. The scheduled maturity date of the New Jersey Center of Excellence Whole Loan is the due date in August 2029. Provided no event of default has occurred and is continuing, at any time after the second anniversary of the Closing Date, the New Jersey Center of Excellence Whole Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the New Jersey Center of Excellence Whole Loan documents.

Voluntary prepayment of the New Jersey Center of Excellence Whole Loan is permitted on or after the due date in March 2029 without payment of any prepayment premium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The table below summarizes the promissory notes that comprise the New Jersey Center of Excellence Whole Loan. The relationship between the holders of the New Jersey Center of Excellence Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$54,720,000	$54,720,000	GSMS 2019-GC42	Yes
Note A-2	36,480,000	36,480,000	GSMS 2019-GSA1	No
Total	$91,200,000	$91,200,000

■	The Mortgaged Property. The New Jersey Center of Excellence Property is a Class A, mixed-use life science campus located in Bridgewater, New Jersey. The New Jersey Center of Excellence Property is comprised of seven interconnected laboratory/research & development (“R&D”) office buildings and one good manufacturing practices capable warehouse (“GMP”) situated on an approximately 31-acre site. The New Jersey Center of Excellence Property was originally designed as Sanofi’s (a pharmaceutical company) global R&D headquarters and was constructed in stages between 1970 and 2005. The prior owner acquired the New Jersey Center of Excellence Property after Sanofi vacated in 2012 and subsequently redeveloped it into a multi-tenant life science campus. As a result, the New Jersey Center of Excellence Property features infrastructure with laboratory space that can be rearranged into multiple configurations to accommodate existing and future life science or R&D tenants. In addition, tenants benefit from an onsite central utility plant (“CUP”) offering utility efficiency, redundancy and savings.

As of March 11, 2019, the New Jersey Center of Excellence Property was 92.3% occupied by a total of 14 tenants with a remaining weighted average lease term of approximately 8 years and a weighted average lease term of approximately 12 years. The New Jersey Center of Excellence Property is comprised of approximately 52.7% of R&D lab space, approximately 23.2% of lab/office space, approximately 18.2% of GMP space and the remaining space utilized as traditional office space. There are currently four single-tenanted buildings and four multi-tenanted buildings. The top three tenants at the New Jersey Center of Excellence Property based on underwritten base rent are Ashland, Inc., Nestle Health Science and PTC Therapeutics, Inc. (collectively representing approximately 53.9% of NRA and approximately 52.9% of underwritten base rent (inclusive of rent steps)). A new café and fitness center were also recently constructed as on-site amenities.

The New Jersey Center of Excellence Property is part of the Peters Brook Village Condominium (the “Peters Brook Condominium”). The Peters Brook Condominium currently consists of six condominium units, with the New Jersey Center of Excellence Property comprising units 2 and 3 of the Peters Brook Condominium. At the origination of the New Jersey Center of Excellence Whole Loan, units 2 and 3 owned 100% of the common elements in the Peters Brook Condominium. The borrower has been allocated one of three board seats for the Peters Brook Condominium. However, upon the issuance of a certificate of occupancy for the initial improvements on condominium units 1 and 5 (non-collateral), the membership of the board of the Peters Brook Condominium will be expanded from three to four board seats, and at which time, the borrower will be allocated two of the board seats. The related borrower does not have the power to control the related condominium. The percentage interest in the common elements applicable to each unit of the Peters Brook Condominium may change as improvements are constructed in the non-collateral units or such non-collateral units are sold by the declarant to third parties; provided that the related borrower’s collective percentage interest in the common elements as the owner of the two collateral units may not be reduced below 30% without the prior written consent of the related borrower and the lender. The declaration and bylaws of the Peters Brook Condominium may only be amended by the consent of at least 75% of the votes eligible to be cast by all unit owners.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The largest tenant based on underwritten base rent, Ashland, Inc. (25.2% of NRA; 20.1% of underwritten base rent; rated Ba3/BB by Moody’s and S&P), occupies space in two buildings with 152,000 SF in one building (“Building N”) through April 2030 and 46,000 SF of space in another building (“Building M”) through December 2026. Ashland, Inc. has one, three-year and four month renewal option for the 46,000 SF of space in Building M so that such lease term will end on the same date as the 152,000 SF in Building N. Thereafter, Ashland, Inc. has two, five-year renewal options for the entirety of its space and no termination options. Ashland, Inc. is a global provider of specialty chemicals for a number of industries, including the automotive, construction, food and beverage, personal care and pharmaceutical industries. Ashland, Inc. relocated its Specialty Ingredients Global Research and Development team from Wayne, New Jersey to the New Jersey Center of Excellence Property in 2014 and established a global R&D lab, a personal care center and an office facility. Ashland, Inc. reported approximately $3.0 billion, $3.3 billion and $3.7 billion in sales in 2016, 2017 and 2018, respectively.

The second largest tenant based on underwritten base rent, Nestle Health Science (23.2% of NRA; 18.8% of underwritten base rent), occupies 182,427 SF of space through September 2031 with three, five-year renewal options and a termination option effective on January 1, 2028 with written notice no later than December 31, 2026 and payment of a $4,853,747 termination fee. Nestle Health Science has been in occupancy at the New Jersey Center of Excellence Property since July 2016. The New Jersey Center of Excellence Property serves as one of the company’s 30+ global Product Technology Centers and serves as Nestle Health Science’s United States headquarters. Nestle Health Science invested approximately $70 million to build out the R&D program at the New Jersey Center of Excellence Property. Nestle Health Science offers a portfolio of science-based consumer health, medical nutrition and supplemental brands. Nestle Health Science was founded in 2011, employs approximately 5,000 people worldwide and is a wholly-owned subsidiary of Nestle S.A. (rated AA-/Aa2/AA- by Fitch, Moody’s and S&P). Nestle Health Science was developed to develop science-based personalized nutritional solutions for people with specific dietary needs related to illness, disease or age.

The third largest tenant based on underwritten base rent, PTC Therapeutics, Inc. (5.5% of NRA; 14.0% of underwritten base rent), occupies 43,000 SF of space on a lease expiring in June 2021 with no extension or termination options. PTC Therapeutics, Inc. is a biopharmaceutical company founded in 1998 that is focused on the discovery, development and commercialization of clinically-differentiated medicines that provide benefits to patients with rare disorders. PTC Therapeutics, Inc. went public in 2013 (NASDAQ: PTCT) and reported approximately $82.7 million, $194.4 million and $264.7 million in total revenues in 2016, 2017 and 2018, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants at the New Jersey Center of Excellence Property:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Ashland, Inc.(4)	NR / Ba3 / BB	198,000	25.2%	$3,543,580	20.1%	$17.90	4/30/2030	1, 3-year option & 2, 5-year options
Nestle Health Science(5)	AA- / Aa2 / AA-	182,427	23.2	3,302,508	18.8	$18.10	9/30/2031	3, 5-year options
PTC Therapeutics, Inc.	NR / NR / NR	43,000	5.5	2,462,180	14.0	$57.26	6/30/2021	NAP
Amneal (Kashiv)(6)	NR / NR / BB-	142,780	18.2	2,106,005	12.0	$14.75	9/30/2025	2, 5-year options
Avantor Performance Materials	BB / B3 / B+	36,018	4.6	1,536,755	8.7	$42.67	8/31/2024	2, 5-year options
Insmed	NR / NR / NR	28,002	3.6	1,073,992	6.1	$38.35	12/31/2021	2, 5-year options
Nevakar	NR / NR / NR	26,497	3.4	914,147	5.2	$34.50	8/31/2026	2, 5-year options
Solaris Pharma(7)	NR / NR / NR	18,072	2.3	690,464	3.9	$38.21	11/30/2024	1, 5-year option
Matinas Biopharma	NR / NR / NR	14,336	1.8	582,328	3.3	$40.62	9/30/2027	1, 5-year option
Clinical Genomics	NR / NR / NR	16,201	2.1	556,018	3.2	$34.32	4/30/2022	2, 5-year options
Ten Largest Owned Tenants		705,333	89.8%	$16,767,977	95.3%	$23.77
Remaining Tenants		20,118	2.6	833,045	4.7	$41.41
Vacant		60,147	7.7	0	0.0	$0.00
Total / Wtd. Avg.		785,598	100.0%	$17,601,022	100.0%	$24.26

(1)	Based on the underwritten rent roll dated March 11, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $225,840 of contractual rent steps through July 2020 and $359,961 which represents the present value of rent steps for Nestle Health Science.

(4)	Ashland, Inc. leases 152,000 SF of space in Building N through April 2030 and 46,000 SF in Building M of space through December 2026. Ashland, Inc. has one, three-year and four month renewal option for the 46,000 SF of space in Building M so that this lease term will end on the same date as the 152,000 SF in Building N. Thereafter, Ashland, Inc. has two, five-year renewal options for the entirety of its space.

(5)	Nestle Health Science has a termination option effective on January 1, 2028 with written notice no later than December 31, 2026 and a payment of a $4,853,747 termination fee.

(6)	Amneal subleases 142,780 SF of its space to its affiliate, Kashiv, and the lease and related sublease expire on September 30, 2025.

(7)	Solaris Pharma leases 13,467 SF of space with a lease expiration date of November 30, 2024 with a termination option effective November 30, 2022 with at least twelve months’ notice and payment of a termination fee equal to landlord’s unamortized costs related to the lease. Solaris Pharma also leases 4,605 SF of space through February 28, 2021 with no termination options. Solaris Pharma has one, five-year renewal option related to the lease expiring in February 2021. If this renewal option is exercised, the lease expiring in November 2024 will also be extended to be coterminous with the original lease, so that the entire space will expire in February 2026.

The following table presents certain information relating to the lease rollover schedule at the New Jersey Center of Excellence Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	82,992	10.6	10.6%	3,998,984	22.7	$48.19	6
2022	16,201	2.1	12.6%	556,018	3.2	$34.32	1
2023	12,733	1.6	14.2%	530,905	3.0	$41.70	1
2024	49,485	6.3	20.5%	2,066,547	11.7	$41.76	1
2025	142,780	18.2	38.7%	2,106,005	12.0	$14.75	1
2026	72,497	9.2	47.9%	1,436,961	8.2	$19.82	1
2027	14,336	1.8	49.8%	582,328	3.3	$40.62	1
2028	0	0.0	49.8%	0	0.0	$0.00	0
2029	0	0.0	49.8%	0	0.0	$0.00	0
2030 & Thereafter	334,427	42.6	92.3%	6,323,273	35.9	$18.91	2
Vacant	60,147	7.7	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	785,598	100.0%		$17,601,022	100.0%	$24.26	14

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the applicable lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $225,840 of contractual rent steps through July 2020 and $359,961 which represents the present value of rent steps for Nestle Health Science.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to historical leasing at the New Jersey Center of Excellence Property:

Historical Leased %(1)(2)

As of 3/11/2019
92.3%

(1)	Based on the underwritten rent roll dated March 11, 2019.

(2)	Historical information is not available as the New Jersey Center of Excellence Property was acquired at origination and the prior owner did not provide historical information.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the New Jersey Center of Excellence Property:

Cash Flow Analysis(1)(2)

	TTM 4/30/2019	Underwritten	Underwritten $ per SF
Base Rent	$13,069,598	$17,015,221	$21.66
Contractual Rent Steps(3)	0	585,801	0.75
Potential Income from Vacant Space	0	2,396,957	3.05
Reimbursements	6,597,033	5,947,636	7.57
Gross Potential Income	$19,666,631	$25,945,615	$33.03
Tenant Electric Reimbursements(4)	3,133,537	2,649,457	3.37
Miscellaneous Income(5)	247,542	247,542	0.32
Vacancy & Credit Loss(6)	0	(2,396,957)	(3.05)
Effective Gross Income	$23,047,710	$26,445,657	$33.66

Real Estate Taxes	$882,798	$1,372,304	$1.75
Insurance	209,813	301,436	0.38
Management Fee	691,431	793,370	1.01
Other Operating Expenses	11,706,610	11,590,512	14.75
Total Operating Expenses	$13,490,652	$14,057,622	$17.89

Net Operating Income(7)	$9,557,058	$12,388,036	$15.77
TI/LC	0	298,527	0.38
Capital Expenditures	0	905,584	1.15
Net Cash Flow	$9,557,058	$11,183,925	$14.24

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical information is not available as the New Jersey Center of Excellence Property was acquired at origination and the prior owner did not provide historical information.

(3)	Includes $225,840 of contractual rent steps through July 2020 and $359,961 which represents the present value of rent steps for Nestle Health Science.

(4)	The TTM 4/30/2019 Tenant Electric Reimbursements were higher due to an increased electric expense of $1,062,804 in 2018 for the purchase of electric from the utility gird while the central utility plant turbines were off-line for maintenance.

(5)	Miscellaneous Income consists of cafeteria income and tenant work reimbursements.

(6)	Vacancy is underwritten to the current, economic vacancy of 9.2%.

(7)	The increase from TTM 4/30/2019 Net Operating Income to Underwritten Net Operating Income is primarily attributable to recent leasing at the New Jersey Center of Excellence Property. PTC Therapeutics, Inc. executed a lease that commenced on July 1, 2019 for 43,000 SF which accounts for $2,462,180 of underwritten base rent and Insmed expanded its space by 13,691 SF commencing on January 1, 2019 which accounts for $620,476 of underwritten base rent inclusive of contractual rent steps.

■	Appraisal. According to the appraisal, the New Jersey Center of Excellence Property had an “as-is” appraised value of $153,000,000 as of April 4, 2019.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$153,000,000	N/A	7.50%
Discounted Cash Flow Approach	$149,800,000	8.75%	8.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 30, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the New Jersey Center of Excellence Property other than the continued implementation of the current asbestos operations and maintenance program.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Market Overview and Competition. The New Jersey Center of Excellence Property is located in Bridgewater, New Jersey along the west side of US Highway Route 202/206 and is considered to be within Central New Jersey. The New Jersey Center of Excellence Property is situated along a highway corridor that is predominately corporate office and R&D facilities. The New Jersey Center of Excellence Property is approximately 30 miles southwest of New York City and approximately 50 miles northeast of Philadelphia. New Jersey has historically been a life science hub and the industry continues to play a role in the state’s economy as many of the largest life science corporations are located within the state. The area is located centrally relative to the Northeast Corridor, connecting Washington, D.C. via I-95. Currently, New Jersey is home to 13 of the top 20 biopharma companies and the Northern and Central New Jersey lab inventory totals 15.2 million SF with a 13.6% vacancy rate and $18.26 average rent per SF. However, this vacancy rate increased in 2018 due to Bristol-Meyers Squibb’s 1.15 million SF R&D campus being vacated in Hopewell, New Jersey.

According to the appraisal, the Central New Jersey region has a total population of nearly 2.9 million and has an unemployment rate of 3.6% as of March 2019 due to the recent economic growth in the region. Population within a 1, 3 and 5 mile radius is 3,781, 32,914 and 89,229, respectively. According to a third party report, average household income within a 1, 3 and 5 mile radius is $165,389, $163,214 and $144,446, respectively.

The appraisal noted that the New Jersey Center of Excellence Property is located adjacent to a major mixed-use planned future development known as The Bridge. The project is expected to include 400 housing units, a 150-room full service hotel, restaurants, an 80,000 SF grocery store, 90,000 SF of office and retail space, 60,000 square feet of medical space, a town green and a community garden across 62 acres of land. There will be no R&D space developed within The Bridge.

The following table presents certain information relating to comparable buildings and tenants for the New Jersey Center of Excellence Property:

Office Building Comparables(1)

Property Name	Size (NRA)	Year Built	City, State	Tenant	Tenant’s SF	Rent PSF
New Jersey Center of Excellence(2)	785,598	1970-2005	Bridgewater, New Jersey	Ashland, Inc.	198,000	$17.90
Cedar Brook Corporate Center	275,000	2007	Cranbury, New Jersey	Confidential	45,500	$20.00
Cedar Brook Corporate Center	57,000	1988	Cranbury, New Jersey	CMIC	20,634	$23.00
Cedar Brook Corporate Center	62,000	2006	Cranbury, New Jersey	Eywa Pharmaceuticals	52,000	$24.00
NY Center for Innovation	125,652	1994	Pearl River, New York	NuBiyota	3,596	$21.50
Mt. Bethel Corporate Center	104,997	2002	Warren, New Jersey	Cellularity	49,660	$21.00
7 Graphics Drive	72,300	1992	Ewing, New Jersey	Concours Pharmaceuticals	22,000	$20.00
Technology Centre 2	60,000	1999	North Brunswick, New Jersey	Ascendia Pharmaceuticals	15,290	$26.00
Technology Centre 2	60,000	1999	North Brunswick, New Jersey	Allergan	32,341	$26.78
Total (excluding New Jersey Center of Excellence)	816,949				241,021	NAP
Average (excluding New Jersey Center of Excellence)	102,119				30,128	$22.79

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 11, 2019.

■	The Borrower. The borrower, COE Bridgewater LLC, is a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the New Jersey Center of Excellence Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Joseph J. Sitt, who is the chairman of Thor Equities Group. Thor Equities Group owns properties in key urban markets throughout the United States, Europe, Canada and Latin America, with over 160 properties worldwide worth in excess of $15.0 billion and totaling approximately 40.0 million SF. Thor Equities Group is based in New York City with offices in London, Paris, Mexico City and Chicago.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. On the origination date of the New Jersey Center of Excellence Whole Loan, the borrower funded a reserve of $240,153 for real estate taxes and a reserve of $3,849 for condominium assessments.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the New Jersey Center of Excellence Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $120,077), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the next ensuing 12-month period (such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the New Jersey Center of Excellence Whole Loan documents), (iii) a tenant improvements and leasing commissions reserve in the amount of $65,467 (subject to a cap of $3,142,392), (iv) a replacement reserve in the amount of $24,878 and (v) during the continuance of a New Jersey Center of Excellence Trigger Period, a condominium reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay condominium assessments for the next ensuing 12-month period.

A “New Jersey Center of Excellence Trigger Period” means a period commencing upon the earlier to occur of (i) an event of default until cured and, (ii) the debt yield being less than 6.0% until the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters.

■	Lockbox and Cash Management. The New Jersey Center of Excellence Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the New Jersey Center of Excellence Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the New Jersey Center of Excellence Property to be deposited into such lockbox upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a New Jersey Center of Excellence Trigger Period exists. Upon the occurrence and during the continuance of a New Jersey Center of Excellence Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the New Jersey Center of Excellence Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the New Jersey Center of Excellence Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the New Jersey Center of Excellence Whole Loan. Upon an event of default under the New Jersey Center of Excellence Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

■	Property Management. The New Jersey Center of Excellence Property is managed by Thor Management Company LLC, an affiliate of the borrower sponsor, pursuant to a management agreement. Under the New Jersey Center of Excellence Whole Loan documents, the lender may, or may require the borrower to, terminate the management agreement and replace the property manager upon the occurrence of: (i) an event of default that remains uncured and is continuing, (ii) a default under the management agreement beyond all applicable notice and cure periods, (iii) the insolvency or commencement of an involuntary insolvency or bankruptcy proceeding involving the property manager that is not dismissed within 90 days of the filing thereof or any voluntary bankruptcy or insolvency proceeding involving the property manager or (iv) the property manager engaging in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the New Jersey Center of Excellence Whole Loan documents, the borrower may terminate the management agreement and replace the property manager with a property manager approved by the lender, which approval may be conditioned upon receipt of a Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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new jersey center of excellence

■	Mezzanine or Secured Subordinate Indebtedness. The New Jersey Center of Excellence Whole Loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including, among others (i) execution of an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the lender, (ii) the debt yield (as calculated under the New Jersey Center of Excellence Whole Loan documents and taking into account the mezzanine loan and the New Jersey Center of Excellence Whole Loan) being at least 10.0%, (iii) the debt service coverage ratio (as calculated under the New Jersey Center of Excellence Whole Loan documents and taking into account the mezzanine loan and the New Jersey Center of Excellence Whole Loan) being at least 2.50x, and (iv) receipt of a Rating Agency Confirmation. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

■	Release of Collateral. Provided that no event of default is then continuing under the New Jersey Center of Excellence Whole Loan documents, the lender may not unreasonably withhold, condition or delay its consent to (i) an amendment of the condominium documents to create a unit consisting solely of a certain unimproved portion of the New Jersey Center of Excellence Property more particularly described in the New Jersey Center of Excellence Whole Loan documents (“Development Unit”), and (ii) simultaneously with the creation of the Development Unit, the release of the Development Unit from the lien of the mortgage, subject to satisfaction of certain conditions, including, among others (a) receipt of a Rating Agency Confirmation, (b) after giving effect to the release, the debt yield (taking into account the mezzanine loan, if applicable) is at least 12.0%, and (c) after giving effect to the release, the debt service coverage ratio (taking into account the mezzanine loan, if applicable) is at least 3.27x. The appraisal attributes no value to the Development Unit.

■	Terrorism Insurance. The New Jersey Center of Excellence Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the New Jersey Center of Excellence Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the New Jersey Center of Excellence Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $100,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(2)		$35,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)		$374.94
Size (SF)	560,083	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 5/31/2019	99.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2019	99.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1982 / 2015	Mortgage Rate		3.6600%
Appraised Value	$319,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$22,411,024
Underwritten Expenses	$6,752,423	Escrows
Underwritten Net Operating Income (NOI)	$15,658,602		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,647,202	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	65.8%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	65.8%	Replacement Reserves	$1,000,000	$0
DSCR Based on Underwritten NOI / NCF(1)	2.01x / 2.01x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	7.5% / 7.5%	Other(3)	$77,030	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$210,000,000	99.7%	Loan Payoff	$206,691,937	98.1%
Principal’s New Cash Contribution	609,705	0.3	Origination Costs	2,840,738	1.3
			Reserves	1,077,030	0.5

Total Sources	$210,609,705	100.0%	Total Uses	$210,609,705	100.0%

(1)	Calculated based on the aggregate outstanding balance of the Millennium Park Plaza Whole Loan.
(2)	The Cut-off Date Principal Balance of $35,000,000 represents the non-controlling note A-4 of the $210,000,000 Millennium Park Plaza Whole Loan evidenced by seven pari passu notes. See “—The Mortgage Loan” below.
(3)	Other reserve represents an unfunded obligations reserve for two tenants, Nandos of Michigan Ave LLC (4,055 SF) and Stan’s Donuts (2,058 SF).

■	The Mortgage Loan. The mortgage loan (the “Millennium Park Plaza Loan”) is part of a whole loan (the “Millennium Park Plaza Whole Loan”) consisting of seven pari passu promissory notes (note A-1, note A-2, note A-3, note A-4, note A-5, note A-6 and note A-7) with an aggregate original principal balance of $210,000,000 and is secured by fee simple interest in a 38-story, multifamily, office and retail tower located in Chicago, Illinois (the “Millennium Park Plaza Property”). The Millennium Park Plaza Loan, evidenced by non-controlling note A-4, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 4.0% of the Initial Pool Balance. The related pari passu companion loans, evidenced by the non-controlling note A-3, note A-5, note A-6 and note A-7, are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

The Millennium Park Plaza Whole Loan was originated by Goldman Sachs Bank USA on July 19, 2019. The Millennium Park Plaza Whole Loan has an interest rate of 3.6600% per annum. The borrower utilized the proceeds of the Millennium Park Plaza Whole Loan to refinance existing debt, fund upfront reserves, and pay origination costs.

The Millennium Park Plaza Whole Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Millennium Park Plaza Whole Loan requires interest-only payments during its term. The scheduled maturity date of the Millennium Park Plaza Whole Loan is August 6, 2029. The Millennium Park Plaza Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on February 6, 2029. Partial prepayments are also permitted in connection with curing a Millennium Park Plaza Trigger Period as described below under “—Escrows”. In addition, provided that no event of default under the Millennium Park Plaza Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first payment date following the earlier of (a) the second anniversary of the closing date of the securitization into which the last piece of the Millennium Park Plaza Whole Loan is deposited or (b) July 19, 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The table below summarizes the promissory notes that comprise the Millennium Park Plaza Whole Loan. The relationship between the holders of the Millennium Park Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$70,000,000	$70,000,000	CGCMT 2019-GC41	Yes
Note A-2	30,000,000	30,000,000	GSMS 2019-GC42	No
Note A-3	40,000,000	40,000,000	GSBI(1)	No
Note A-4	35,000,000	35,000,000	GSMS 2019-GSA1	No
Note A-5	20,000,000	20,000,000	GSBI(1)	No
Note A-6	10,000,000	10,000,000	GSBI(1)	No
Note A-7	5,000,000	5,000,000	GSBI(1)	No
Total	$210,000,000	$210,000,000

(1)	Notes A-3, A-5, A-6 and A-7 are currently held by Goldman Sachs Bank USA and are expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Millennium Park Plaza Property is a 38-story, multifamily, office and retail tower located in Chicago, Illinois. The components of the Millennium Park Plaza Property are divided as follows: multifamily (557 units), office (85,017 SF) and retail (18,450 SF). Located at 151-155 North Michigan Avenue in The Loop submarket of Chicago, Illinois, the Millennium Park Plaza Property sits at the intersection of Michigan Avenue and Randolph Street. The Millennium Park Plaza Property was originally developed in 1982 and the borrower sponsor has owned the asset since 2004.

The residential component of the Millennium Park Plaza Property includes a mix of studios and one-, two-, and three-bedroom units ranging in size from 304 to 1,300 SF. As of May 31, 2019, the Millennium Park Plaza Property was 99.2% occupied.

The Millennium Park Plaza Property features amenities including a renovated fitness center with locker rooms, an indoor pool on the 38th floor, a rooftop deck, a business center, a tenant lounge, and a concierge service. The Millennium Park Plaza Property has an underground parking garage that offers valet parking for up to 200 automobiles.

The Millennium Park Plaza Property sits in the Chicago central business district (“CBD”), which is known as The Loop. Situated at the Northwest corner of Millennium Park, the Millennium Park Plaza Property location allows for some multifamily units to have unobstructed views of Millennium Park. The Millennium Park Plaza Property is located within approximately one mile of the Magnificent Mile, the Chicago River, the State Street shopping district, Millennium Station and the downtown subway loop.

The following table presents certain information relating to the multifamily units and rent at the Millennium Park Plaza Property:

Unit Mix(1)

Unit Type	# of Units	Total SF	Average SF per Unit	Monthly UW Rent per Unit
1 Bedroom	263	176,209	670	$1,834
2 Bedroom	125	122,845	983	2,665
3 Bedroom	103	125,440	1,218	3,373
Studio	66	32,122	487	1,648
Total / Wtd. Avg.	557	456,616	820	$2,283

(1)	As provided by the borrower per the underwritten rent roll dated May 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major retail and office tenants (of which, certain tenants may have co-tenancy provisions) at the Millennium Park Plaza Property:

Ten Largest Retail and Office Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Ferrero USA Inc(3)	NR / NR / NR	2,785	2.7%	$603,867	9.8%	$216.83	5/31/2027	2, 5-year options
CenturyLink, Inc.	BB / B2 / BB	9,558	9.2	502,200	8.1	52.54	Various(4)	1, 5-year option
Broadwing Communications	NR / NR / NR	6,000	5.8	428,040	6.9	71.34	1/27/2020	None
Stan’s Donuts	NR / NR / NR	2,058	2.0	353,600	5.7	171.82	5/31/2027	2, 5-year options
Nandos of Michigan Ave LLC	NR / NR / NR	4,055	3.9	305,000	4.9	75.22	10/31/2032	3, 5-year options
GPS Millennium Park LLC Garrett Popcorn	NR / NR / NR	1,540	1.5	261,482	4.2	169.79	10/31/2024	2, 5-year options
PB Restaurants LLC	NR / NR / NR	1,476	1.4	198,492	3.2	134.48	12/31/2024	2, 5-year options
Angelini Ori Abate Law	NR / NR / NR	3,900	3.8	142,679	2.3	36.58	11/30/2025	None
Hat World, Inc.	NR / NR / NR	809	0.8	141,443	2.3	174.84	12/31/2024	2, 5-year options
Davids Tea (USA), Inc	NR / NR / NR	877	0.8	141,113	2.3	160.90	Various(5)	None
Largest Tenants		33,058	32.0%	$3,077,915	49.9%	$93.11
Remaining Owned Tenants		65,740	63.5	3,085,496	50.1	46.93
Vacant Spaces (Owned Space)		4,669	4.5	0	0.0	0.00
Totals / Wtd. Avg. Tenants		103,467	100.0%	$6,163,411	100.0%	$62.38

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.
(3)	Ferrero USA Inc has the right to terminate its lease after May 31, 2020 with three months’ notice and payment of a termination fee.
(4)	Centurylink, Inc leases 430 SF of office space scheduled to expire on July 31, 2023 and 9,128 SF of office space scheduled to expire on September 30, 2023.
(5)	Davids Tea (USA), Inc. leases 777 SF of retail space scheduled to expire on November 30, 2024 and 100 SF of office space scheduled to expire on October 31, 2021.

The following table presents certain information relating to the lease rollover schedule for the Millennium Park Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	10,552	10.2%	10.2%	$362,391	5.9%	$34.34	21
2019	7,187	6.9	17.1%	365,016	5.9	$50.79	27
2020	23,282	22.5	39.6%	1,332,783	21.6	$57.25	39
2021	8,148	7.9	47.5%	348,399	5.7	$42.76	16
2022	15,186	14.7	62.2%	775,127	12.6	$51.04	18
2023	15,448	14.9	77.1%	757,920	12.3	$49.06	8
2024	6,197	6.0	83.1%	816,629	13.2	$131.78	6
2025	3,900	3.8	86.9%	142,679	2.3	$36.58	1
2026	0	0.0	86.9%	0	0.0	$0.00	0
2027	4,843	4.7	91.6%	957,467	15.5	$197.70	2
2028	0	0.0	91.6%	0	0.0	$0.00	0
2029	0	0.0	91.6%	0	0.0	$0.00	0
2030 & Thereafter	4,055	3.9	95.5%	305,000	4.9	$75.22	1
Vacant	4,669	4.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	103,467	100.0%		$6,163,411	100.0%	$62.38	139

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	UW Base Rent $ per SF includes tenants that do not have any associated SF.

The following table presents certain information relating to the historical leasing at the Millennium Park Plaza Property:

Historical Leased %(1)

2016	2017	2018	As of 5/31/2019
99.0%	97.8%	97.4%	99.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Millennium Park Plaza Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 5/31/2019	Underwritten(2)	Underwritten $ per SF
Effective Rental Revenue	$14,294,293	$14,499,950	$15,294,647	$14,972,622	$15,260,112	$27.25
Retail Income	693,788	1,293,179	1,586,708	2,018,496	2,073,872	3.70
Office Income	2,357,420	2,446,628	2,466,636	2,540,208	2,667,207	4.76
Telecom Income	1,376,674	1,402,323	1,488,043	1,710,226	1,456,707	2.60
Miscellaneous Revenue	754,502	767,780	939,866	953,126	953,126	1.70
Total Other Revenue	$5,182,384	$5,909,910	$6,481,253	$7,222,056	$7,150,912	$12.77
Effective Gross Revenue	$19,476,677	$20,409,860	$21,775,900	$22,194,678	$22,411,024	$40.01

Total Operating Expenses	$5,920,924	$6,198,041	$6,410,039	$6,549,845	$6,752,423	$12.06

Net Operating Income	$13,555,753	$14,211,819	$15,365,861	$15,644,833	$15,658,602	$27.96
Upfront Replacement Reserve	0	0	0	0	(100,000)	(0.18)
Replacement Reserves	0	0	0	0	111,400	0.20
Net Cash Flow	$13,555,753	$14,211,819	$15,365,861	$15,644,833	$15,647,202	$27.94

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, retail lease tenant improvement concessions, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of May 31, 2019 and contractual rent steps through July 31, 2020.

■	Appraisal. According to the appraisal, the Millennium Park Plaza Property had an “as-is” appraised value of $319,000,000 as of June 10, 2019.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$315,000,000	N/A	4.75%

(1)	Based on the “as-is” appraised value.

■	Environmental Matters. According to a Phase I environmental report, dated June 11, 2019, there are no recognized environmental conditions or recommendations for further action at the Millennium Park Plaza Property other than to develop and implement an asbestos operations and maintenance plan.

■	Market Overview and Competition. According to the appraisal, the Millennium Park Plaza Property is located in downtown Chicago in The Loop neighborhood. The Loop is the CBD and the financial center of the downtown Chicago market area. It is the second largest CBD in the United States after Midtown Manhattan and contains numerous corporate headquarters. It is also home to many of Chicago’s attractions, including the downtown Chicago theater district, the Field Museum, Grant Park, Buckingham Fountain, The Art Institute of Chicago, and Millennium Park. The Loop, along with the adjacent West Loop and South Loop neighborhoods, comprise the primary employment center in the Chicago market area. The aggregated Loop area as a whole contains approximately 150 million square feet of office space.

According to the appraisal, as the Chicago CBD has transformed into a 24-hour environment, The Loop has experienced the construction of new multifamily towers, retailers, restaurants, theaters, and hotels. This in turn has attracted new renters to the area seeking a diverse amenity base in addition to proximity to employment. The Loop has historically been the business center of the city of Chicago, which in turn, has promoted the financial stability of the market. The Millennium Park Plaza Property is located within approximately one mile of the Daley Center, City Hall, the State of Illinois Courthouse, and the Thompson Center/State of Illinois Building. Furthermore, the Millennium Park Plaza Property is located along North Michigan Avenue, which offers a concentration of retailers and draws tourists through the corridor.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Chicago Apartment Market: As of first quarter 2019, the Chicago apartment market contains 484,506 rental units in 2,447 buildings, located in 25 submarkets. The Millennium Park Plaza Property is located in The Loop submarket, which represents 4.3% of the total inventory in the broader market.

As of the first quarter of 2019, the overall vacancy rate for the region was 4.8%, while The Loop submarket has a current vacancy rate of 7.3%. The Millennium Park Plaza Property dates from the 1980s and the rental rates at the Millennium Park Plaza Property are lower than those quoted at the new Class A luxury towers in the market. The average quoted rental rate for all types of space within the region is $1,443 per month, while The Loop submarket has an average asking rental rate of $2,269 per month. The Loop submarket has the second highest rent in the Chicago CBSA market.

Chicago CBD Office Market: The Chicago-Naperville-Joliet Core Based Statistical Area (the “Chicago CBSA”) contains nearly 233.5 million SF of office space. Historically, the Chicago CBSA has been considered the business center of the Midwest, attracting many corporate headquarters and regional branches. As a transportation, banking and investment hub and research and educational center, a wide spectrum of business disciplines evolved in the region to create a critical mass of business-to-business activity. As of the first quarter of 2019, the overall vacancy of the Chicago CBD office market increased 30 basis points year-over-year.

Chicago Retail Market: The Millennium Park Plaza Property is located within Chicago’s East Loop retail submarket, one of the top retail submarkets in the Chicago metropolitan statistical area (“MSA”). According to the appraisal, the Chicago CBSA retail market totals 560.7 million SF of retail space in 45,416 buildings. The current vacancy rate is 6.0% and the average rent is $19.10 per SF, triple-net. The East Loop submarket totals 1,687,736 SF in 30 buildings. The submarket exhibits a vacancy rate of 4.6% and average rental rate of $37.08 per SF, triple-net. In comparison to the Chicago CBSA retail market, East Loop exhibits a lower vacancy, and the area commands significantly higher rents.

The following table presents certain information relating to the primary competition for the Millennium Park Plaza Property:

Competitive Set(1)

	Millennium Park Plaza(2)	200 Squared	420 East Ohio	Lake Shore Plaza	McClurg Court	Columbus Plaza
Address	151-155 North Michigan Avenue	210 N Wells Street	420 E Ohio Street	445 E Ohio Street	333 E Ontario Street	233 E Wacker Drive
City, State	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Year Built	1982	1964	1990	1986	1972	1980
Multifamily Units	557	329	263	567	1,061	534
Studio Rent Per Month	$1,648	$1,849	$2,007	$1,616	$1,784	$1,690
One-Bedroom Rent Per Month	$1,834	$2,249	$2,202	$1,624	$1,955	$1,712
Two-Bedroom Rent Per Month	$2,665	$2,798	$3,071	$2,100	$3,042	$2,973
Three-Bedroom Rent Per Month	$3,373	NAP	$4,241	NAP	NAP	$3,125

(1)	Source: Appraisal.
(2)	As provided by the borrower per the underwritten rent roll dated May 31, 2019.

■	The Borrower. The borrower is Millennium Park Plaza I LLC, a Delaware limited liability company. The borrower sponsor and non-recourse carveout guarantor is Donal P. Barry, Sr., the owner of a portfolio of residential rental real property with a group of investors, referred to in part as the “Barry Group” in the Millennium Park Plaza Loan documents and other outside investors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Millennium Park Plaza Whole Loan.

The Barry Group owns and manages its portfolio which includes a range of real estate investment services, including the acquisition, renovation, and repositioning of vintage, multifamily properties throughout the Chicago metropolitan area. Their portfolio consists of approximately $1.7 billion in assets held in over 80 properties, which comprise more than 5,100 apartment units and over 250,000 SF of retail commercial uses and top-class office space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. On the origination date, the borrower funded (i) an unfunded obligations reserve in the amount of $77,030 for free rent attributable to Nandos of Michigan Ave LLC and Stan’s Donuts and (ii) a capital expenditures reserve in the amount of $1,000,000.

On each due date during a Millennium Park Plaza Trigger Period, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy and no event of default is continuing; (ii) a capital expenditures reserve in the amount of $9,283.33; and (iii) a tenant improvements and leasing commissions reserve in the amount of $12,933.42.

A “Millennium Park Plaza Trigger Period” means each period commencing when the debt yield (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 6.00%, and ending when the debt yield (as calculated under the loan documents), determined as of the first day of a fiscal quarter thereafter, is equal to or greater than 6.00%. If a Millennium Park Plaza Trigger Period is in effect or would be in effect as a result of the debt yield being less than 6.00%, then the borrower may avoid the commencement of a Millennium Park Plaza Trigger Period or end a Millennium Park Plaza Trigger Period by either (x) prepaying a portion of the Millennium Park Plaza Whole Loan (together with any applicable yield maintenance premium) such that the resulting debt yield after application of such prepayment exceeds 6.00% or (y) delivering to the lender, as additional collateral (the “Debt Yield Collateral”), cash or cash equivalents satisfactory to the lender in an amount (the “Debt Yield Cure Amount”) that when subtracted from the outstanding principal balance would result in a debt yield that exceeds 6.00%. Thereafter, if the Debt Yield Cure Amount as of the last day of any fiscal quarter exceeds the aggregate amount of the Debt Yield Collateral held by the lender, then a Millennium Park Plaza Trigger Period will commence unless the borrower increases the amount of the Debt Yield Collateral to the then current Debt Yield Cure Amount. Provided that no event of default is then continuing, following written request from the borrower, the lender is required to return the Debt Yield Collateral when the debt yield, determined as of the first day of a fiscal quarter thereafter, exceeds 6.00% without reducing the aggregate outstanding principal amount of the Millennium Park Plaza Whole Loan by the amount of such Debt Yield Collateral.

■	Lockbox and Cash Management. The Millennium Park Plaza Whole Loan is structured with a soft lockbox (except with respect to the commercial tenants, for which a hard lockbox is in place) and springing cash management. The borrower was required to deliver tenant direction letters instructing all commercial and retail tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Millennium Park Plaza Property and all other money received by the borrower or the property manager with respect to the Millennium Park Plaza Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt thereof. On each business day that no Millennium Park Plaza Trigger Period or event of default under the Millennium Park Plaza Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during a Millennium Park Plaza Trigger Period or during the continuance of an event of default under the Millennium Park Plaza Whole Loan, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Millennium Park Plaza Trigger Period or, at the lender’s discretion during the continuance of an event of default under the Millennium Park Plaza Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Millennium Park Plaza Whole Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Property Management. The Millennium Park Plaza Property is currently managed by Millennium Park Living, Inc. Under the Millennium Park Plaza Whole Loan documents, the Millennium Park Plaza Property is required to be managed by Millennium Park Living, Inc. or any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Millennium Park Plaza Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Millennium Park Plaza Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Millennium Park Plaza Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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19100 RIDGEWOOD

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	San Antonio, Texas		Cut-off Date Principal Balance(3)	$35,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(2)	$226.53
Size (SF)	618,017		Percentage of Initial Pool Balance	4.0%
Total Occupancy as of 10/1/2019(1)	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2019(1)	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	2009 / NAP		Mortgage Rate	3.6500%
Appraised Value	$200,500,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$23,068,450
Underwritten Expenses	$9,270,507	Escrows(4)
Underwritten Net Operating Income (NOI)	$13,797,943		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,561,909	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	69.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	69.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.66x / 2.42x	TI/LC	$0	$90,127
Debt Yield Based on Underwritten NOI / NCF(2)	9.9% / 9.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$140,000,000	70.5%	Purchase Price	$198,000,000	99.7%
Principal's New Cash Contribution	58,553,293	29.5	Origination Costs	553,293	0.3

Total Sources	$198,553,293	100.0%	Total Uses	$198,553,293	100.0%

(1)	Total Occupancy and Owned Occupancy represent the percentage of area leased at the 19100 Ridgewood Property.
(2)	Calculated based on the aggregate outstanding principal balance of the 19100 Ridgewood Whole Loan.
(3)	The Cut-off Date Principal Balance of $35,000,000 represents the non-controlling note A-3 of the $140,000,000 19100 Ridgewood Whole Loan evidenced by four pari passu notes. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “19100 Ridgewood Loan”) is part of a whole loan (the “19100 Ridgewood Whole Loan”) consisting of four pari passu promissory notes with an aggregate original principal balance of $140,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an office property in San Antonio, Texas (the “19100 Ridgewood Property”).

The 19100 Ridgewood Loan, which will be included in the GSMS 2019-GSA1 securitization transaction, is evidenced by the non-controlling note A-3, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 4.0% of the Initial Pool Balance. The related pari passu companion loans are evidenced by the controlling note A-1, which has an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000, the non-controlling note A-2, which has an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000 and the non-controlling note A-4, which has an aggregate outstanding principal balance as of the Cut-off Date of $20,000,000.

The 19100 Ridgewood Whole Loan was originated by Goldman Sachs Bank USA (“GS Bank”) on August 19, 2019. The 19100 Ridgewood Whole Loan has an interest rate of 3.6500% per annum. The borrower utilized the proceeds of the 19100 Ridgewood Whole Loan to finance the acquisition of the 19100 Ridgewood Property and pay origination costs.

The 19100 Ridgewood Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 19100 Ridgewood Whole Loan requires interest-only payments during its term. The scheduled maturity date of the 19100 Ridgewood Whole Loan is the due date in September 2029. The 19100 Ridgewood Whole Loan may be voluntarily prepaid in whole (but not in part) on or after the due date in September 2020. Any voluntary prepayments prior to the due date in June 2029 require a yield maintenance premium, which may be no less than 1% of the amount prepaid.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The table below summarizes the promissory notes that comprise the 19100 Ridgewood Whole Loan. The relationship between the holders of the 19100 Ridgewood Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$55,000,000	$55,000,000	GSMS 2019-GC42	Yes
Note A-2	30,000,000	30,000,000	GS Bank(1)	No
Note A-3	35,000,000	35,000,000	GSMS 2019-GSA1	No
Note A-4	20,000,000	20,000,000	GS Bank(1)	No
Total	$140,000,000	$140,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 19100 Ridgewood Property is a 618,017 SF, suburban single tenant office property located at 19100 Ridgewood Parkway in San Antonio, Texas. The 19100 Ridgewood Property consists of a 14-story building (“Building I”) and a 6-story building (“Building II”), which were constructed in 2009 and are situated on an approximately 15-acre site. The 19100 Ridgewood Property is comprised of two office towers connected by a shared lobby/atrium. The 19100 Ridgewood Property is 100.0% leased to Tesoro Companies, Inc (“Tenant”), a wholly owned subsidiary of Marathon Petroleum Corporation (“Marathon”) and is subject to a parent guaranty by Marathon, rated BBB / Baa2 / BBB by Fitch, Moody’s and S&P. The lease (the “Marathon Lease”) is a triple-net lease structured with 1.25% annual escalations, and expires on May 31, 2029. The Tenant has four, 5-year renewal options subject to a minimum 18-month notice period.

EOG Resources, Inc. (“EOG”) subleases the entire 147,295 SF Building II at the 19100 Ridgewood Property (23.8% of total net rentable area (“NRA”)), at a modified gross rent of $30 per SF. The sublease commenced in 2011 for approximately 110,000 SF, and was expanded by approximately 37,000 SF in 2012. The sublease expires in January 2026, with one option to renew until March 2029 (approximately 90 days prior to the Marathon Lease expiration). EOG entered into a recognition agreement with the landlord, recognizing them as a direct tenant in the event the Marathon Lease is terminated. EOG is rated A- / A3 by S&P and Moody’s.

The 19100 Ridgewood Property is situated on approximately 15 acres in northern San Antonio and includes a six-story parking garage totaling 2,355 parking spaces. The 19100 Ridgewood Property grounds include shaded walking trails for employees and a private drive entrance for guests and executives. The office towers are connected by a central lobby, and amenities include a conference center, a fitness center, a corporate cafeteria and dining area, a commercial kitchen, a coffee kiosk, a credit union, executive offices on Building I’s top floor, and private executive parking. The floor plates of each tower are approximately 28,000 NRA.

The following table presents certain information relating to the major tenant at the 19100 Ridgewood Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Tenant(3)	BBB / Baa2 / BBB	618,017	100.0%	$13,566,650	100.0%	$21.95	5/31/2029	4, 5-year options
Totals / Wtd. Avg. Tenants		618,017	100.0%	$13,566,650	100.0%	$21.95

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent and UW Base Rent $ per SF includes rent steps through August 31, 2020.
(3)	Tenant subleases approximately 147,295 SF to EOG at a base rent of approximately $30.00 per SF, expiring in January 2026 (subject to one renewal option). Tenant has also vacated approximately 84,000 SF over floors 10-12 and is in negotiations with the borrower sponsor to return such space in return for the tenant extending its lease at the 19100 Ridgewood Property. Tenant continues to pay rent on the vacated portion. We cannot assure you that this tenant will continue to pay rent as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the 19100 Ridgewood Property based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(1)	% of Total UW Base Rent	UW Base Rent $ per SF(1)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026(2)	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	618,017	100.0	100.0%	13,566,650	100.0	21.95	1
2030 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	618,017	100.0%		$13,566,650	100.0%	$21.95	1

(1)	UW Base Rent and UW Base Rent $ per SF includes rent steps through August 31, 2020.
(2)	Tenant subleases approximately 147,295 SF to EOG at a base rent of approximately $30.00 per SF, expiring in January 2026.

The following table presents certain information relating to historical leasing at the 19100 Ridgewood Property:

Historical Leased %(1)

2016	2017	2018	As of 10/1/2019
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average leased rate for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 19100 Ridgewood Property:

Cash Flow Analysis

	2016	2017	2018	TTM 6/30/2019	Underwritten(1)	Underwritten $ per SF(1)
Base Rental Revenue	$12,842,592	$13,003,124	$13,165,663	$13,247,523	$13,566,650	$21.95
Contractual Rent Steps	0	0	0	0	984,502	1.59
Total Reimbursement Revenue	0	0	0	0	9,270,507	15.00
Gross Revenue	12,842,592	13,003,124	13,165,663	13,247,523	23,821,658	38.55
Vacancy Loss	0	0	0	0	(753,209)	(1.22)
Effective Gross Revenue	$12,842,592	$13,003,124	$13,165,663	$13,247,523	$23,068,450	$37.33

Real Estate Taxes	$0	$0	$0	$0	$3,608,370	$5.84
Insurance	0	0	0	0	180,201	0.29
Utilities	0	0	0	0	1,721,286	2.79
Repairs & Maintenance	0	0	0	0	663,059	1.07
Janitorial	0	0	0	0	1,392,337	2.25
Management Fee	0	0	0	0	692,053	1.12
General and Administrative - Direct	0	0	0	0	538,650	0.87
Total Operating Expenses	$0	$0	$0	$0	$9,270,507	$15.00

Net Operating Income	$12,842,592	$13,003,124	$13,165,663	$13,247,523	$13,797,943	$22.33
Tenant Improvements	0	0	0	0	543,855	0.88
Leasing Commissions	0	0	0	0	537,675	0.87
Replacement Reserves	0	0	0	0	154,504	0.25
Net Cash Flow	$12,842,592	$13,003,124	$13,165,663	$13,247,523	$12,561,909	$20.33

(1)	Underwritten cash flow based on in-place rents as of July 1, 2019, with contractual rent steps through August 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the 19100 Ridgewood Property had an “as-is” appraised value of $200,500,000 as of July 26, 2019 and a hypothetical - go dark value of $142,600,000 as of July 26, 2019.

Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate
San Antonio, Texas	Direct Capitalization Approach	$198,500,000	N/A	6.75%
	Discounted Cash Flow Approach	$202,300,000	7.25%	7.00%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to a Phase I environmental report, dated August 1, 2019, there are no recognized environmental conditions or recommendations for further action at the 19100 Ridgewood Property.

■	Market Overview and Competition. The 19100 Ridgewood Property is located in the far north central portion of the city of San Antonio near the intersection of US 281 and Loop 1604 approximately eight miles north of the San Antonio International Airport and 15 miles north of San Antonio. The neighborhood is bounded by Bexar County Line to the north and east, Camp Bullis to the west and Loop 1604 to the south. Land uses consist primarily of retail properties, single family residential developments and office properties (including medical offices). Retail developments are mostly located along primary roadways such as Loop 1604, US Highway 281, Stone Oak Parkway, Sonterra Boulevard and Blanco Road. Office properties (including medical offices) are located nearby along Ridgewood Parkway, Hardy Oak Boulevard, Stone Oak Parkway and Sonterra Boulevard. Retail developments are mostly located along primary roadways such as Loop 1604, US Highway 281, Stone Oak Parkway, and Blanco Road.

Residential developments in the Stone Oak area in the last 30 years include The Vineyard, Oaks at Sonterra, Stone Valley, Hills at Sonterra, Highlands at Sonterra, Meadows at Sonterra, Midlands at Sonterra, Fairways at Sonterra, Estates at Arrowhead, Crescent Oak, and Knights Crossing. The median and average household income levels are $89,456 and $106,239 within a three-mile radius of the 19100 Ridgewood Property.

According to a market research report, as of the second quarter of 2019, the San Antonio market had an inventory of approximately 31.2 million SF with a vacancy rate of 13.4%. The average asking rental rate in the market is $22.71 per SF. A total of 895,150 SF of space is under construction while 616,504 SF of space has been completed and delivered to the market. The market experienced a positive current net absorption of 150,368 SF.

The 19100 Ridgewood Property is located in the Far North Central submarket. According to a market research report, as of the second quarter of 2019, the Far North Central submarket had an inventory of approximately 2.8 million SF with a vacancy rate of 9.5%. The average asking rental rate in the market is $28.68 per SF. A total of 120,000 SF of space is under construction in the submarket. The submarket experienced a positive current net absorption of 8,812 SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the primary competition for the 19100 Ridgewood Property:

Comparable Office Set(1)

Property Name/Location	Year Built	Occ.	NRA (SF)	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent per SF	Lease Type
19100 Ridgewood 19100 Ridgewood Parkway, San Antonio, TX 78259	2009	100%	618,017	Marathon Petroleum	618,017	Jun-09	20.0	$21.95	NNN
Liberty Mutual Office BTS NWC of Dallas North Tollway and Headquarters Drive, Plano, TX	2017	100%	955,900	Liberty Mutual	955,900	Oct-17	20.0	$25.01	NNN
Fannie Mae - Granite Park VII 5600 Granite Parkway, Plano, TX	2017	100%	324,000	Fannie Mae	324,000	Oct-17	15.9	$26.40	NNN
State Farm Building Four 1415 State Street, Richardson, TX	2016	100%	534,500	State Farm Ins.	458,500	Jan-17	20.0	$23.30	NNN
Ericsson North American HQ Office 6300 Legacy Drive, Plano, TX	2001	100%	491,891	Ericsson	491,891	Dec-16	10.0	$20.29	NNN
Vista Corporate Center 13805 Interstate Highway 10 West, San Antonio, TX	2015	100%	157,472	USAA	157,472	May-17	7.0	$24.16	NNN

(1)	Source: Appraisal.

■	The Borrower. The borrower is Maratonio Property LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 19100 Ridgewood Whole Loan. The non-recourse carveout guarantor under the 19100 Ridgewood Whole Loan is USRA Net Lease III Capital Corp.

The borrower sponsor is U.S. Realty Advisors (“USRA”), which was founded in 1989 and is a single-tenant real estate investment and asset management firm. As of August 2019, USRA’s current portfolio exceeds $2.7 billion of investments, including assets for USRA’s own account, institutional investors, corporate clients, and private families. USRA’s principals have acquired more than $4.6 billion of single-tenant assets ranging from individual properties to large portfolios. As of March 31, 2019, USRA Net Lease III Capital Corp had a net worth of approximately $114 million, and liquidity of approximately $248 million (including uncalled capital).

■	Escrows. On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months, unless (i) in the case of taxes, the Tenant is paying or contesting the taxes, and (ii) in the case of insurance premiums, the Tenant, the borrower or the guarantor is paying the insurance premiums.

In addition, the borrower is required to fund a tenant improvement and leasing commission reserve as follows: (i) on each due date during a 19100 Ridgewood Non-Renewal Period (but only for so long as no 19100 Ridgewood Trigger Period is continuing), in the amount equal to (a) $1.75 multiplied by the number of leasable square feet, in the aggregate, subject to a 19100 Ridgewood Non-Renewal Period, divided by (b) 12 (capped at an amount equal to $17.50 multiplied by the number of leasable square feet, in the aggregate, subject to a 19100 Ridgewood Non-Renewal Period), and (ii) on each due date during a 19100 Ridgewood Trigger Period, in the amount equal to $77,252. Furthermore, on each due date during a 19100 Ridgewood Trigger Period, the borrower is required to fund a capital expenditure reserve in the amount equal to $12,875.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A “19100 Ridgewood Trigger Period” means (a) any period during the continuance of (i) an event of default by the borrower under the Marathon Lease beyond any applicable grace or cure period, which (in the lender’s reasonable opinion) is reasonably expected to lead to the termination of the Marathon Lease in its entirety, (ii) a bankruptcy or similar insolvency proceeding of the Tenant, unless the Marathon Lease and the guaranty provided by Marathon has been affirmed in such proceeding, or (iii) a 19100 Ridgewood Tenant Vacancy Period; provided that any 19100 Ridgewood Trigger Period under clause (a) will conclude upon the occurrence of a 19100 Ridgewood Replacement Lease Event, (b) the period commencing on December 1, 2027 if (A) the Tenant has not delivered written notice to exercise its renewal option under its lease prior to such date and (B) the Marathon Lease is not otherwise extended as of such date to at least May 31, 2034, and ending upon the occurrence of a 19100 Ridgewood Replacement Lease Event, (c) each period commencing when the net operating income (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than $11,248,677.10, and ending when the net operating income (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least $11,248,677.10, or (d) each period commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other 19100 Ridgewood Trigger Period is ongoing.

A “19100 Ridgewood Non-Renewal Period” means a period commencing on the origination date with respect to all of the leasable square footage of the 19100 Ridgewood Property, in the aggregate, and terminating with respect to any square foot in the 19100 Ridgewood Property when such square foot is leased pursuant to the Marathon Lease or a 19100 Ridgewood Qualifying Replacement Lease, in each case, that expires on or after September 6, 2034 (and the tenant under either such lease is not in default or the subject of insolvency proceedings).

A “19100 Ridgewood Replacement Lease Event” means (i) the borrower enters into one or more 19100 Ridgewood Qualifying Replacement Leases (x) each with an investment grade tenant and (y) that collectively provide for aggregate initial base rent that is not less than the base rent that would have been payable under the Marathon Lease at the time such 19100 Ridgewood Qualifying Replacement Lease is executed and (ii) the cost of all tenant improvements and leasing commissions associated with each such 19100 Ridgewood Qualifying Replacement Lease has been paid in full or reserved with the lender in the tenant improvement and leasing commission reserve account and any free rent under such 19100 Ridgewood Qualifying Replacement Lease has been deposited with the lender.

A “19100 Ridgewood Tenant Vacancy Period” means any period (a) during the continuance of which (i) 50% or more of the leasable square footage at the 19100 Ridgewood Property is vacant or is no longer occupied or (ii) 50% or more of the leasable square footage is not in regular ongoing use pursuant to the Marathon Lease or one or more 19100 Ridgewood Qualifying Replacement Leases, as reasonably determined by the lender, in each case under clauses (i) and (ii), for more than (x) 90 consecutive days or (y) 150 days in any 12 month period (other than a temporary vacancy for permitted repair, restorations or alterations and space that is subleased to an investment grade tenant that is in occupancy and open for business), and (b)(i) during the continuance of which Marathon or, if a 19100 Ridgewood Replacement Lease Event has occurred, the applicable investment grade tenant, is downgraded to below investment grade by at least two of Moody’s, Fitch and S&P (or one of those rating agencies if Marathon is only rated by one or two of those rating agencies), or (ii) (A) if Marathon is not rated by Moody’s, Fitch or S&P, commencing when the ratio of Marathon’s total debt to EBITDA (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is at least 4.0 to 1, and ending when Marathon’s total debt to EBITDA (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is less than 4.0 to 1 or (B) if a 19100 Ridgewood Replacement Lease Event has occurred, the applicable investment grade tenant is not rated by Moody’s, Fitch or S&P.

A “19100 Ridgewood Qualifying Replacement Lease” means a lease (i) with a tenant that is (x) in occupancy and open for business at the 19100 Ridgewood Property, (y) not in default under its lease beyond any applicable notice, grace or cure periods, and (z) not the subject of a bankruptcy or similar insolvency proceedings, and (ii) with a lease expiration date that is the later to occur of (x) five years following the commencement date of such lease and (y) May 31, 2029.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Lockbox and Cash Management. The 19100 Ridgewood Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required to deliver a tenant direction letter instructing the Tenant to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 19100 Ridgewood Property and all other money received by the borrower or the property manager with respect to the 19100 Ridgewood Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day following receipt. On each business day, all funds in the lockbox account are required to be swept into the cash management account.

For so long as no 19100 Ridgewood Trigger Period or event of default under the 19100 Ridgewood Whole Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly due date are required to be swept into a borrower-controlled operating account on each business day. During the continuance of a 19100 Ridgewood Trigger Period or, at the lender’s discretion, during an event of default under the 19100 Ridgewood Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to (i) be remitted into the borrower-controlled operating account if (a) no event of default under the 19100 Ridgewood Whole Loan is continuing, (b) the 19100 Ridgewood Trigger Period is continuing solely as a result of a 19100 Ridgewood Tenant Vacancy Period or clause (b) of the definition of 19100 Ridgewood Trigger Period, (c) the Tenant (or investment grade tenants for the entire 19100 Ridgewood Property during a 19100 Ridgewood Tenant Vacancy Period) is timely paying all rent under its lease, and (d) the amount in the tenant improvement and leasing commission reserve and the excess cash flow reserve is equal to or greater than $24,720,680, or (ii) otherwise, be reserved as additional collateral for the 19100 Ridgewood Whole Loan. Additionally, during the continuance of an event of default under the 19100 Ridgewood Whole Loan, the lender may apply funds on deposit in the cash management account in such order of priority as it may determine.

■	Property Management. The 19100 Ridgewood Property is currently managed by the Tenant. Under the 19100 Ridgewood Whole Loan documents, the 19100 Ridgewood Property is required to be managed by the Tenant, any other management company approved by the lender or a property manager engaged by the Tenant pursuant to its lease. The lender has the right to replace, or to require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 19100 Ridgewood Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 19100 Ridgewood Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under any management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower, the guarantor or Marathon is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 19100 Ridgewood Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		SMC
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance(3)		$35,000,000
Property Type	Various	Cut-off Date Principal Balance per SF(1)(2)		$374.42
Size (SF)(1)	347,203	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 8/2/2019	94.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/2/2019	94.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.7100%
Appraised Value	$200,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$10,317,252
Underwritten Expenses	$1,437,967	Escrows(4)
Underwritten Net Operating Income (NOI)	$8,879,285		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,834,685	Taxes	$437,001	$145,667
Cut-off Date LTV Ratio(2)	65.0%	Insurance	$56,977	$8,719
Maturity Date LTV Ratio(2)	65.0%	Replacement Reserves	$0	$3,717
DSCR Based on Underwritten NOI / NCF(2)	1.82x / 1.81x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	6.8% / 6.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$130,000,000	100.0%	Loan Payoff	$111,462,375	85.7%
			Return of Equity	15,862,178	12.2
			Origination Costs	2,181,469	1.7
			Reserves	493,978	0.4
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

(1)	The Bushwick Avenue Portfolio Properties are comprised of two multifamily properties and one mixed-use building. The 871 Bushwick Avenue property is comprised of 140,510 SF. The 340 Evergreen Avenue property is comprised of 157,037 SF or 168 units. The 889 Bushwick Avenue property is comprised of 49,656 SF or 54 units. Based on the loan amounts allocated to the multifamily properties (the 340 Evergreen Avenue property and the 889 Bushwick Avenue property), the Cut-off Date Balance / Unit and Balloon Balance / Unit for the multifamily collateral is approximately $406,982. Based on the loan amount allocated to the mixed-use property (the 871 Bushwick Avenue property), the Cut-off Date Balance / SF and Balloon Balance / SF for the mixed use collateral is approximately $282.

(2)	Calculated based on the aggregate outstanding principal balance of the Bushwick Avenue Portfolio Whole Loan.

(3)	The Cut-off Date Principal Balance of $35,000,000 represents the non-controlling note A-2 of the $130,000,000 Bushwick Avenue Portfolio Whole Loan evidenced by five pari passu notes. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Bushwick Avenue Portfolio Loan”) is part of a whole loan (the “Bushwick Avenue Portfolio Whole Loan”) consisting of five pari passu promissory notes with an aggregate original principal balance of $130,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in two multifamily properties and one mixed-use property located in Brooklyn, New York (collectively, the “Bushwick Avenue Portfolio Properties”).

The Bushwick Avenue Portfolio Loan, which will be included in the GSMS 2019-GSA1 securitization transaction, is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 4.0% of the Initial Pool Balance. The related pari passu companion loans evidenced by the non-controlling note A-3, note A-4, and note A-5, are currently held by Starwood Mortgage Funding II LLC and are expected to be contributed to one or more future securitizations. The controlling note A-1 was securitized in the CF 2019-CF2 transaction.

The Bushwick Avenue Portfolio Whole Loan was originated by SMC on August 9, 2019. The Bushwick Avenue Portfolio Whole Loan has an interest rate of 3.7100% per annum. The borrower utilized the proceeds of the Bushwick Avenue Portfolio Whole Loan to refinance a prior loan on the Bushwick Avenue Portfolio Properties, return equity to the borrower sponsors, fund upfront reserves and pay origination costs.

The Bushwick Avenue Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Bushwick Avenue Portfolio Loan requires interest only payments during its term. The scheduled maturity date of the Bushwick Avenue Portfolio Loan is the due date in September 2029. Voluntary prepayment of the Bushwick Avenue Portfolio Loan is prohibited prior to the due date in April 2029. At any time after the earlier of (i) August 9, 2022 and (ii) the second anniversary of the last securitization of any note comprising the Bushwick Avenue Portfolio Whole Loan, the Bushwick Avenue Portfolio Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The table below summarizes the promissory notes that comprise the Bushwick Avenue Portfolio Whole Loan. The relationship between the holders of the Bushwick Avenue Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$36,000,000	$36,000,000	CF 2019-CF2	Yes
Note A-2	35,000,000	35,000,000	GSMS 2019-GSA1	No
Note A-3	20,000,000	20,000,000	Starwood Mortgage Funding II LLC(1)	No
Note A-4	20,000,000	20,000,000	Starwood Mortgage Funding II LLC(1)	No
Note A-5	19,000,000	19,000,000	Starwood Mortgage Funding II LLC(1)	No
Total	$130,000,000	$130,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Bushwick Avenue Portfolio Properties are comprised of two multifamily properties and one mixed-use property located in Brooklyn, New York, collectively totaling 347,203 SF. The 871 Bushwick Avenue property, which is owned in fee by the borrower, is ground leased to Metro International Church, Inc., an affiliate of Metro World Child (“Metro”). The ground lease (the “Ground Lease”) is scheduled to expire on June 30, 2049. Pursuant to the terms of the Ground Lease, Metro is responsible for all expenses under a triple-net lease structure (inclusive of real estate taxes, utilities, common area maintenance and operating expenses).

The 340 Evergreen Avenue property and the 889 Bushwick Avenue property are expected to benefit from a 421-a tax incentive program granted by the New York City Department of Housing Preservation and Development (“HPD”). The 340 Evergreen Avenue property and the 889 Bushwick Avenue property are expected to benefit from a 100% tax exemption for twenty-five years, followed by a 25-30% tax exemption for years 26-35. The Bushwick Avenue Portfolio Loan is full recourse to the borrower and the borrower sponsors until such time as HPD issues a Final Certificate of Eligibility for each of the 340 Evergreen Avenue and 889 Bushwick Avenue properties. Further, if the 421-a tax exemptions are not maintained for either the 340 Evergreen Avenue property or the 889 Bushwick Avenue property after the issuance of the Final Certificate of Eligibility, the Bushwick Avenue Portfolio Loan will become full recourse to the borrower and the borrower sponsors. Current unabated taxes for the 340 Evergreen Avenue and 889 Bushwick Avenue properties are equal to approximately $1,368,333 compared to underwritten abated taxes of $523,598. See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” in the Preliminary Prospectus.

The following table presents detailed information with respect to each of the Bushwick Avenue Portfolio Properties:

Property Name / Location	Property Type	Year Built/ Renovated	SF	Units	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
340 Evergreen Avenue 340 Evergreen Avenue Brooklyn, NY	Multifamily	2019 / NAP	157,037	168	$66,950,000	51.5%	$103,000,000	$4,045,776	45.6%
871 Bushwick Avenue 871 Bushwick Avenue Brooklyn, NY	Mixed Use	1954 / 2017	140,510	NAP	39,650,000	30.5	61,000,000	3,317,400	37.4
889 Bushwick Avenue 889 Bushwick Avenue Brooklyn, NY	Multifamily	2018 / NAP	49,656	54	23,400,000	18.0	36,000,000	1,516,109	17.1
Total			347,203	222	$130,000,000	100.0%	$200,000,000	$8,879,285	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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340 Evergreen Avenue (168 Units, 51.5% ALA). The 340 Evergreen Avenue property is comprised of 168 units (31 studio, 68 one-bedroom, 48 two-bedroom and 21 three-bedroom units) across 157,037 SF. The 340 Evergreen Avenue property has three entrances with frontage on Evergreen Avenue, Harmon Street and Himrod Street. Units include hardwood and ceramic flooring throughout, wood cabinetry, granite countertops, stainless steel appliances and dishwashers. A majority of the units have balcony or terrace space. Building amenities include a fitness center, a yoga room, a kids’ room, a pet spa, a laundry room, a lounge/screening room, a business center, parking, a landscaped roof and bike storage.

In connection with the 340 Evergreen Avenue property’s 35-year 421-a tax abatement, there are 60 units in the building set aside for low-income tenants earning between 100-110% of the area median income (“AMI”), subject to certain rental restrictions. A temporary certificate of occupancy (“TCO”) has been issued for the 340 Evergreen Avenue Property, and the 340 Evergreen Avenue property is 100% pre-leased (100% of the market rate units are currently occupied, while there are 18 vacant low-income units, which may be occupied after approvals have been completed for prospective tenants from the housing lottery).

The following table presents detailed information with respect to the units at the 340 Evergreen Avenue property:

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate(1)	Average Monthly Market Rental Rate per SF(1)
Studio	31	18.5%	30	96.8%	421	$2,042	$4.85	$2,313	$5.49
One Bedroom	68	40.5%	67	98.5%	520	$2,494	$4.80	$2,616	$5.03
Two Bedroom	48	28.6%	32	66.7%	762	$2,566	$3.37	$2,970	$3.90
Three Bedroom	21	12.5%	21	100.0%	925	$3,837	$4.15	$3,850	$4.16
Total/Wtd. Avg.	168	100.0%	150	89.3%	622	$2,599	$4.18	$2,815	$4.53

(1)	Source: Appraisal.

871 Bushwick Avenue (140,510 SF, 30.5% ALA). The 871 Bushwick Avenue property is a 140,510 SF mixed-use office and multifamily building, which was completed in October 2015. The 871 Bushwick Avenue property is ground leased to Metro, and the location serves as Metro’s global headquarters for use as offices, training facilities and apartments for volunteers and staff. Metro was founded in 1980 and is a faith-based humanitarian organization committed to serving the underprivileged inner-city children of the world. Metro currently operates Metro Sunday Schools in more than 13 countries around the world and has over 200 locations throughout New York City. Metro also coordinates the direct financial sponsorship of a number of impoverished children, providing them with Sunday school services, and basic necessities. Metro funds its operations through donations. The Bushwick Avenue Portfolio Properties were purchased from a subsidiary of Metro for $15.0 million in April 2014, and as such, the 871 Bushwick Avenue property was a sale-leaseback. See “Risk Factors—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Sale-Leaseback Transactions Also Have Risks” in the Preliminary Prospectus.

The 871 Bushwick Avenue property is ground leased to Metro. The Ground Lease is dated as of and commenced on July 1, 2019. The expiration date of the Ground Lease is June 30, 2049, with no renewal options. In the event that Metro files a declaration for a leasehold condominium (the “Declaration”) within the first year of the Ground Lease, the expiration date of the Ground Lease will be extended to the date that is 30 years from the filing of the Declaration. Metro is required to deliver notice of the filing of the Declaration to the landlord simultaneously with the recording of the Declaration. Annual ground rent is equal to $3.6 million, which escalates by 2.5% over the prior year each year during the term of the Ground Lease, except for in year 15, when the ground rent increases by 10.0% over the prior year. In the event Metro ceases paying rent under the Ground Lease and/or terminates the Ground Lease, the Bushwick Avenue Portfolio Loan will be recourse to the borrower sponsors in an amount equal to Metro’s rent under the Ground Lease until the borrower enters into a satisfactory replacement ground lease as determined by the lender with a satisfactory replacement ground tenant as determined by the lender for the 871 Bushwick Avenue property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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889 Bushwick Avenue (54 Units, 18.0% ALA). The 889 Bushwick Avenue property is comprised of 54 units (1 studio, 29 one-bedroom, 17 two-bedroom and 7 three-bedroom units) and one superintendent studio unit across 49,656 SF. The 889 Bushwick Avenue property has one entrance with frontage on Harmon Street and Bushwick Avenue. Units include hardwood and ceramic flooring throughout, wood cabinetry, granite countertops, stainless steel appliances and dishwashers. Some units have duplexed living spaces and the majority of units have balcony or terrace space. Building amenities include a fitness center, a pet spa, a laundry room, a recreational area and roof access.

In connection with the 889 Bushwick Avenue property’s 35-year 421-a tax abatement, there are six units in the building set aside for low-income tenants earning between 100-110% of the AMI, subject to certain rental restrictions.

The following table presents detailed information with respect to the units at the 889 Bushwick Avenue property:

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate(1)	Average Monthly Market Rental Rate per SF(1)
Studio	1	1.9%	1	100.0%	803	$2,750	$3.42	$2,750	$3.42
One Bedroom	29	53.7	27	93.1	485	2,588	5.34	2,730	5.63
Two Bedroom	17	31.5	17	100.0	693	2,931	4.23	2,931	4.23
Three Bedroom	7	13.0	7	100.0	1,023	3,807	3.72	3,807	3.72
Total/Wtd. Avg.	54	100.0%	52	96.3%	626	$2,857	$4.56	$2,933	$4.68

(1)	Source: Appraisal.

The following table presents certain information relating to historical occupancy at the Bushwick Avenue Portfolio Properties:

Historical Leased %(1)(2)

2016	2017	2018	As of 8/2/2019
NAP	NAP	NAP	94.6%

(1)	As provided by the borrower.

(2)	The 871 Bushwick Avenue property was renovated in 2017 and is ground leased to Metro. The Bushwick Avenue Portfolio Properties were purchased from a subsidiary of Metro in April 2014, and as such, the 871 Bushwick Avenue property is a sale lease back. The 889 Bushwick Avenue property was completed in July 2018 and the 340 Evergreen Avenue property was completed in 2019. As such, historical occupancy is not available.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the the Underwritten Net Cash Flow at the Bushwick Avenue Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Gross Potential Rent	$10,690,464	$30.79
Reimbursements	0	0.00
Other Income	360,660	1.04
Total Gross Income	$11,051,124	$31.83
Economic Vacancy & Credit Loss(3)	(733,872)	(2.11)
Effective Gross Income	$10,317,252	$29.72

Real Estate Taxes(4)	$523,598	$1.51
Insurance	104,623	0.30
Management Fee	309,518	0.89
Other Operating Expenses	500,229	1.44
Total Operating Expenses	$1,437,967	$4.14

Net Operating Income	$8,879,285	$25.57
Replacement Reserves	44,600	0.13
TI/LC	0	0.00
Net Cash Flow	$8,834,685	$25.45

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	The 871 Bushwick Avenue property was renovated in 2017 and is ground leased to Metro. The Bushwick Avenue Portfolio Properties were purchased from a subsidiary of Metro in April 2014, and as such, the 871 Bushwick Avenue property is a sale lease back. The 889 Bushwick Avenue property was completed in July 2018 and the 340 Evergreen Avenue property was completed in 2019. As such, historical financials are not available.

(3)	Underwritten Economic Vacancy & Credit Loss represents an economic vacancy of 6.9%.

(4)	The 340 Evergreen Avenue property and the 889 Bushwick Avenue property are anticipated to benefit from a 421-a tax incentive program by the HPD. There will be 100% tax abatement for twenty-five years followed by a 25-30% tax abatement for years 26-35. Current unabated taxes are equal to approximately $1,368,333 compared to underwritten abated taxes of $523,598.

■	Appraisal. According to the appraisals, the Bushwick Avenue Portfolio Properties had an aggregate “as-is” appraised value of $200,000,000 as of July 18, 2019.

Property Name	Appraisal Approach	Appraised Value	Discount Rate	Capitalization Rate
340 Evergreen Avenue	Direct Capitalization Approach	$103,000,000	N/A	4.25%
340 Evergreen Avenue	Sales Comparison Approach	$104,400,000	N/A	N/A
871 Bushwick Avenue	Direct Capitalization Approach	$61,000,000	N/A	5.25%
871 Bushwick Avenue	Sales Comparison Approach	$63,200,000	N/A	N/A
889 Bushwick Avenue	Direct Capitalization Approach	$36,000,000	N/A	4.25%
889 Bushwick Avenue	Sales Comparison Approach	$36,100,000	N/A	N/A

■	Environmental Matters. Based on the Phase I environmental reports, dated July 25, 2019, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Bushwick Avenue Portfolio Properties other than the implementation of the following at the 871 Bushwick Avenue property: (i) an asbestos operations and maintenance program and (ii) a lead-based paint operations and maintenance program.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Market Overview and Competition. The Bushwick Avenue Portfolio Properties are located in Brooklyn, New York, within the Bushwick neighborhood. Low-rise residential buildings dominate the southern portion of the neighborhood, while further north, land use is more industrial. According to the appraisal, multifamily walkups account for a majority of land use in the area, while one- and two-family buildings and open recreational space account for the second and third largest uses of land use respectively. Bushwick has a high level of connectivity with the broader New York City metropolitan area. The area is served by the L, J and Z subway trains, and the median commuting time to Manhattan is estimated at approximately 40 minutes, according to the appraisal. The Bushwick Avenue Portfolio Properties are less than a six minute walk to the J and M subway trains.

According to the appraisal, the Bushwick apartment submarket contained approximately 36,111 units with a submarket occupancy rate of 97.0% as of the first quarter of 2019. Since 2010, the Bushwick apartment submarket has maintained an occupancy level of at least 95.8%. There are a total of 2,871 units currently under construction. As of the first quarter of 2019, quoted rental rates per unit are equal to $2,330 per month.

According to the appraisal, the North Brooklyn office market contained approximately 14.3 million SF of inventory with a market occupancy rate of 89.2% as of the first quarter of 2019. Since 2010, the North Brooklyn office market has maintained an occupancy level of at least 86.8%. Approximately 2,854,159 SF is currently under construction. As of the first quarter of 2019, quoted rental rates per SF are equal to $41.11. The appraisal concluded a market rent for the 871 Bushwick Avenue property of $30.00 per SF.

Within the zip code of the Bushwick Avenue Portfolio Properties, the estimated 2019 population and average household income are estimated at approximately 88,330 individuals and $72,965, respectively.

The following table presents certain information relating to the primary competition for the Bushwick Avenue Portfolio Properties:

Comparable Multifamily Properties(1)

	340 Evergreen Avenue	889 Bushwick Avenue	30 Belvidere Street	785 Dekalb Avenue – The Atrium	24 Starr Street	774 Bushwick Avenue	689-691 Marcy Avenue - Marci	1255 Bushwick Avenue
Occupancy	89.3%	96.3%	98%	97%	97%	97%	98%	93%
Year Built	2019	2018	2018	2015	2016	2015	2016	2017
Number of units	168	54	7	70	24	14	41	32
Unit size (SF):
Studio	421	803	N/A	500	800	N/A	N/A	412
1-BR	520	485	600	650	850	600	725	540
2-BR	762	693	1,100	900	1,000	700	900	797
3-BR	925	1,023	1,200	1,100	1,200	900	N/A	N/A
Rent per month:
Studio	$2,042	$2,750	N/A	$2,100	$2,900	N/A	N/A	$2,000
1-BR	$2,494	$2,588	$2,600	$2,600	$2,650	$2,600	$2,800	$2,400
2-BR	$2,566	$2,931	$4,000	$3,200	$3,300	$2,700	$3,100	$2,900
3-BR	$3,837	$3,807	$4,500	$3,500	$4,200	$3,300	N/A	N/A

(1)	Source: Appraisal.

■	The Borrower. The borrower is Bushwick Realty Holdings LLC, a New York limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bushwick Avenue Portfolio Loan.

The borrower sponsors and the nonrecourse carve-out guarantors for the Bushwick Avenue Portfolio Whole Loan are Joseph Brunner and Toby Mandel. The borrower sponsors have significant real estate experience within the Brooklyn submarket, and collectively own economic interests in over 110 properties. The borrower sponsors developed the Bushwick Avenue Portfolio Properties in three phases and have a total cost basis of approximately $144.8 million.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. At origination, the borrower funded (i) a tax reserve in the amount of $437,001 and (iii) an insurance reserve in the amount of approximately $56,977.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months and (ii) a capital expenditures reserve in the amount of approximately $3,717 capped at $223,000. Upon commencement of the 421-a tax abatement, the tax reserve will be adjusted to the billed tax amount.

■	Lockbox and Cash Management. The Bushwick Avenue Portfolio Loan documents require a springing lockbox with springing cash management upon the occurrence of a Trigger Event. After the occurrence of a Trigger Event, the borrower is required to establish a lockbox account and the borrower or property manager, as applicable, and is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Trigger Event” means each period commencing upon (i) the occurrence and continuance of an event of default under the Bushwick Avenue Portfolio Loan until cured, and (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.20x, and concluding when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 1.30x.

■	Property Management. The Bushwick Avenue Portfolio Properties are currently managed by Bruman Realty LLC, an affiliate of the borrower, pursuant to a management agreement. Under the Bushwick Avenue Portfolio Loan documents, the Bushwick Avenue Portfolio Properties are required to be managed by Bruman Realty LLC or any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Bushwick Avenue Portfolio Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Bushwick Avenue Portfolio Loan, (ii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iii) if the property manager files or is the subject of a petition in bankruptcy or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. At any time following the expiration of the lockout period, the borrower may obtain the release of the 871 Bushwick Avenue property by defeasing an amount equal to the greatest of (i) 115% of the ALA ($45,597,500), (ii) an amount which would result in the debt service coverage ratio as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the then-remaining properties being greater than or equal to 1.60x after giving effect to such release, (iii) an amount which would result in the loan-to-value ratio as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the then-remaining properties being less than or equal to 65.0% after giving effect to such release, (iv) an amount which would result in the debt yield as calculated under the Bushwick Avenue Portfolio Whole Loan documents on the then-remaining properties being greater than or equal to 7.0% after giving effect to such release or (v) an amount as may be required such that the release will not cause the related securitization trust to fail to qualify as a REMIC after giving effect to such release.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Bushwick Avenue Portfolio Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 180-day extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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DOREL LAREDO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		AREF
Location (City/State)	Laredo, Texas	Cut-off Date Principal Balance		$30,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$71,933.96
Size (Units)	424	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 6/7/2019	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/7/2019	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2010-2015 / NAP	Mortgage Rate		3.6800%
Appraised Value(1)	$40,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

		Escrows(3)
Underwritten Revenues	$4,795,832		Upfront	Monthly
Underwritten Expenses	$2,274,184	Taxes	$615,296	$58,600
Underwritten Net Operating Income (NOI)	$2,521,648	Insurance	$61,306	$13,624
Underwritten Net Cash Flow (NCF)	$2,415,398	Replacement Reserves	$0	$8,854
Cut-off Date LTV Ratio(2)	69.7%	TI/LC	$0	$0
Maturity Date LTV Ratio(2)	69.7%	Deferred Maintenance	$58,610	$0
DSCR Based on Underwritten NOI / NCF	2.22x / 2.12x	Renovation Reserve	$2,004,279	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.8% / 8.5%	Earnout(2)	$2,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,500,000	70.1%	Purchase Price	$38,000,000	87.3%
Principal's New Cash Contribution	13,037,195	29.9	Reserves	4,739,491	10.9
			Origination Costs	797,704	1.8
Total Sources	$43,537,195	100.0%	Total Uses	$43,537,195	100.0%

(1)	The appraisal concluded to a value of $42,900,000 and $46,300,000 which assumes the Dorel Laredo Property was partially renovated and fully renovated, respectively.

(2)	Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI and NCF are calculated assuming the full loan net of the earnout reserve amount of $2,000,000. The earnout reserve can be disbursed provided that the following conditions are satisfied: (i) a minimum Earnout NOI debt yield of 8.0%, based on outstanding principal; and (ii) no event of default or Dorel Laredo Cash Management Period has occurred or is continuing. If the earnout has not been released on or before October 6, 2021, the lender has the obligation to apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the earnout reserve amount of $2,000,000 is not applied to the full loan amount of $30,500,000, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, and Debt Yield Based on Underwritten NOI and NCF are 74.6%, 74.6%, 8.3% and 7.9%, respectively.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Dorel Laredo Loan”) is evidenced by a note in the original principal amount of $30,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multifamily property located in Laredo, Texas (the “Dorel Laredo Property”). The Dorel Laredo Loan was originated by AREF on September 20, 2019 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Dorel Laredo Loan has an outstanding principal balance as of the Cut-off Date of $30,500,000 and an interest rate of 3.6800% per annum. The borrower utilized the proceeds of the Dorel Laredo Loan to acquire the Dorel Laredo Property, fund reserves and pay origination costs.

The Dorel Laredo Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Dorel Laredo Loan requires interest only payments on each due date through the scheduled maturity date, which is the due date in October 2029. Voluntary prepayment of the Dorel Laredo Loan is permitted on or after the due date in July 2029 without payment of any prepayment premium. Provided that no event of default under the related loan documents is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Dorel Laredo Property is a 23-building, 424 unit garden apartment community with a retail building located at 302 Bob Bullock Loop, Laredo, Texas. The Dorel Laredo Property is located at the intersection of Highway 359 and Loop 20. Highway 359 connects eastern Laredo into the Central Business District and the international bridges into Mexico. Loop 20, the primary loop of Laredo, is a primary retail corridor of Laredo. The improvements were completed in 2010-2015 and are situated on a 23.07-acre site. The 23 buildings consist of 20, three-story residential buildings, a one-story clubhouse, a one-story activity center and a one-story retail building. Amenities at the Dorel Laredo Property include three pools, two fitness facilities, a basketball court, two playgrounds, seven picnic areas, a jogging trail, a business center and a clubroom. The Dorel Laredo Property features 632 total open surface parking spaces at 1.49 space per 1,000 SF of net rentable area.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Unit mix at the Dorel Laredo Property consists of 162 one-bedroom, 236 two-bedroom, and 26 three-bedroom units. As of June 7, 2019, the Dorel Laredo Property was 95.0% occupied. The Dorel Laredo Property’s retail space is occupied by a childcare facility totaling 3,200 SF.

The borrower plans to implement approximately $2,004,279 ($4,727 per unit) in capital expenditures at the Dorel Laredo Property, including approximately $554,000 in exterior renovations and $1,268,072 in unit interior renovations. Interior renovations to the units will include granite countertops, new appliances, flooring, paint, bathroom resurface, kitchen backsplash, make ready, baseboards, cabinets, water-saving technology and other minor renovations. At origination of the Dorel Laredo Loan, approximately $2,004,279 was escrowed for the aforementioned capital expenditures. See “—Escrows” below.

The following table presents certain information relating to the units and rent at the Dorel Laredo Property:

Unit Mix(1)

Unit Type	# of Units	# of Occupied Units	# of Vacant Units	Average SF per Unit	NRA (SF)	Average In-Place Rent Per Month Per Unit(2)	Average In-Place Rent Per Month Per SF(2)
One Bedroom	162	154	8	653	105,858	$781	$1.20
Two Bedroom	236	226	10	957	225,852	$906	$0.95
Three Bedroom	26	23	3	1,175	30,558	$1,231	$1.05
Total / Wtd. Avg.	424	403	21	854	362,268	$877	$1.03

(1)	Based on the underwritten rent roll dated June 7, 2019 for the residential units.

(2)	Calculated based on occupied units or square footage as per underwritten rent roll dated June 7, 2019, excluding retail space.

The following table presents certain information relating to historical occupancy at the Dorel Laredo Property:

Historical Leased %(1)

2016	2017	2018	As of 6/7/2019(2)
79.5%	85.4%	90.5%	95.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless otherwise specified.

(2)	Based on the underwritten rent roll dated June 7, 2019 for the residential units.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dorel Laredo Property:

Cash Flow Analysis(1)

	2017	2018	TTM 7/31/2019	Underwritten(2)	Underwritten $ per Unit
Potential Rent Revenue	$4,366,742	$4,479,741	$4,537,527	$4,537,527	$10,702
Retail Rent(3)	36,450	36,997	37,320	37,320	88
Vacancy, Credit Loss and Concessions(4)	(904,337)	(608,793)	(613,532)	(613,532)	(1,447)
Total Rent	$3,498,855	$3,907,945	$3,961,315	$3,961,315	$9,343

Other Revenue(5)	$680,677	$797,088	$834,518	$834,518	$1,968
Effective Gross Income	$4,179,531	$4,705,033	$4,795,832	$4,795,832	$11,311

Total Operating Expenses	$2,227,992	$2,205,499	$2,261,387	$2,274,184	$5,364

Net Operating Income	$1,951,540	$2,499,534	$2,534,446	$2,521,648	$5,947
Replacement Reserves	0	0	106,250	106,250	251
Net Cash Flow	$1,951,540	$2,499,534	$2,428,196	$2,415,398	$5,697

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of June 7, 2019.

(3)	Retail Rent represents rents from an on-site childcare facility.

(4)	Underwritten to 15.5% of Total Rent. The Dorel Laredo Property has a physical occupancy of 95.0% as of June 7, 2019.

(5)	Other revenue includes reimbursement revenue, deposits, application fees, month to month premiums, pet fees, accelerated rent fees, and other miscellaneous fees and income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Dorel Laredo Property had an “as-is” appraised value of $40,900,000 as of August 14, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$40,900,000	N/A	6.25%
Discounted Cash Flow Approach	NAP	NAP	NAP

■	Environmental Matters. According to a Phase I environmental report dated August 26, 2019, there are no recognized environmental conditions or recommendations for further action at the Dorel Laredo Property.

■	Market Overview and Competition. The Dorel Laredo Property is located in the eastern portion of the city of Laredo in Webb County, Texas. The neighborhood is primarily influenced by its proximity to the Texas/Mexico border. Laredo’s economy is based on international trade with Mexico. It is the largest inland port in the United States. Most major transportation companies have a facility in Laredo. Laredo's location along the southern terminus of Interstate Highway 35, close to the maquiladora manufacturing or export assembly plants in northern Mexico, promotes its vital role in trade between the United States and Mexico.

Top employers in Laredo, Texas include Wal-Mart Stores, Inc. (2,125 employees), H-E-B (1,900), McDonald’s (1,520), Laredo Medical Center (1,450), and Texas A&M International University (1,392). The Dorel Laredo Property is located approximately 4.0 miles from the Laredo Medical Center and 6.2 miles from Texas A&M International University. The Dorel Laredo Property is also approximately 3.9 miles from the Laredo International Airport. Other demand drivers in the area include the Ponderosa Industrial Park, the newly built United ISD Student Activity Center and Gonzalez Middle School. Ponderosa Commercial, a Wal-Mart Supercenter anchored shopping center is located approximately 1.5 miles from Ponderosa Industrial Park.

According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the Dorel Laredo Property was 12,397, 91,868, and 190,604, respectively; while the 2019 estimated average household income within the same radius was $54,836, $48,036, and $47,625, respectively. Land uses within the neighborhood are primarily residential and commercial.

According to a third party research report, the Dorel Laredo Property is located in the Laredo multifamily market which has an overall vacancy rate of 5.6% and average rental rate of $905.44 per unit per month as of the second quarter of 2019. The vacancy rate decreased over the previous quarter, with net absorption totaling 9 units in the second quarter of 2019. Rental rates increased $3.95 per unit per month over the previous quarter. No new units were delivered in the quarter and no new supply is expected in the market. The appraiser concluded to an average rent of $1.12 per SF per month (excluding SF attributed to retail space) for the Dorel Laredo Property post renovation. The average rent in place based on the June 7, 2019 rent roll is $1.03 per SF per month.

The following table presents certain information relating to the primary competition for the Dorel Laredo Property:

Competitive Set(1)

	Dorel Laredo(2)	Carmel	Cienega-Linda	Shiloh Crossing	Cibolo Crossing	La Contessa
No. of Units	424	385	252	156	236	270
Year Built	2010-2015	2005	2005	2012	2015	2015
Avg. Unit Size SF	854	920	938	836	1,006	965
Avg. Rent	$877	$1,059	$1,036	$981	$1,141	$1,128
Rent per SF	$1.03	$1.17	$1.12	$1.19	$1.14	$1.18
Occupancy	95.0%	91%	97%	95%	97%	91%

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated June 7, 2019 for the residential units.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

118

DOREL LAREDO

■	The Borrower. The borrower is Laredo Apartments I, LLC, a Delaware limited liability company and a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dorel Laredo Loan. The non-recourse carveout guarantor under the Dorel Laredo Loan is Swapnil Agarwal. Swapnil Agarwal is the founder and principal of Nitya Capital where he is responsible for strategic planning, investment decisions, and overseeing all aspects of the company’s operations, financing activities, and investor relations. Nitya Capital is a privately held real estate investment firm that focuses on the acquisition and management of multifamily properties. Since inception, Nitya Capital has acquired over 16,700 units and more than 400,000 SF of commercial office throughout Texas and currently has approximately $2.0 billion of assets under management.

■	Escrows. On the origination date, the borrowers funded (i) a tax and insurance reserve in an amount equal to $615,296 with respect to taxes and $61,306 with respect to insurance, (ii) a required repairs reserve in an amount equal to $58,610, (iii) a reserve in an amount equal to $2,004,279 for planned capital expenditures (“Renovation Reserve”), and (iv) an earnout reserve in the amount equal to $2,000,000.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, and (ii) a replacement reserve in the amount of approximately $8,854.

Under the Dorel Laredo Loan documents, the borrower is required to complete at least $1,018,960 of renovation consisting of $464,960 of the interior renovations and $554,000 of the exterior renovations by October 6, 2020. If any of the Renovation Reserve has not been released on or before October 6, 2022, the lender has the obligation to apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. At any time and from time to time during the completion of the capital expenditure, the lender has the right (but not the obligation) to notify the borrower that, in the lender’s determination, the cost of completing all portions of the work contemplated in the capital expenditure budget that remain unpaid at the time in question exceeds the aggregate balance of undisbursed funds in the Renovation Reserve (the “Renovation Work Budget Shortfall”). If the lender at any time so notifies the borrower, the borrower is required to, within ten days after lender’s notification, deposit with the lender an amount equal to the Renovation Work Budget Shortfall, which will be deposited into the Renovation Reserve.

Under the Dorel Laredo Loan documents, the earnout reserve can be disbursed in whole (and not in part) provided that the following conditions are satisfied: (i) a minimum Earnout NOI debt yield of 8.0%, based on a loan amount equal to $30,500,000; and (ii) no Dorel Laredo Cash Management Period has occurred or is continuing. If the earnout reserve has not been released on or before October 6, 2021, the lender is required to apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower.

“Earnout NOI” means for any period, the underwritten net cash flow of the Dorel Laredo Property for such period determined by the lender in good faith in accordance with the lender’s then-current underwriting standards for loans of this type and the then-current underwriting standards of the rating agencies (including adjustments for market vacancy, bankrupt tenants, leasing costs and capital items).

Additionally, on each due date during the continuance of a Dorel Laredo Cash Management Period, all excess cash flow after payment of debt service, operating expenses and other reserves will be held in an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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DOREL LAREDO

A “Dorel Laredo Cash Management Period” means the period beginning upon occurrence of any of the following: (i) the stated maturity date under the loan documents; (ii) a “default” or “event of default” under the Dorel Laredo Loan documents (until no “default” or “event of default” is then continuing); (iii) the debt service coverage ratio (as calculated under the related loan documents) being less than 1.55x (on an interest-only basis) (until the debt service coverage ratio is 1.60x (on an interest-only basis) for two consecutive fiscal quarters); (iv) commencing on the payment date in October 2024, if as of any calculation date, the Dorel Laredo Property fails to maintain a debt yield of at least 8.50% (until the Dorel Laredo Property has achieved a debt yield of at least 8.50% for two consecutive calculation dates); and (v) commencing on the payment date in October, 2027, if as of any calculation date, the Dorel Laredo Property fails to maintain a debt yield of at least 8.75% (until the Dorel Laredo Property has achieved a debt yield of at least 8.75% for two consecutive calculation dates).

■	Lockbox and Cash Management. The Dorel Laredo Loan is structured with a soft lockbox and springing cash management. The related loan documents require that the borrower cause all cash revenues relating to the Dorel Laredo Property to be deposited in the lockbox account or a lender controlled cash management account by the end of the one business day following receipt. Absent an ongoing Dorel Laredo Cash Management Period under the Dorel Laredo Loan, all funds in the lockbox account are required to be swept daily into a borrower operating account. During the continuance of a Dorel Laredo Cash Management Period under the Dorel Laredo Loan all funds in the lockbox account are required to be swept daily into the cash management account. On each due date during a continuing Dorel Laredo Cash Management Period, the related loan documents require that all amounts on deposit in the cash management account in excess of the monthly debt service payment, required reserves and operating expenses be reserved in an excess cash flow reserve account. If no Dorel Laredo Cash Management Period is continuing, all amounts remaining in the cash management account after payment of debt service, budgeted operating expenses, and required reserves, will be transferred to the borrower’s operating account. During the continuance of an event of default, funds on deposit in the cash management account may be applied by the lender in such order and priority as it determines in its sole discretion.

■	Property Management. The Dorel Laredo Property is managed by Karya Property Management, LLC, a Texas limited liability company and an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Dorel Laredo Property is required to remain managed by Karya Property Management, LLC, or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender if (i) an “event of default” under the Dorel Laredo Loan documents is continuing, (ii) the property manager is in default under the management agreement, (iii) the property manager becomes a debtor in any bankruptcy or insolvency proceeding or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Dorel Laredo Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six month extended period of indemnity following restoration. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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QUEBEC SQUARE AT STAPLETON

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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QUEBEC SQUARE AT STAPLETON

westerra
VICTRABANK
Panera
Sprint
QUEBEC STREET
DOCTOR VISIONWORKS
GNC
UBREAKIFIX
VIC'S LIQUORS
Office DEPOT
MONEYTREE
SportClips
The UPS Store
Old Country Buffet
IHOP
STAPLETON MODERN DENTAL
CHIROPRACTIC SOLUTIONS
PROPHIX BY SANFORD
GameStop
PET SMART
ROSS
ENDLESS INK
tcf bank
NAILS OF THE WORLD
LOTUS TEAM
H&R BLOCK
NEVERIA LA MEXICANA
at&t
SMALL SHOPS
KENNY PLANK STATE FARM
Great Clips
TASTE OF ASIA AT STAPLETON
FUEL STATION
FRESENIUS MEDICAL CARE
Famous Footwear
Sam's CLUB
Savings Made Simple
Walmart
Party City
rue21
Collateral
Quebec Square
Not Part of the Collateral
Early Birds Playhouse (LOI) Not Shown
Any Lab Test Now (LOI) Not Shown

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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QUEBEC SQUARE AT STAPLETON

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Denver, Colorado	Cut-off Date Principal Balance		$28,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$134.87
Size (SF)	207,611	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 8/1/2019	92.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2019	92.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	2002 / NAP	Mortgage Rate		3.5200%
Appraised Value	$46,500,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60

Underwritten Revenues	$6,040,220
Underwritten Expenses	$2,681,896	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,358,325		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,166,039	Taxes	$657,812	$131,562
Cut-off Date LTV Ratio	60.2%	Insurance	$16,932	$8,466
Maturity Date LTV Ratio	57.9%	Replacement Reserves	$0	$4,671
DSCR Based on Underwritten NOI / NCF	2.22x / 2.09x	TI/LC	$32,331	$0
Debt Yield Based on Underwritten NOI / NCF	12.0% / 11.3%	Other(2)	$38,665	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,000,000	64.7%	Purchase Price	$42,250,000	97.6%
Principal's New Cash Contribution	15,276,556	35.3	Reserves	745,740	1.7
			Origination Costs	280,817	0.6

Total Sources	$43,276,556	100.0%	Total Uses	$43,276,556	100.0%

(1)	See “— Escrows” below.
(2)	Other upfront reserves represent deferred maintenance of $38,665.

■	The Mortgage Loan. The mortgage loan (the “Quebec Square at Stapleton Loan”) is evidenced by a note in the original principal amount of $28,000,000 and is secured by a deed of trust encumbering the borrower’s fee simple interest in an anchored retail property located in Denver, Colorado (the “Quebec Square at Stapleton Property”). The Quebec Square at Stapleton Loan was originated by Goldman Sachs Bank USA on September 25, 2019, and represents approximately 3.2% of the Initial Pool Balance. The note evidencing the Quebec Square at Stapleton Loan has an outstanding principal balance as of the Cut-off Date of $28,000,000 and an interest rate of 3.5200% per annum. The borrower utilized the proceeds of the Quebec Square at Stapleton Loan to acquire the Quebec Square at Stapleton Property and pay origination costs.

The Quebec Square at Stapleton Loan had an initial term of 84 months and has a remaining term of 83 months as of the Cut-off Date. The Quebec Square at Stapleton Loan requires interest-only payments for the first 60 months of the term and principal and interest payments based on a 30-year amortization schedule thereafter. The scheduled maturity date of the Quebec Square at Stapleton Loan is the due date in October 2026. Voluntary prepayment of the Quebec Square at Stapleton Loan is prohibited prior to the due date in July 2026. At any time after the second anniversary of the securitization Closing Date, the Quebec Square at Stapleton Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Property. The Quebec Square at Stapleton Property is a 207,611 SF anchored retail property located in Denver, Colorado. The Quebec Square at Stapleton Property was built in 2002. The Quebec Square at Stapleton Property was 92.1% occupied as of August 1, 2019 by 41 tenants (including one unowned outparcel tenant). The Quebec Square at Stapleton Property is anchored by a Ross Dress for Less. The Quebec Square at Stapleton Property is shadow anchored by a Walmart Supercenter, Sam’s Club and Home Depot. The Quebec Square at Stapleton Property is located along a retail corridor on 36th Avenue and Quebec Street.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Quebec Square at Stapleton Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	UW Base Rent	Total Base $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Anchor
Ross Dress For Less	NR / A2 / A-	30,187	14.5%	Yes	$347,151	$11.50	1/31/2024	N/A	N/A	2, 5-year options
Total Anchor		30,187	14.5%

Junior Anchors
Office Depot	NR / Ba3 / B	19,967	9.6%	Yes	$264,564	$13.25	11/30/2022	N/A	N/A	3, 5-year options
PetSmart	NR / B3 / B-	17,928	8.6	Yes	$318,222	$17.75	1/31/2024	N/A	N/A	4, 5-year options
Big 5	NR / NR / NR	14,109	6.8	Yes	$302,640	$21.45	1/31/2023	N/A	N/A	1, 5-year option
Famous Footwear	NR / NR / NR	11,169	5.4	Yes	$196,574	$17.60	10/31/2022	$150.78	11.7%	1, 5-year option
Party City	NR / NR / NR	10,010	4.8	Yes	$140,140	$14.00	1/31/2024	N/A	N/A	1, 5-year option
Total Junior Anchors		73,183	35.3%

Occupied In-line(2)		87,767	42.3%	Yes	$2,427,019	$27.65
Occupied Outparcel(3)		1	0.0	No	$0	$0.00
Vacant Owned Spaces		16,474	7.9	Yes	$444,798	$27.00

Total Owned SF		207,611	100.00%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Includes 36 tenants, representing 42.3% of the total rentable area.
(3)	Occupied outparcel includes one tenant that is not part of the collateral.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Quebec Square at Stapleton Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Ross Dress For Less	NR / A2 / A-	30,187	14.5%	347,151	8.7%	$11.50	N/A	N/A	1/31/2024	2, 5-year options
PetSmart	NR / B3 / B-	17,928	8.6	318,222	8.0	17.75	N/A	N/A	1/31/2024	4, 5-year options
Big 5	NR / NR / NR	14,109	6.8	302,640	7.6	21.45	N/A	N/A	1/31/2023	1, 5-year option
Office Depot	NR / Ba3 / B	19,967	9.6	264,564	6.6	13.25	N/A	N/A	11/30/2022	3, 5-year options
Famous Footwear	NR / NR / NR	11,169	5.4	196,574	4.9	17.60	$150.78	11.7%	10/31/2022	1, 5-year option
Fresenius Medical Care	NR / NR / NR	7,816	3.8	193,602	4.8	24.77	N/A	N/A	7/31/2025	1, 5-year option
Moneytree	NR / NR / NR	4,620	2.2	165,535	4.1	35.83	N/A	N/A	12/31/2023	1, 5-year option
Panera Bread	NR / NR / NR	5,000	2.4	150,000	3.8	30.00	N/A	N/A	7/31/2023	2, 5-year options
Party City	NR / NR / NR	10,010	4.8	140,140	3.5	14.00	N/A	N/A	1/31/2024	1, 5-year option
Buffalo Wild Wings	NR / NR / NR	7,540	3.6	134,465	3.4	17.83	$677.82	2.6%	10/31/2021(3)	3, 5-year options
Ten Largest Tenants		128,346	61.8%	$2,212,893	55.4%	$17.24
Remaining Tenants		62,791	30.2	1,783,417	44.6	28.40
Vacant Spaces (Owned Spaces)		16,474	7.9	0	0.0	0.00
Totals / Wtd. Avg.		207,611	100.0%	$3,996,310	100.0%	$20.91

(1)	Based on the underwritten rent roll dated August 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Buffalo Wild Wings has 1,719 SF of storage space scheduled to expire on October 1, 2021 and 5,821 SF of restaurant space expiring on October 31, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

126

QUEBEC SQUARE AT STAPLETON

The following table presents certain information relating to the lease rollover schedule at the Quebec Square at Stapleton Property based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(1)	2,919	1.4%	1.4%	$30,000	0.8%	$10.28	1
2019	0	0.0	1.4%	0	0.0	0.00	0
2020	3,368	1.6	3.0%	95,862	2.4	28.46	2
2021	12,244	5.9	8.9%	245,814	6.2	20.08	6
2022	48,531	23.4	32.3%	953,750	23.9	19.65	8
2023	35,830	17.3	49.6%	988,885	24.7	27.60	9
2024	64,308	31.0	80.5%	975,986	24.4	15.18	6
2025	10,316	5.0	85.5%	275,227	6.9	26.68	2
2026	5,282	2.5	88.0%	159,479	4.0	30.19	3
2027	1,500	0.7	88.8%	47,534	1.2	31.69	1
2028	6,839	3.3	92.1%	223,773	5.6	32.72	3
2029 & Thereafter	0	0.0	92.1%	0	0.0	0.00	0
Vacant	16,474	7.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	207,611	100.0%		$3,996,310	100.0%	$20.91	41

(1)	Calculated based on approximate square footage occupied by the sole tenant.

The following table presents certain information relating to historical occupancy at the Quebec Square at Stapleton Property:

Historical Leased %(1)

2016	2017	2018	As of 8/1/2019
93.4%	92.7%	95.8%	92.1%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Quebec Square at Stapleton Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 6/30/2019	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,849,275	$3,792,366	$3,940,878	$4,042,566	$3,996,310	$19.25
Overage / Percentage Rent	0	0	21,613	18,857	18,857	0.09
Total Reimbursement Revenue	1,706,674	1,749,019	1,620,583	1,743,501	2,004,320	9.65
Market Revenue from Vacant Units	0	0	0	0	641,714	3.09
Other Revenue	7,003	19,297	21,034	24,363	20,733	0.10
Gross Revenue	$5,562,953	$5,560,682	$5,604,109	$5,829,288	$6,681,935	$32.18
Vacancy & Credit Loss	0	0	0	(71,417)	(641,714)	(3.09)
Effective Gross Income	$5,562,953	$5,560,682	$5,604,109	$5,757,870	$6,040,220	$29.09

Total Operating Expenses(3)	$2,074,558	$2,153,153	$2,045,411	$2,188,986	$2,681,896	$12.92

Net Operating Income	$3,488,395	$3,407,530	$3,558,697	$3,568,884	$3,358,325	$16.18
TI/LC	0	0	0	0	136,231	0.66
Capital Expenditures	0	0	0	0	56,055	0.27
Net Cash Flow	$3,488,395	$3,407,530	$3,558,697	$3,568,884	$3,166,039	$15.25

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on in-place rental revenue with rent steps through October 31, 2020.
(3)	The increase in operating expenses was due to real estate taxes.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

127

QUEBEC SQUARE AT STAPLETON

■	Appraisal. According to the appraisal, the Quebec Square at Stapleton Property had an “as-is” appraised value of $46,500,000 as of July 30, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$45,700,000	N/A	7.25%
Discounted Cash Flow Approach	$46,300,000	8.25%	7.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report, dated July 12, 2019, indicated that a dry cleaner which utilized the chlorinated solvent tetrachloroethylene (PCE) was historically on-site and a subsurface investigation identified PCE in soil vapor above residential standards and as such, the former drycleaner is considered a REC. However, the soil vapor concentrations were below commercial standards. As the Quebec Square at Stapleton Property is used for commercial use only, no further investigation was recommended. Additionally, the Quebec Square at Stapleton Property was historically located on a portion of the former Stapleton International Airport, which was decommissioned in 1995. Former soil contamination (gasoline, diesel fuel, and glycol-based deicing products) were characterized and remediated in 2001 according to state and local regulatory standards (to unrestricted residential use) and No Further Action letters were issued by the Colorado Department of Labor and Employment - Oil Inspection Section and the Colorado Department of Public Health and Environment and no further investigation is recommended at this time.

GS Bank commissioned a probable worst cost estimate to remediate the REC, which suggested a range of $440,000 to $1.31 million with a 90th percentile degree of confidence. The borrower sponsor has specific language in its fund documents that caps its liability at 75% on any loan. The Quebec Square at Stapleton Loan is subject to an environmental carve-out cap of 115% of the loan amount ($32.2 million). GS has taken out a $2.5 million environmental insurance policy to cover the difference between this amount, and 75% of the borrower sponsor’s cost basis ($31.68 million). This environmental insurance policy ensures that if there is an issue in the future surrounding the REC or any other environmental issues, the lender will be fully covered as the policy covers the carve-out cap (115% of the loan amount).

■	Market Overview and Competition. According to the appraisal, the Quebec Square at Stapleton Property is a lifestyle center property in the Denver-Aurora-Lakewood, Core Base Statistical Area (the “Denver CBSA”). As of May 2019, employment growth in the area measured 1.2% year-over-year, adding 17,900 jobs. As of year-end 2018, the total population of the Denver CBSA was 2,884,799, making it the 19th largest metro area in the United States, and the average household income of the Denver CBSA was $100,929.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

128

QUEBEC SQUARE AT STAPLETON

The following table presents certain information relating to the primary competition for the Quebec Square at Stapleton Property:

Competitive Set(1)

	Quebec Square at Stapleton	The Shops at Stapleton	Shops at Northfield	29th Avenue Town Center	Eastridge North Shops	Montbello Plaza	Square One Center
Property Type	Retail	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	2002	2007	2005	2003	2017	2001	1994/2004
Total GLA	750,307	28,091	1,108,211	170,528	88,875	89,488	356,898
Total Occupancy	93.0%	100.0%	91.0%	97.0%	100.0%	94.0%	99.0%
Rent	$11.50 - $37.23	NAV	$26.00 - $39.00	$29.00 - $30.00	NAV	$19.00 - $29.00	$39.00 - $48.00
Anchor Tenants	Wal-Mart	Un-Anchored	Bass Pro Shops	Safeway	King Soopers	Un-Anchored	Target
	Sam's Club		Macy's				24-Hour Fitness
	Home Depot		Old Navy				Bed, Bath & Beyond
	Goodwill Industries		Target				Petsmart
Ross Dress for Less
Office Depot
Famous Footwear
Petsmart
Party City

(1)	Source: Appraisal.

■	The Borrower. The borrower is ALTO Quebec Square, LP, a Delaware limited partnership. The non-recourse carveout guarantor and borrower sponsor under the Quebec Square at Stapleton Loan is ALTO Fund III Holding, LP.

ALTO Real Estate Funds (“ALTO”) was established in 2010. ALTO has invested in 62 properties, with a value of $1.2 billion and representing approximately 12 million square feet.

■	Escrows. On the origination date, the borrower reserved $38,665 which represents 110% of certain estimated repairs which must be completed within one year of origination and $32,331 in the rollover reserve in relation to an unpaid tenant improvement allowance and gap rent owed to two (2) separate tenants. On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months (unless (a) in the case of taxes, the borrower has provided evidence such taxes have been paid by the applicable tenant directly to the taxing authority or if paid on a quarterly, semi-annual or annual basis to the borrower by one or more tenants upon the delivery of an invoice and no event of default is continuing and (b) in the case of insurance premiums, if paid on a quarterly, semi-annual or annual basis to the borrower by one or more tenants upon the delivery of an invoice or if insurance is provided under an acceptable blanket policy), (ii) a replacement and repairs reserve in an amount equal to 1/12th of $0.27 per square foot of rentable square feet which initially equates to $4,671, capped at $168,000, (iii) a rollover reserve if the net operating income is less than 90% of the amount of the net operating income at origination (as reduced by amounts attributable to any parcel that may have been released) in an amount equal to 1/12th of $0.75 per square foot of rentable square feet which initially equates to $12,976, capped at $465,000 (excluding any amount attributable to the initial $32,331 deposit), (iv) during a Wal-Mart Trigger Event or Multiple Shadow Anchor Trigger Event, all cash flow in excess of the monthly payment amount, operating and capital expenses and other reserves will be reserved, provided, in relation to a Wal-Mart Trigger Event, such cash flow will be reserved in an amount up to the Wal-Mart Trigger Reserve Amount (or until borrower has posted a letter of credit or cash that in the aggregate equates to such amount) (the “Shadow Anchor Reserve”) and (v) during a DSCR Trigger Event, all cash flow in excess of the monthly payment amount, operating expenses and other reserves will be reserved.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

129

QUEBEC SQUARE AT STAPLETON

A “Quebec Square at Stapleton Lockbox Event Period” means any period (a) during an event of default under the loan documents until cured, (b) the occurrence of certain bankruptcy or insolvency events with respect to the borrower or manager if the manager is a borrower affiliate unless such manager is replaced within 60 days until, solely in the case of the manager, the related bankruptcy or insolvency events are dismissed within 120 days without adverse consequences to the Quebec Square at Stapleton Loan or the Quebec Square at Stapleton Property, (c) the debt service coverage ratio as calculated under the loan documents as of the end of any quarter is less than 1.30x (or the Multi-Anchor DSCR Test is not met in the case of a Multiple Shadow Anchor Trigger Event) (the "DSCR Trigger Event") until the debt service coverage ratio is at least 1.30x (or the Multi-Anchor DSCR Test is met, as applicable) for two consecutive fiscal quarters, (d) a Wal-Mart Trigger Event is continuing until cured or the Wal-Mart Trigger Reserve Amount has been deposited in the related reserve (or the borrower has posted a letter of credit or cash in an amount, when combined with any other amounts on deposit in the related reserve, is equal to the Wal-Mart Trigger Reserve Amount) or (e) a Multiple Shadow Anchor Trigger Event occurs until (1) no Wal-Mart Trigger Event is continuing and a Non-Critical Shadow Anchor has entered a lease, taken occupancy and is open for business in one or more of the applicable spaces and such events satisfy any co-tenancy requirements set forth in other leases at the Quebec Square at Stapleton Property or (2) 12 months following the occurrence of the Multiple Shadow Anchor Trigger Event, the debt service coverage ratio calculated under the loan documents satisfies the Multi-Anchor DSCR Test.

A “Multi-Anchor DSCR Test” means the debt service coverage ratio calculated under the loan documents is at least 1.85 (net of any operating income payable by other tenants at the Quebec Square at Stapleton Property which have co-tenancy rights to terminate their leases related to the leased premises currently occupied by Wal-Mart and a Non-Critical Shadow Anchor that has caused a Multiple Shadow Anchor Trigger Event and which co-tenancy may be triggered based on the current occupancy of such leased premises).

A "Multiple Shadow Anchor Trigger Event" means (i) a Wal-Mart Trigger Event has occurred and (ii) at least one of Sam's Wholesale, Home Depot or any national or regional tenant which takes occupancy of their space (a “Non-Critical Shadow Anchor”) is no longer in occupancy and open for business in all or a portion of its space and such event triggers any co-tenancy rights set forth in other leases at the Quebec Square at Stapleton Property.

A “Wal-Mart Anchor” means Wal-Mart or any replacement tenant which meets the co-tenancy requirements applicable to Wal-Mart lease or the Wal-Mart space.

A "Wal-Mart Trigger Event" means Wal-Mart Anchor is no longer in occupancy and open for business and such event triggers any co-tenancy rights set forth in other leases at the Quebec Square at Stapleton Property applicable to Wal-Mart until (i) Wal-Mart Anchor has entered a lease, taken occupancy and is open for business and such event satisfies any such co-tenancy requirements or (ii) the expiration of any such abatement or termination rights related to such Wal-Mart Trigger Event.

A “Wal-Mart Trigger Reserve Amount” means an amount equal to one year of total rent and reimbursements which would be paid by any tenants at the Quebec Square at Stapleton Property if no Wal-Mart Trigger Event had occurred as a result of a co-tenancy or similar lease trigger resulting specifically from the Wal-Mart Trigger Event.

■	Lockbox and Cash Management. The Quebec Square at Stapleton Loan is structured with a springing lockbox and cash management. The borrower under the Quebec Square at Stapleton Loan is required to establish a hard lockbox upon the occurrence of a Quebec Square at Stapleton Lockbox Event Period. The borrower delivered tenant direction letters to the lender, and the lender will deliver such notices to the applicable tenants upon the occurrence of a Quebec Square at Stapleton Lockbox Event Period. In addition, after the occurrence of the initial Quebec Square at Stapleton Lockbox Event Period, the borrower is required to deposit (and cause the property manager to deposit) all rents received relating to the Quebec Square at Stapleton Property into the lender-controlled lockbox account within two business days of receipt. On each business day all amounts in the lockbox are required to be remitted (a) if no Quebec Square at Stapleton Lockbox Event Period is continuing, to a borrower controlled operating account and (b) during the continuance of a Quebec Square at Stapleton Lockbox Event Period, to the cash management account.

During the continuance of a Quebec Square at Stapleton Lockbox Event Period, all funds on deposit in the cash management account after payment of debt service, required reserves and operating and capital expenses are required to be (a) if the Quebec Square at Stapleton Lockbox Event Period was caused by a Wal-Mart Trigger Event or a Multiple Shadow Anchor Trigger Event, reserved in the Shadow Anchor Reserve, (b), otherwise, reserved as additional collateral for the Quebec Square at Stapleton Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

130

QUEBEC SQUARE AT STAPLETON

■	Property Management. The Quebec Square at Stapleton Property is managed by CBRE, Inc. Under the related loan documents, the Quebec Square at Stapleton Property is required to be managed during the term of the Quebec Square at Stapleton Loan by either CBRE, Inc. or any other property manager approved by the lender or a third party property manager meeting certain conditions under the related loan documents.

The lender has the right to require the borrower to replace any property manager with a property manager selected by the borrower meeting the requirements set forth in the loan agreement (i) during the continuance of an event of default under the Quebec Square at Stapleton Loan, (ii) if the manager becomes insolvent or a debtor in a bankruptcy or similar proceeding, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) or (iv) upon the commission by the manager of fraud or willful misconduct in its duties.

■	Release of Collateral. The borrower is permitted to obtain the release of the Quebec Square at Stapleton Property (or certain release parcels upon a bona fide sale to a third party) at any time after the second anniversary of the securitization closing date upon the defeasance (or prepayment on or after July 6, 2026) of the Quebec Square at Stapleton Loan (or in the case of a release parcel, the greater of 110% of the related allocated loan amount or 90% of the net sales proceeds for such parcel). A partial release is permitted only if (i) such release results in a debt yield equal to or greater than the greater of (a) 11.63% and (b) the debt yield immediately prior to such release, or (ii) such release parcel (collectively with any other release parcel) represents 15% or less of the gross rents at the Quebec Square at Stapleton Property as of the origination date.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Quebec Square at Stapleton Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12 month extended period of indemnity following restoration. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

131

Hilton portfolio

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	SMC
Location (City/State)	Various	Cut-off Date Principal Balance(4)	$26,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)	$95,909.73
Size (Rooms)	709	Percentage of Initial Pool Balance	3.0%
Total TTM Occupancy as of 6/30/2019	76.4%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 6/30/2019	76.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1998-2015 / 2018-2019	Mortgage Rate	4.3000%
Appraised Value(1)	$110,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	12
Borrower Sponsor(5)	Daniel A. Klingerman
Underwritten Revenues	$23,901,279
Underwritten Expenses	$14,661,204	Escrows
Underwritten Net Operating Income (NOI)	$9,240,075	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,284,023	Taxes	$393,717	$80,974
Cut-off Date LTV Ratio(2)(3)	61.8%	Insurance	$37,612	$7,522
Maturity Date LTV Ratio(2)(3)	51.1%	Replacement Reserves(6)	$0	$79,671
DSCR Based on Underwritten NOI / NCF(2)	2.29x / 2.05x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	13.6% / 12.2%	Other(7)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$68,000,000	100.0%	Loan Payoff	$64,004,660	94.1%
Principal Equity Distribution	2,071,548	3.0
Origination Costs	1,492,463	2.2
Reserves	431,329	0.6

Total Sources	$68,000,000	100.0%	Total Uses	$68,000,000	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the Hilton Portfolio properties of $104,000,000 plus an approximately 5.8% portfolio premium.

(2)	Calculated based on the aggregate outstanding balance of the Hilton Portfolio Whole Loan.

(3)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated on the basis of the “as-is portfolio” appraised value including an approximately 5.8% portfolio premium. Excluding the portfolio premium, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 65.4% and 54.0%, respectively.

(4)	The Cut-off Date Principal Balance of $26,000,000 represents the non-controlling Note A-2, which is part of a larger whole loan evidenced by three pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $68,000,000 (the “Hilton Portfolio Whole Loan”), which also consists of one controlling Note A-1 with an original principal balance of $30,000,000 which was contributed to the CF 2019-CF2 securitization transaction, and one non-controlling Note A-3 with an original principal balance of $12,000,000 which is currently held by Starwood Mortgage Funding II LLC.

(5)	Daniel A. Klingerman is the non-recourse carveout guarantor under the Hilton Portfolio Whole Loan.

(6)	The borrowers are required to deposit into an FF&E reserve, on a monthly basis, (i) 1/12 of 4% of gross income for the prior calendar year for the first 33 months of the Hilton Portfolio Loan term and (ii) 1/12 of 5% of gross income for the prior calendar year thereafter.

(7)	A PIP reserve for potential PIP items is required by the applicable franchisor in connection with the renewal or replacement of the franchise agreement relating to the Hampton Inn Leesburg property (the “Hampton Inn Leesburg PIP”). The borrower is required to deposit funds in the PIP reserve in the amount of $77,800 per month beginning with the payment date in October 2019 and continuing through and including the payment date in June 2022 of the Hilton Portfolio Loan term, subject to a $2,500,000 cap. Funds on deposit in the PIP reserve will be available to pay the costs associated with the Hampton Inn Leesburg PIP. Upon the completion of the Hampton Inn Leesburg PIP and payment in full of the costs related thereto, any funds remaining in this PIP reserve will be transferred to the FF&E reserve. In lieu of making the monthly PIP reserve payments, the borrowers will have the option of posting cash or multiple letters of credit in accordance with the following schedule: (i) $1,000,000 on the day of the closing of the Hilton Portfolio Whole Loan; (ii) $1,000,000 on or before the Hilton Portfolio Whole Loan payment date in September 2020; and (iii) $500,000 on or before the Hilton Portfolio Whole Loan payment date in September 2021. The borrowers posted a $1,000,000 letter of credit at origination of the Hilton Portfolio Whole Loan.

The table below summarizes the promissory notes that comprise the Hilton Portfolio Whole Loan. The relationship between the holders of the Hilton Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Note A-1	$30,000,000	$30,000,000	CF 2019-CF2	Yes
Note A-2	26,000,000	26,000,000	GSMS 2019-GSA1	No
Note A-3	12,000,000	12,000,000	Starwood Mortgage Funding II LLC(1)	No
Total	$68,000,000	$68,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

132

Hilton portfolio

The following table presents certain information relating to the Hilton Portfolio properties:

				TTM 6/30/2019 Metrics				Net Cash Flow
Property Names	# Rooms	TTM NCF %	% of Allocated Loan Amount	Occupancy	ADR	RevPAR	RevPAR Penetration Index(1)	2018	TTM 6/30/2019
Hampton Inn Bartonsville	109	19.5%	19.0%	81.5%	$131.91	$107.48	170.4%	$1,724,676	$1,775,733
Homewood Suites Leesburg	91	17.5	17.1	76.4%	$141.68	$108.19	136.8%	1,621,374	1,587,549
Hampton Inn Leesburg	101	15.0	16.3	75.2%	$125.05	$93.98	157.9%	1,347,389	1,363,419
Hampton Inn Faxon	113	15.4	14.1	77.2%	$108.27	$83.53	128.6%	1,336,981	1,397,372
Homewood Suites Ocala	99	12.6	13.4	83.1%	$107.77	$89.51	119.9%	1,100,698	1,148,858
Hampton Inn Williamsport	110	11.8	10.6	70.4%	$110.26	$77.66	119.6%	745,992	1,069,429
Hampton Inn Bermuda Run	86	8.2	9.6	70.2%	$105.43	$74.05	139.7%	797,875	741,474
Total / Wtd. Avg.	709	100.0%	100.0%	76.4%	$118.68	$90.64	139.0%	$8,674,985	$9,083,834

(1)	Source: Market research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Portfolio properties:

Hilton Portfolio(1)

	2016	2017	2018	TTM 6/30/2019
Occupancy	70.9%	72.1%	74.4%	76.4%
ADR	$113.49	$114.93	$118.71	$118.68
RevPAR	$80.50	$82.84	$88.33	$90.64

(1)	As provided by the borrowers and represents averages for the year ended December 31, unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Portfolio properties:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 6/30/2019	Underwritten	Underwritten $ per Room
Rooms Revenue	$20,831,549	$21,436,902	$22,858,626	$23,455,936	$23,455,936	$33,083
Other Revenue(2)	478,609	465,596	456,380	445,343	445,343	628
Total Revenue	$21,310,158	$21,902,498	$23,315,006	$23,901,279	$23,901,279	$33,711

Room Expense	$5,266,681	$5,274,990	$5,540,530	$5,629,767	$5,629,767	$7,940
Other Expense	142,175	147,464	121,751	108,279	108,279	153
Total Departmental Expense	$5,408,856	$5,422,454	$5,662,281	$5,738,046	$5,738,046	$8,093
Total Undistributed Expense	7,316,744	7,291,402	7,763,800	7,856,122	7,679,466	10,831
Total Fixed Expense	1,124,993	1,172,567	1,213,940	1,223,277	1,243,692	1,754
Total Operating Expenses	$13,850,593	$13,886,423	$14,640,021	$14,817,445	$14,661,204	$20,679

Net Operating Income	$7,459,565	$8,016,075	$8,674,985	$9,083,834	$9,240,075	$13,033
FF&E	0	0	0	0	956,051	1,348
Net Cash Flow	$7,459,565	$8,016,075	$8,674,985	$9,083,834	$8,284,023	$11,684

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes meeting room, sundries, laundry and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

133

Washington Avenue portfolio

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	AREF
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance(4)	$26,000,000
Property Type(1)	Various	Cut-off Date Principal Balance per SF(3)	$311.94
Size (SF)	125,024	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 9/18/2019(2)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/18/2019(2)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	3.4000%
Appraised Value	$60,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(5)	Vinod Kewalramani

Underwritten Revenues	$5,394,081	Escrows
Underwritten Expenses	$1,307,106
Underwritten Net Operating Income (NOI)	$4,086,975	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,968,222	Taxes	$574,346	$57,435
Cut-off Date LTV Ratio(3)	64.3%	Insurance	$31,531	$15,765
Maturity Date LTV Ratio(3)	64.3%	Replacement Reserves	$0	$1,563
DSCR Based on Underwritten NOI / NCF(3)	3.04x / 2.95x	TI/LC	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF(3)	10.5% / 10.2%	Other(6)	$897,646	$0

Sources and Uses(3)
Sources	$	%	Uses	$	%
Whole Loan Amount	$39,000,000	100.0%	Loan Payoff	$23,905,467	61.3%
Principal Equity Distribution	12,481,870	32.0
Reserves	1,503,522	3.9
Closing Costs	1,109,140	2.8
Total Sources	$39,000,000	100.0%	Total Uses	$39,000,000	100.0%

(1)	The Washington Avenue Portfolio properties consist of 69,885 SF of industrial space, 41,562 SF of retail space and 13,577 SF of office space.

(2)	Four tenants (The Sporting Club, 5002 Washington LLC (Heart), Throne, and Sugar Room) comprising 14.4% of NRA are paying unabated rent but are not yet in occupancy. At origination, the borrower deposited $595,458 into the Unoccupied Premises Reserve which funds are allocated to the respective tenants. The lender is required to disburse to the borrower the amount of funds allocated to the respective tenant if, among other things, the respective tenant (i) accepts and is occupying all of its leased space, (ii) is paying full unabated rent and (iii) is operating its business, and the borrower has delivered a temporary or permanent certificate of occupancy as to such operations.

(3)	Calculated based on the aggregate outstanding principal balance of the Washington Avenue Portfolio Whole Loan.

(4)	The Cut-off Date Principal Balance of $26,000,000 represents the controlling note A-1 of a $39,000,000 whole loan evidenced by two pari passu notes (the “Washington Avenue Portfolio Whole Loan”).

(5)	Vinod Kewalramani is the non-recourse carveout guarantor under the Washington Avenue Portfolio Whole Loan.

(6)	Other reserve is comprised of the Unoccupied Premises Reserve ($595,458), the Pub Heights Case Reserve ($250,000) and the Required Repairs Reserve ($52,188).

The table below summarizes the notes that comprise the Washington Avenue Portfolio Whole Loan. The relationship between the holders of the Washington Avenue Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$26,000,000	$26,000,000	GSMS 2019-GSA1	Yes
Note A-2	13,000,000	13,000,000	SPREF WF III LLC (1)	No
Total	$39,000,000	$39,000,000

(1)	Held by SPREF WH III LLC and anticipated to be contributed to one or more future securitization trusts

■	The Mortgaged Properties. The Washington Avenue Portfolio is a 125,024 SF mixed use and industrial portfolio located in Houston, Texas.

Washington Avenue Properties

The Washington Avenue Properties consist of 41,562 SF of retail space and 13,577 SF of office space across 12 buildings.  The Washington Avenue Properties are located at various addresses along Washington Avenue, a major commercial corridor in Houston with a number of restaurants, entertainment venues, and bars/nightclubs.  The retail space is leased primarily to restaurants/bars on triple-net leases. Of the retail tenants that report sales, five have reported weighted average sales of $1,000 per SF (as of trailing 12 month as of July 31, 2019).  Urban Living, a full-service real estate company and a borrower sponsor affiliate, leases 9.2% of the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

134

Washington Avenue portfolio

NRA and contributes to 9.6% of the underwritten base rent.  The borrower sponsor guarantees the Urban Living lease until lease expiration in September 2035.

In addition, the collateral includes multiple surface parking lots that provide parking for the customers of the restaurant/bar tenants as well as overflow parking for nearby venues.  The borrower sponsor retains exclusive right to provide parking for customers at cost.  Parking income represents 15.0% of the underwritten effective gross revenue for the Washington Avenue Portfolio.  The Washington Avenue Properties are 100.0% leased as of September 18, 2019.

319 Saint Emanuel

The 319 Saint Emanuel property is a 56,250 SF industrial facility that was constructed in 1951 and was fully renovated by the borrower sponsor in 2016 at a cost of $2.7 million. The 319 Saint Emanuel property is situated on a full city block (1.45-acre site) near the Houston central business district. The clear height of the improvements is 20 feet and approximately 30.0% of the net rentable area is office space. As of October 1, 2019, the 319 Saint Emanuel property was 100.0% occupied by a borrower sponsor affiliate and utilized as private office space and a display/storage facility for a Porsche automobile collection. The 319 Saint Emanuel property is 100% climate controlled with white tile flooring, open-grid ceilings, adequate electrical capacity and a back-up generator. The borrower sponsor guarantees the lease for the full 15 year lease term.

16210 Clay

The 16210 Clay property is a 13,635 SF industrial facility that was constructed in 1982, expanded in 1992 and is situated on a 0.69-acre site. The clear height of the improvements is 14 feet and the office finish approximates 23.0% of the space at the 16210 Clay property. The 16210 Clay property features one brick building with security access gates, fencing and a concrete-paved parking lot. As of October 1, 2019, the property is 100.0% occupied by Fix My Car, an auto body repair, paint and upholstery shop.

The following table presents certain information relating to the Washington Avenue Portfolio properties:

Property Name	General Property Type	Detailed Property Type	Total GLA	Year Built / Year Renovated	Allocated Cut-off Date Loan Amount(1)	As-Is Appraised Value	Land Value	UW NCF
Washington Avenue Properties	Mixed Use	Retail/Office/Parking	55,139	Various / Various	$21,609,555	$50,450,000	$23,685,000	$3,138,860
319 Saint Emanuel	Industrial	Warehouse/Distribution	56,250	1951 / 2016	4,112,026	9,600,000	5,000,000	789,012
16210 Clay	Industrial	Flex	13,635	1982 / 1992	278,418	650,000	175,000	40,349
Total			125,024		$26,000,000	$60,700,000	$28,860,000	$3,968,222

(1)	The Allocated Cut-off Date Loan Amount was allocated based on appraised values of the Washington Avenue Portfolio properties. The Washington Avenue Portfolio Whole Loan is not subject to release provisions.

The following table presents certain information relating to the major tenants at the Washington Avenue Portfolio properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name - Property	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
The White Collection	NR / NR / NR	56,250	45.0%	$843,744	23.5%	$15.00	10/31/2035	NA
5002 Washington LLC (Heart)	NR / NR / NR	5,250	4.2	360,000	10.0	68.57	5/31/2024	NA
Urban Living	NR / NR / NR	11,505	9.2	345,144	9.6	30.00	9/30/2035	NA
Clutch	NR / NR / NR	3,988	3.2	341,895	9.5	85.73	12/31/2025	1, 5-year option
Throne	NR / NR / NR	3,968	3.2	330,000	9.2	83.17	1/31/2027	1, 5-year option
The Sporting Club	NR / NR / NR	6,015	4.8	300,000	8.4	49.88	1/31/2028	1, 5-year option
Sugar Room	NR / NR / NR	2,825	2.3	218,348	6.1	77.29	11/30/2027	1, 5-year option
Handlebar	NR / NR / NR	4,000	3.2	180,000	5.0	45.00	1/31/2031	NA
Concrete Cowboy	NR / NR / NR	3,522	2.8	162,000	4.5	46.00	3/31/2024	NA
Kung Fu	NR / NR / NR	4,045	3.2	150,000	4.2	37.08	10/1/2020	1, 5-year option
Ten Largest Tenants		101,368	81.1%	$3,231,130	90.0%	$31.88
Remaining Tenants		23,656	18.9	361,200	10.0	15.27
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		125,024	100.0%	$3,592,330	100.0%	$28.73

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

135

Washington Avenue portfolio

The following table presents certain information relating to the lease rollover schedule for the Washington Avenue Portfolio properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	4,045	3.2	3.2%	150,000	4.2	37.08	1
2021	0	0.0	3.2%	0	0.0	0.00	0
2022	7,472	6.0	9.2%	196,200	5.5	26.26	4
2023	16,184	12.9	22.2%	165,000	4.6	10.20	2
2024	8,772	7.0	29.2%	522,000	14.5	59.51	2
2025	3,988	3.2	32.4%	341,895	9.5	85.73	1
2026	0	0.0	32.4%	0	0.0	0.00	0
2027	6,793	5.4	37.8%	548,348	15.3	80.72	2
2028	6,015	4.8	42.6%	300,000	8.4	49.88	1
2029	0	0.0	42.6%	0	0.0	0.00	0
2030 & Thereafter	71,755	57.4	100.0%	1,368,888	38.1	19.08	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	125,024	100.0%		$3,592,330	100.0%	$28.73	16

(1)	Based on the underwritten rent roll dated September 18, 2019.

(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps through December 1, 2019.

The following table presents certain information relating to historical occupancy for the Washington Avenue Portfolio properties:

Historical Leased %(1)

2017	2018	As of 9/18/2019
97.7%	100.0%	100.0%

(1)	Based on the underwritten rent roll dated September 18, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

136

Washington Avenue portfolio

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Washington Avenue Portfolio properties:

Cash Flow Analysis(1)

	2016(2)	2017(2)	2018(2)	TTM 7/31/2019(2)(3)	Underwritten(3)(4)	Underwritten $ per SF
Base Rental Revenue	$1,556,043	$1,625,739	$2,029,522	$2,172,527	$3,561,330	$28.49
Contractual Rent Steps	0	0	0	0	31,000	0.25
Reimbursement Revenue	531,980	517,569	617,296	638,399	1,222,083	9.77
Gross Revenue	$2,088,023	$2,143,308	$2,646,818	$2,810,926	$4,814,414	$38.51
Other Revenue(5)	507,099	668,390	829,395	796,228	820,388	6.56
Vacancy Loss	0	0	0	0	(240,721)	(1.93)
Effective Gross Revenue	$2,595,122	$2,811,698	$3,476,213	$3,607,154	$5,394,081	$43.14

Total Operating Expenses	581,137	671,475	1,063,092	1,073,260	1,307,106	10.45

Net Operating Income	$2,013,985	$2,140,222	$2,413,122	$2,533,895	$4,086,975	$32.69
TI/LC	0	0	0	0	100,000	0.80
Replacement Reserves	0	0	0	0	18,754	0.15
Net Cash Flow	$2,013,985	$2,140,222	$2,413,122	$2,533,895	$3,968,222	$31.74

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The borrower sponsor executed new leases for borrower sponsor affiliated tenants at the Washington Avenue Properties comprising 11,505 SF (“Urban Living”) and at the 319 Saint Emanuel property (“The White Collection”) comprising 56,250 SF with lease commencement dates of October and November 2019, respectively (together, the “Borrower Affiliate Tenants”). Given no leases were in place prior to the lease commencement dates set forth above, historical cash flows did not include income or expenses associated with the Borrower Affiliate Tenants. Specifically, year 2016 and 2017 cash flows excluded any income or expenses related to the Borrower Affiliate Tenants. Year 2018 and TTM 7/31/2019 excluded any income or expenses related to Urban Living but included $62,930 and $57,585 of parking income, respectively, and $286,879 and $273,866 of expenses, respectively for the 319 Saint Emanuel property.

(3)	The difference in net operating income between TTM 7/31/2019 and underwritten is primarily due to rent steps, increase in base rent and reimbursement revenue from two new leases executed in the second half of 2019, two of which are the Borrower Affiliated Tenants.

(4)	Underwritten cash flows based on contractual rents as of September 18, 2019 with contractual rent steps through December 31, 2019 with the exception of two tenants, Urban Living and The White Collection where underwritten cash flows were based on contractual rents as of October 1, 2019 and November 1, 2019, respectively.

(5)	Other Revenue consist primarily of parking income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

137

CELEBRATION SUITES

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		AREF
Location (City/Country)	Kissimmee, Florida		Cut-off Date Principal Balance		$25,500,000
Property Type	Hospitality		Cut-off Date Principal Balance per Room		$46,363.64
Size (Rooms)	550		Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 6/30/2019	98.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2019	98.5%		Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2018-2019		Mortgage Rate		4.1500%
Appraised Value	$52,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120
			Borrower Sponsors(1)	Zaffar Tabani, Aliya Tabani, Mushtak Kathri and Zeshan Tabani
Underwritten Revenues	$12,758,808
Underwritten Expenses	$7,206,195		Escrows
Underwritten Net Operating Income (NOI)	$5,552,613			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,914,672		Taxes	$292,182	$24,348
Cut-off Date LTV Ratio	49.0%		Insurance	$28,235	$9,412
Maturity Date LTV Ratio	49.0%		Replacement Reserves(2)	$478,455	$0(2)
DSCR Based on Underwritten NOI / NCF	5.18x / 4.58x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	21.8% / 19.3%		Other	$11,875	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,500,000	100.0%	Loan Payoff	$21,829,259	85.6%
			Principal Equity Distribution	2,384,871	9.4
			Reserves	810,747	3.2
			Closing Costs	475,123	1.9

Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

(1)	Tabani T Investments, LLC is the non-recourse carveout guarantor under the Celebration Suites loan.

(2)	Within 45 days after the end of the fiscal quarter ending in December 2020 and for each fiscal quarter thereafter, the borrower is required to satisfy the following: (i) deliver satisfactory evidence to the lender that no less than 5.0% of quarterly gross revenue (“Quarterly FF&E Amount”) has been paid on average by the borrower during each fiscal quarter since the origination of the loan (commencing with the fiscal quarter ending in December 2020) and applied to approved capital/FF&E expenses at the Celebration Suites property and (ii) to the extent the borrower has not satisfied item (i), the borrower is required to deposit with the lender, to be held in the capital/FF&E reserve subaccount, an amount equal to the difference between the cumulative sum of the Quarterly FF&E Amount for each fiscal quarter that has elapsed since the origination of the Celebration Suites loan (commencing with the fiscal quarter ending in December 2020) minus the actual amount of approved capital/FF&E expenses which have been incurred by the borrower during such period. To the extent the borrower fails to satisfy item (i) or (ii) within the time period specified in the loan documents, the borrower is required thereafter to pay to the lender, on each payment date, an amount equal to one-twelfth of 5.0% of the annual gross revenue (based on the prior year).

The following table presents certain information relating to the 2018 demand analysis with respect to the Celebration Suites property based on market segmentation, as provided in the appraisal for the Celebration Suites property:

2018 Accommodated Room Night Demand(1)

Property	Transient	Meeting and Group
Celebration Suites	95%	5%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Celebration Suites property and various market segments, as provided in the appraisal for the Celebration Suites property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
Estimated 2018	123.0%	81.0%	100.0%
Estimated 2017	120.0%	80.0%	96.0%

(1)	Source: Appraisal

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

138

CELEBRATION SUITES

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Celebration Suites property:

Celebration Suites(1)

	2016	2017	2018	TTM 6/30/2019
Occupancy	92.6%	98.3%	98.8%	98.5%
ADR	$49.92	$54.05	$56.38	$57.36
RevPAR	$46.24	$53.13	$55.73	$56.47

(1)	As provided by the borrower.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Celebration Suites property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 6/30/2019	Underwritten	Underwritten $ per Room
Rooms Revenue	$9,308,915	$10,666,819	$11,187,080	$11,337,263	$11,336,537	$20,612
Rent & Other Department Revenue(2)	1,299,934	1,619,431	1,469,374	1,362,204	1,362,204	2,477
Other Revenue(3)	60,954	49,435	58,935	60,067	60,067	109
Total Revenue	$10,669,803	$12,335,685	$12,715,389	$12,759,534	$12,758,808	$23,198

Room Expense	$4,674,833	$4,926,513	$4,582,097	$4,624,839	$4,624,543	$8,408
Management Fee	420,819	493,427	508,616	510,514	382,764	696
Other Expenses(4)	1,797,514	1,749,757	1,705,888	1,797,704	1,797,602	3,268
Total Departmental Expense	$6,893,166	$7,169,697	$6,796,601	$6,933,057	$6,804,909	$12,373
Property Taxes	331,356	278,338	285,662	283,023	288,345	524
Insurance	54,488	59,142	61,713	71,285	112,941	205
Total Fixed Expense	385,844	337,479	347,375	354,308	401,286	730
Total Operating Expenses	$7,279,010	$7,507,176	$7,143,976	$7,287,365	$7,206,195	$13,102

Net Operating Income	$3,390,793	$4,828,509	$5,571,413	$5,472,169	$5,552,613	$10,096
FF&E	0	0	0	0	637,940	1,160
Net Cash Flow	$3,390,793	$4,828,509	$5,571,413	$5,472,169	$4,914,672	$8,936

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Rent & Other Department Revenue consists of laundry income.

(3)	Other Revenue consists of resort fees (38%), Wyndham Concierge lease & income (37%), early check-in / late check-out / room upgrade fees (7%), and a café lease (5%). Remaining income consists of breakfast fees, gift shop income, miscellaneous income, and package fees, among others.

(4)	Other Expenses consists of general and administrative costs and utilities, advertising and marketing, information and technology, and property operations costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

139

GRAND CANAL SHOPPES

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller(3)	GSMC
Location (City/State)	Las Vegas, Nevada		Cut-off Date Principal Balance(4)	$25,000,000
Property Type	Retail		Cut-off Date Principal Balance per SF(2)	$1,000.14
Size (SF)(1)	759,891		Percentage of Initial Pool Balance	2.9%
Total Occupancy as of 5/31/2019	94.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 5/31/2019	94.0%		Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	1999 / 2007		Mortgage Rate(5)	3.7408%
Appraised Value	$1,640,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120
			Borrower Sponsors	Brookfield Properties REIT Inc. and Nuveen Real Estate

Underwritten Revenues	$104,029,334
Underwritten Expenses	$31,007,624		Escrows
Underwritten Net Operating Income (NOI)	$73,021,709			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$70,997,903		Taxes	$0	$0
Cut-off Date LTV Ratio(2)	46.3%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	46.3%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.53x / 2.46x		TI/LC	$12,309,694	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 9.3%		Other(6)	$1,218,246	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Combination Amount	$760,000,000	77.9%	Loan Payoff	$627,284,452	64.3%
Subordinate Loan Amount	215,000,000	22.1	Principal Equity Distribution	333,044,567	34.2
			Reserves	13,527,940	1.4
			Closing Costs	1,143,041	0.1

Total Sources	$975,000,000	100.0%	Total Uses	$975,000,000	100.0%

(1)	Size (SF) excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the borrowers have the right to obtain a free release with respect to such space. As such, no value or rental income has been attributed to this space.

(2)	Calculated based on the aggregate outstanding principal balance of the Grand Canal Shoppes Senior Loans.

(3)	The Grand Canal Shoppes Whole Loan was co-originated by MSBNA, WFB, JPMCB and GS Bank.

(4)	The Cut-off Date Principal Balance of $25,000,000] represents the non-controlling Note A-4-4, which is part of a larger whole loan evidenced by 24 pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $760,000,000 (collectively, the “Grand Canal Shoppes Senior Loans”) and one subordinate note with an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000 (the “Grand Canal Shoppes Subordinate Loan” and, together with the Grand Canal Shoppes Senior Loans, the “Grand Canal Shoppes Whole Loan”).

(5)	Reflects the Grand Canal Shoppes Senior Loans only. The Grand Canal Shoppes Subordinate Loan accrues interest at the rate of 6.2500% per annum.

(6)	Other escrows represent the $1,218,246 reserved for gap rent associated with five tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

140

GRAND CANAL SHOPPES

The Grand Canal Shoppes Whole Loan capital structure is shown below:

Grand Canal Shoppes Total Debt Capital Structure

(1)	The initial weighted average interest rate of the notes comprising the Grand Canal Shoppes Whole Loan is 4.29411076923077%. The interest rate on the Grand Canal Shoppes Whole Loan as of any date of determination will be the weighted average interest rate of the notes comprising the Grand Canal Shoppes Whole Loan.

(2)	Based on the “as-is” appraised value of $1,640,000,000 as of April 3, 2019.

(3)	Based on the UW NOI of $73,021,709 and the UW NCF of $70,997,903.

(4)	Based on the “as-is” appraised value of $1,640,000,000, the Implied Borrower Sponsor Equity is $665,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

141

GRAND CANAL SHOPPES

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Grand Canal Shoppes Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Venetian Casino Resort(3)	NR / NR / BBB-	81,105	10.7%	$4,598,023	6.9%	$56.69	5/31/2029	1, 8-year option
Emporio D'Gondola(4)	NR / NR / NR	922	0.1	4,051,692	6.0	4,394.46	5/31/2029	10, 5-year options
Regis Galerie(5)	NR / NR / NR	28,099	3.7	2,367,955	3.5	84.27	5/31/2025	1, 5-year option
Sephora	NR / A1 / A+	10,074	1.3	2,299,995	3.4	228.31	7/31/2021	NA
Welcome to Las Vegas(6)	NR / NR / NR	14,234	1.9	2,000,502	3.0	140.54	12/31/2020	NA
TAO(7)	NR / NR / NR	49,441	6.5	1,576,386	2.4	31.88	1/31/2025	1, 5-year option
Grand Lux Cafe	NR / NR / NR	19,100	2.5	1,463,633	2.2	76.63	12/31/2029	NA
CUT By Wolfgang Puck	NR / NR / NR	12,247	1.6	1,261,441	1.9	103.00	5/31/2028	1, 5-year option
Mercato Della Pescheria	NR / NR / NR	16,479	2.2	1,131,448	1.7	68.66	11/30/2025	2, 5-year options
Bellusso Jewelry	NR / NR / NR	2,999	0.4	1,068,964	1.6	356.44	11/30/2022	1, 5-year option
Largest Tenants		234,700	30.9%	$21,820,039	32.6%	$92.97
Remaining Owned Tenants		479,928	63.2	45,214,842	67.4	94.21
Vacant Spaces (Owned Space)		45,263	6.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		759,891	100.0%	$67,034,881	100.0%	$93.80

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(3)	Venetian Casino Resort has (i) 34,088 SF expiring on July 31, 2025, (ii) 38,920 SF expiring on May 31, 2029, (iii) 8,096 SF expiring on September 30, 2033 and (iv) 1 SF expiring on December 31, 2019 that collectively generates $60,991 in underwritten base rent.

(4)	Emporio D’Gondola operates as the gondola attraction at the Grand Canal Shoppes Property.

(5)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 and 15,039 SF expiring on May 31, 2025.

(6)	Welcome to Las Vegas has an additional lease that is expected to commence in February 1, 2020. Gap rent was reserved by the lender at origination. 10,239 SF is expiring on December 31, 2020 and the remaining 3,995 SF is expiring on January 31, 2030.

(7)	TAO has 39,553 SF expiring on January 31, 2025, 8,800 SF expiring on May 31, 2029 and 1,088 SF expiring on January 31, 2020.

The following table presents certain information relating to the lease rollover schedule at the Grand Canal Shoppes Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring leases
MTM	2,080	0.3%	0.3%	$0	0.0%	$0.00	3
2019	39,567	5.2	5.5%	2,436,560	3.6	61.58	17
2020	80,052	10.5	16.0%	4,475,224	6.7	55.90	29
2021	28,634	3.8	19.8%	5,748,002	8.6	200.74	16
2022	35,084	4.6	24.4%	4,683,674	7.0	133.50	13
2023	41,038	5.4	29.8%	5,490,655	8.2	133.79	20
2024	60,412	8.0	37.8%	6,381,261	9.5	105.63	24
2025	146,378	19.3	57.0%	10,519,793	15.7	71.87	20
2026	29,721	3.9	60.9%	2,751,933	4.1	92.59	9
2027	6,142	0.8	61.7%	859,431	1.3	139.93	3
2028	48,011	6.3	68.1%	4,940,574	7.4	102.91	9
2029	185,418	24.4	92.5%	18,048,649	26.9	97.34	27
2030 & Thereafter	12,091	1.6	94.0%	699,125	1.0	57.82	2
Vacant	45,263	6.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	759,891	100.0%		$67,034,881	100.0%	$93.80	192

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

142

GRAND CANAL SHOPPES

The following table presents certain information relating to historical occupancy at the Grand Canal Shoppes Property:

Historical Leased %(1)

	2014	2015	2016	2017	2018	As of 5/31/2019
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Total / Wtd. Avg.	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Canal Shoppes Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 3/31/2019	Underwritten(2)	Underwritten $ per SF
Base Rent(2)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22
Total Recoveries	31,633,869	27,875,777	25,766,223	25,166,107	26,539,087	34.92
Other Income(3)	12,765,993	12,203,223	10,872,872	10,365,738	10,455,366	13.76
Less Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90

Real Estate Taxes	$1,952,631	$1,995,183	$2,076,447	$2,102,023	$2,102,023	$2.77
Insurance	268,881	248,826	253,530	260,040	260,040	0.34
Other Operating Expenses(4)	31,074,924	30,916,371	29,454,203	28,645,562	28,645,562	37.70
Total Expenses	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	$40.81
Net Operating Income(2)	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09
Capital Expenditures	0	0	0	0	0	0.00
TI/LC	0	0	0	0	2,023,806	2.66
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43

Occupancy(5)	93.9%	93.0%	93.3%	93.9%	94.0%
NOI Debt Yield(6)	10.4%	9.8%	9.4%	9.4%	9.6%
NCF DSCR(6)	2.75x	2.58x	2.47x	2.48x	2.46x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020 and excludes any rent associated with the Barneys New York space. The increase from TTM 3/31/2019 to Underwritten Base Rent and Net Operating Income is due to recent leasing activity.

(3)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(4)	Other Operating Expenses includes the Walgreens ground/air rights lease rent of which $113,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.

(5)	2016, 2017 and 2018 occupancy reflects average occupancy for the indicated year ended December 31. Underwritten Occupancy is based on the underwritten rent roll dated May 31, 2019.

(6)	NOI Debt Yield and NCF DSCR are based on the Grand Canal Shoppes Senior Loans and exclude the Grand Canal Shoppes Subordinate Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

143

EAST VILLAGE MULTIFAMILY PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	8	Loan Seller	AREF
Location (City/State)	New York, New York	Cut-off Date Principal Balance(3)	$25,000,000
Property Type	Various(1)	Cut-off Date Principal Balance per Unit(2)	$593,750.00
Size (Units)	144	Percentage of Initial Pool Balance	2.9%
Total Occupancy as of 8/13/2019	99.3%	Number of Related Mortgage Loans	2
Owned Occupancy as of 8/13/2019	99.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	3.3400%
Appraised Value	$139,800,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(4)	Seryl Kushner
Underwritten Revenues	$8,385,579
Underwritten Expenses	$2,366,088	Escrows
Underwritten Net Operating Income (NOI)	$6,019,492
Underwritten Net Cash Flow (NCF)	$5,983,492	Upfront	Monthly
Cut-off Date LTV Ratio(2)	61.2%	Taxes	$580,862	$129,081
Maturity Date LTV Ratio(2)	61.2%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.08x / 2.07x	Replacement Reserves	$0	$3,000
Debt Yield Based on Underwritten NOI / NCF(2)	7.0% / 7.0%	TI/LC	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$85,500,000	100.0%	Loan Payoff	$79,096,419	92.5%
Principal Equity Distribution	4,066,627	4.8
Closing Costs	1,756,093	2.1
Reserves	580,862	0.7

Total Sources	$85,500,000	100.0%	Total Uses	$85,500,000	100.0%

(1)	The East Village Multifamily Portfolio Properties consist of seven mixed use and one multifamily property.

(2)	Calculated based on the aggregate outstanding principal balance of the East Village Multifamily Portfolio Whole Loan.

(3)	The Cut-off Date Principal Balance of $25,000,000 represents the non-controlling notes A-4, A-5 and A-6 of an $85,500,000 whole loan (the “East Village Multifamily Portfolio Whole Loan”). The controlling note A-1 and non-controlling notes A-2 and A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $60,500,000 and are currently held by AREF and are expected to be contributed to one or more future securitization transactions.

(4)	Seryl Kushner is the non-recourse carveout guarantor under the East Village Multifamily Portfolio Whole Loan.

The following table presents certain information relating to the major retail tenants at the East Village Multifamily Portfolio properties:

Five Largest Retail Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
7-Eleven, Inc.	NR / NR / AA-	2,875	16.0%	$369,307	16.4%	$128.45	10/31/2025	1, 3-year option
Stand-Up MRI of Manhattan	NR / NR / NR	2,105	11.7	236,039	10.5	112.13	7/18/2021	2, 3-year options
Mamafinas	NR / NR / NR	1,800	10.0	216,424	9.6	120.24	10/31/2027	1, 5-year option
Peace & Love Hospitality LLC	NR / NR / NR	1,456	8.1	177,397	7.9	121.84	4/30/2024	1, 5-year option
Sage The Cat	NR / NR / NR	1,416	7.9	116,348	5.2	82.17	9/30/2026	NAP
Largest Tenants		9,652	53.8%	$1,115,515	49.5%	$115.57
Other Tenants		8,278	46.2	1,137,700	50.5	137.44
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		17,930	100.0%	$2,253,215	100.0%	$125.67

(1)	Information obtained from underwritten rent roll dated August 13, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

144

EAST VILLAGE MULTIFAMILY PORTFOLIO

The following table presents certain information relating to historical occupancy at the East Village Multifamily Portfolio properties:

Historical Leased %(1)

2016	2017	2018	As of 8/13/2019
96.1%	91.1%	93.9%	99.3%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the East Village Multifamily Portfolio Properties:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 7/31/2019	Underwritten(3)	Underwritten $ per Unit
Residential Gross Potential Rent	$5,661,925	$5,786,196	$5,765,550	$5,782,408	$5,891,013	$40,909.81
Commercial Rent(2)	2,009,452	2,053,163	2,099,071	2,115,999	2,253,215 (2)	15,647.32
Total Reimbursement Revenue	137,753	232,685	310,940	354,121	544,318	3,779.99
Less Vacancy & Credit Loss	(332,027)	(282,502)	(251,225)	(181,701)	(434,427)	(3,016.86)
Gross Revenue	$7,477,103	$7,789,541	$7,924,335	$8,070,827	$8,254,119	$57,320.27
Other Revenue(3)	164,875	110,995	136,889	131,461	131,461	912.92
Effective Gross Income	$7,641,977	$7,900,536	$8,061,224	$8,202,287	$8,385,579	$58,233.19
Total Operating Expenses	$1,504,435	$1,797,370	$2,015,383	$2,156,636	$2,366,088	$16,431.16

Net Operating Income	$6,137,543	$6,103,166	$6,045,841	$6,045,651	$6,019,492	$41,802.02
TI/LC	0	0	0	0	0	0.00
Replacement Reserves	0	0	0	0	36,000	250.00
Net Cash Flow	$6,137,543	$6,103,166	$6,045,841	$6,045,651	$5,983,492	$41,552.02

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Commercial Rent is based on contractual rents as of August 13, 2019 and contractual rent steps through July 18, 2020.

(3)	Other Revenue consists of antenna income, residential utility reimbursement, various fees, and other miscellaneous income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

145

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

146

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

—	Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified European Union Directives and Regulations (“Institutional Investors”) including: institutions for occupational retirement; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the European Union; investment firms (as defined in Regulation (EU) No 575/2013 (the “CRR”)); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”). These requirements restrict such investors from investing in securitizations unless such investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness. Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to these requirements.

—	Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the EU Risk Retention and Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in accordance with any EU Risk Retention and Due Diligence Requirements, provide information allowing a prospective investor to comply with its due diligence obligations under the EU Risk Retention and Due Diligence Requirements, or take any other action which may be required by a prospective investor for the purposes of its compliance with the EU Risk Retention and Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for investors that are now or may in the future be subject to any EU Risk Retention and Due Diligence Requirements. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

—	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations were issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—	Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

—	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor or the retaining party will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining party to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” "as stabilized" or other values prospective investors should consider that those assumptions may not be accurate and that the "as stabilized" or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class F-RR, Class G-RR and Class H-RR certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, of Goldman Sachs Bank USA, one of the originators, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans, except to the extent that AREF (or its “majority-owned affiliate” as defined in the Credit Risk Retention Rules) is expected to hold the certificates comprising the VRR Interest and the HRR Certificates as described in “Credit Risk Retention” in the Preliminary Prospectus. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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